UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Gilead Sciences, Inc.

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2019 Notice of Annual Meeting of Stockholders and Proxy Statement

About Gilead

Advancing Therapeutics, Improving Lives

Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. With each new discovery and investigational drug candidate, we strive to transform and simplify care for people with life-threatening illnesses around the world. Gilead’s primary areas of focus include HIV/AIDS, liver diseases, hematology/oncology and inflammation/respiratory diseases. We seek to add to our existing portfolio of products through our internal discovery and clinical development programs, product acquisition, in-licensing and strategic collaborations.

Growing Worldwide Reach

Gilead, headquartered in Foster City, California, was incorporated in Delaware in 1987. We have operations in more than 35 countries worldwide, with more than 11,000 employees.

Message from our Lead Independent Director

March 25, 2019

Dear Stockholders,

As an innovative company working to discover, develop and commercialize novel therapeutics in areas of unmet medical need, we are committed to delivering products that change the lives of millions of patients around the world. We believe in our approach to innovation: relentlessly pursuing the best breakthroughs in science—whether they are found within our own labs or through our partnerships.

Advancing Our Business
Looking back, 2018 was a year of strong and consistent operational and financial execution, despite significant leadership transitions. A few areas to highlight:

■	Successful Product Launches:
–For 2018, our HIV business grew by 12% compared to 2017, largely driven by the successful launch of Biktarvy®, a single-tablet regimen for the treatment of HIV-1 infection in certain patients.

–We also made measurable progress in cell therapy and received approval in Europe for Yescarta® as a treatment for adult patients with relapsed or refractory diffuse large B-cell lymphoma and primary mediastinal large B-cell lymphoma, after two or more lines of systemic therapy.

■	R&D Investments:
–We invested $5 billion in R&D for the year and continued to advance our pipeline with 41 Phase 3 clinical trials at year-end.

–In addition, our financial strength allows us to advance and expand our R&D pipeline through external partnerships and acquisitions to address areas of unmet medical need and drive long-term stockholder value.

Welcoming Daniel O’Day as Chairman and Chief Executive Officer
After a comprehensive search process led by the Board, March 1, 2019 marked Dan’s first day as our Chairman and Chief Executive Officer. Dan’s record of success in highly scientific and competitive therapeutic areas, his deep understanding of the evolving, global healthcare environment and his unwavering commitment to driving innovation will serve Gilead and our stockholders well as we continue the work to deliver on our ambitious goals.

Engaging with Stockholders
Our Board of Directors continued its accountability to you through active engagement and oversight of our company’s leadership, strategy, business objectives and potential risks. Consistent with prior years, in 2018, along with the executive team, I had the pleasure of meeting with some of our largest stockholders to gain critical insights about a number of governance topics. We highly value stockholder feedback, and I was pleased to share the feedback with Gilead’s executive leadership and our Board of Directors.

Aligning Pay and Performance
Our compensation programs create appropriate incentives for our executive officers. These incentives focus on long-term success and align our executive officers’ interests with those of our stockholders. In 2018, our annual incentive plan paid out above target as a result of the strong progress in our product pipeline and execution against rigorous business goals. At the same time, the realized value of our executives’ outstanding equity awards earned over the last several years is well below the grant date value, reflecting our stock price volatility, resulting from the unique dynamics of the curative hepatitis C virus therapies. In our Compensation Discussion and Analysis, we discuss the direct alignment of pay with stockholder returns and the impact of leadership transitions on how we paid our executives in 2018.

Your Continued Confidence and Support
On behalf of our entire Board of Directors and more than 11,000 employees, we thank you for your investment in Gilead. We ask for your voting support on the matters described in this Proxy Statement so we can continue our important work to improve the lives of patients impacted by the diseases our products treat or cure.

We encourage you to read more about our 2018 performance in the Year in Review, which will be available for download at www.gilead.com beginning May 2, 2019.

Sincerely,

JOHN F. COGAN, Ph. D.
Lead Independent Director

John F. Cogan, Ph.D.
Lead Independent Director

We believe in our approach to innovation: relentlessly pursuing the best breakthroughs in science—whether they are found within our own labs or through our partnerships.

2019 Proxy Statement	1

Notice of Annual Meeting of Stockholders

When Wednesday, May 8, 2019 10:00 a.m. Pacific Daylight Time	Where Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030	Record Date Friday, March 15, 2019

Voting

Holders of Gilead common stock at the close of business on the Record Date are entitled to vote. Whether or not you expect to attend the Annual Meeting, please grant a proxy to vote by one of the following procedures as promptly as possible in order to ensure your representation at the Annual Meeting. For more specific voting instructions, please refer to “Questions and Answers” in this Proxy Statement.

By Telephone* +1-800-690-6903 (for stockholders of record)

By Internet* www.proxyvote.com

By Mail Complete, date, sign and return the proxy card mailed to you (if you request one) or voting instruction card (if sent by your nominee)

In Person Holders of our common stock at the close of business on the Record Date and holders of a valid legal proxy for the Annual Meeting are entitled to attend and vote at the meeting in person

*

You will need to provide the control number that appears on your Notice of Internet Availability of Proxy Materials. Voting by telephone and internet closes on May 7, 2019 at 11:59 p.m., Eastern Daylight Time.

Items of Business

Board
Recommendation

Proposal 1
To elect nine directors to serve for the next year and until their successors are elected and qualified.	FOR each Director nominee

Proposal 2

To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2019.

FOR

Proposal 3
To approve an amendment to Gilead’s Restated Certificate of Incorporation to allow stockholders to act by written consent.	FOR

Proposal 4
To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.	FOR

Proposal 5
To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director.	AGAINST

Proposal 6

To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board issue a report describing how Gilead plans to allocate tax savings as a result of the Tax Cuts and Jobs Act.

AGAINST

Proposal 7
To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Brett A. Pletcher
Corporate Secretary
Foster City, California
March 25, 2019

2

2019 Proxy Statement	3

Overview

The Annual Meeting and this Proxy Statement provide an important opportunity for us to communicate with you about the achievements of the past year and our stewardship of Gilead. Your vote is important to us. As you consider your vote, we ask that you carefully review the information in this Proxy Statement. Below is an overview of our business and a summary of key aspects of our performance and corporate governance to assist in your review of the more detailed information contained elsewhere in this Proxy Statement.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” — that is, statements related to future events that by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties that may cause our actual future results to differ are set forth in the “Risk Factors” section of, and elsewhere in, our 2018 Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Gilead undertakes no obligation to update any such statements.

2018 Performance Highlights

2018 Was Marked by Exceptional Operational and Financial Performance Despite Significant Leadership Transitions

Senior Leadership Transitions

Following 28 years of service, John F. Milligan, Ph.D. stepped down from his role as President and Chief Executive Officer at the end of 2018. John C. Martin, Ph.D. also stepped down from his role as Chairman of our Board of Directors (our “Board”) after more than 28 years of service at Gilead, having determined that this would be a natural transition point from his successive roles as Chief Executive Officer, Executive Chairman and Chairman. Following a comprehensive search, in December 2018, we announced the selection of Daniel P. O’Day to serve as our new Chairman and Chief Executive Officer, effective March 1, 2019. Mr. O’Day brings more than 30 years of experience in executive management, creative leadership and operational excellence, having held diverse leadership roles across North America, Asia Pacific and Europe. Most recently, Mr. O’Day served as the Chief Executive Officer of Roche Pharmaceuticals, the pharma division of Roche Group. Our Board views Mr. O’Day as a transformational leader with a track record of success in highly scientific and competitive therapeutic areas, a deep understanding of the evolving healthcare environment around the world, and an unwavering commitment to driving innovation across all aspects of a business. Our Board believes these attributes are critical to advancing our goals and driving stockholder value in the future.

We also had other executive officer transitions in 2018, including the promotion of John McHutchison, A.O, M.D. to Chief Scientific Officer and Head of Research and Development, and the hiring of Laura J. Hamill as Executive Vice President, Worldwide Commercial Operations. Some of these transitions resulted from planned retirements and successions while others reflected normal industry turnover.

With the fresh perspective of new leaders and the deep experience of continuing leaders, we are well-positioned for growth in multiple therapeutic areas in an increasingly complex healthcare environment.

Ongoing Operational Excellence

2018 was a year filled with significant accomplishments and success in meeting our operational goals:

■	We advanced our internal research and development efforts and continued to expand our development pipeline across therapeutic areas, resulting in more product candidates in our pipeline than ever before. Specifically, at the end of 2018, we had 119 active clinical studies, of which 41 were Phase 3 clinical trials.

■	We extended our leadership position in HIV by growing our business to an all-time high in HIV product revenues, despite the entry of generic products.
■	We continued to execute and maximize our opportunity in chronic hepatitis C virus (“HCV”) and initiated a plan to launch authorized generics starting in 2019, which should keep us competitive in a durable long-term market.

■	In cell therapy, we certified 79 treatment centers across the United States and Europe and saw the steady and measured adoption of Yescarta® in the United States and the approval of Yescarta in Europe. We also progressed our cell therapy pipeline and enhanced our manufacturing capabilities to enable greater access to these life-saving therapies for patients.

4

Overview

■	Our strong operating margins, which are greater than 50% (non-GAAP), produced strong cash flows. We finished the year with a strong balance sheet that will enable us to continue to execute on mergers and acquisitions and strategic collaborations to drive future growth.

-	Note: Non-GAAP operating margin excludes acquisition-related, up-front collaboration, stock-based compensation and other expenses. Refer to a reconciliation between GAAP and non-GAAP operating margin at Appendix B.

During 2018, we repaid $6.3 billion of debt and returned almost $6 billion to stockholders, including cash dividends of $3 billion and share repurchases of $2.9 billion. In addition, in 2018 and again in early 2019, we announced double-digit percentage increases to our dividend, which underscores our confidence in the strength of the business and future cash flows.

Successful Product Launches

We launched Biktarvy® in the United States and the European Union. Through its first 11 months, Biktarvy is the best HIV launch of all time in the United States, as measured by total prescriptions on a launch-aligned basis. In addition, we received approval for Yescarta in the European Union in 2018 and have begun treating patients in the United Kingdom and Germany.

Strategic Collaborations and Investments

We continued to utilize our strong balance sheet to significantly enhance our research pipeline by executing 25 partnerships, licensing, M&A or equity investment deals in 2018 as summarized below:

Pipeline Performance

We advanced our nonalcoholic steatohepatitis (“NASH”) and inflammation programs by enrolling Phase 3 studies significantly ahead of schedule. Although our first Phase 3 NASH trial did not meet its primary endpoint, we continue to evaluate the efficacy of selonsertib. For our investigational compound, filgotinib, we announced positive data from ongoing Phase 2 and 3 clinical trials. We expect to announce additional filgotinib data in 2019. In addition, we continued to invest in research for next-generation HIV therapies, including long-acting injectables for the prevention or treatment of HIV.

Financial Performance and TSR

Since 2000, our HIV and non-HCV businesses have grown at a compound annual growth rate of approximately 30% as measured by total product sales. However, the unique dynamics created by the curative nature of our HCV products have impacted our five-year total shareholder return (“TSR”) and masked the significant and consistent growth we experienced in our core HIV business since inception.

In 2013, we launched our first HCV cure product, which was a significant improvement over the then standard of care for HCV treatment. As a result, a significant number of “warehoused” patients whose treatment had been delayed sought therapy, contributing to our substantial HCV product sales in 2014 and 2015. Our HCV product sales peaked in 2015, resulting in nearly a tripling of our total product sales that year compared to 2013.

2019 Proxy Statement	5

Overview

Once the initial group of patients was treated and as competitive HCV therapies entered the market, our HCV product sales rapidly declined. Our HCV product sales continued to decline in 2018, causing our total product sales to decrease 16% compared to 2017.

The following chart illustrates the effect of our HCV products on our total product sales and stock price and the performance of our core HIV and other non-HCV products since inception:

HIV and Non-HCV Product Sales Continued to Grow Over Time while HCV Product Sales Peaked in 2015

(1)	Based on the closing price on the last business day of the applicable year

The effect of our HCV products on our total product sales and stock price over the last several years has affected our TSR as shown above and in the graph below.

Total Shareholder Return(1)

(1)	Data per S&P Research Insight as of December 31, 2018

Despite the expected decline in our HCV product sales, we achieved total product sales of $21.7 billion, which was above the high end of the guidance we revised in October 2018. Our HIV product sales increased by 12% in 2018 compared to 2017, despite the loss of exclusivity for tenofovir disoproxil fumarate (“TDF”), a backbone component of our earlier HIV treatment products in certain markets. This growth is being driven by our Descovy® (emtricitabine/tenofovir alafenamide)-based products, such as Biktarvy, as well as Truvada® for pre-exposure prophylaxis, an indication for HIV prevention. The development of our Descovy-based portfolio of HIV treatments exemplifies our ability to innovate to consistently deliver stockholder value. Looking ahead, we expect double-digit year-on-year growth in our HIV business in 2019 and believe that, for the first time in several years, this growth will offset the continued expected decline in our HCV product sales, providing an opportunity to grow total product sales from 2018.

6

Overview

Corporate Governance Highlights

We are committed to strong corporate governance structures and practices that reflect our commitment to integrity and excellence in conducting our business and that are designed to make our Board effective in exercising its oversight role. The governing framework within which our Board fulfills its responsibilities, together with the associated governance documents, is available at http://www.gilead.com on the Investors page under “Corporate Governance.” Our Board regularly reviews these materials in light of legal and regulatory requirements, evolving best practices and other developments.

Our Board values the feedback we receive from our stockholders regarding corporate governance and other matters, and we have a history of being responsive to stockholders. Our Board has adopted corporate governance structures and practices that create accountability to our stockholders, as summarized in the table below.

WHAT WE DO
▼
Annually Elect Directors		Stockholder Right to Call Special Meetings
Majority Vote to Elect Directors		Proxy Access with 3% / Three-Year Threshold
Substantial Majority of Independent Directors		One Class of Stock with Equal Voting Rights
Robust Lead Independent Director Role		Annual Say-on-Pay Vote
Regular Executive Sessions of Independent Directors		Proactive Year-Round Stockholder Engagement
Fully Independent Board Committees		Annual Board and Committee Evaluations
Independent Evaluation of Chief Executive Officer		Ongoing Board Refreshment
Established Board Guidelines and Committee Charters		Annual Corporate Responsibility Report
Board Commitment to Diversity		Stockholder Right to Act by Written Consent Pending Stockholder Approval

WHAT WE DO NOT DO
▼
No Poison Pill
No Supermajority Voting Provisions

Additional information regarding certain of the above governance practices is set forth below.

Stockholder Right to Act by Written Consent

►	See Proposal 3 on page 34

Our Board is submitting for stockholder approval an amendment to our Restated Certificate of Incorporation to allow stockholders to take action by written consent. In connection with our 2018 annual meeting of stockholders, we received a stockholder proposal requesting that the Board take the necessary steps to allow stockholders to act by written consent. Our Board recommended against this stockholder proposal, in part due to concerns that it could disenfranchise smaller stockholders. Of the votes cast, 50.9% supported the proposal (representing approximately 37.1% of our outstanding stock). In the fall of 2018, we solicited feedback from our stockholders related to the 2018 stockholder proposal and how we could amend our Restated Certificate of Incorporation to authorize action by written consent in a way that protects and is in the best interests of all stockholders. Based on the feedback we received and on a comprehensive review of market practice with respect to written consent rights, our Board has proposed this amendment, which includes a threshold to request a record date for action by written consent at 20% of our outstanding shares (matching the threshold required to call a special meeting), as well as procedural and other safeguards that are consistent with market practice to safeguard fairness and transparency in the process for all our stockholders.

2019 Proxy Statement	7

Overview

Ongoing Board Refreshment

We believe Board refreshment is integral to effective corporate governance. We continue to review our Board’s composition and seek to balance continuity and fresh perspectives. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination. Our Nominating and Corporate Governance Committee seeks to include diverse candidates in every director search.

We have taken a number of steps to refresh our Board since 2015, when some stockholders noted that many of our directors were long tenured. Of our current nine directors, four were appointed to our Board in the last three years:

2019

In March 2019, John C. Martin, Ph.D., retired as Chairman and member of our Board.
NEW	We appointed Mr. O’Day as our new Chairman and member of our Board in connection with his appointment as Chief Executive Officer.

2018

Two of our directors retired from our Board.
NEW	We appointed Jacqueline K. Barton, Ph.D., Professor at the California Institute of Technology, to our Board and Scientific Committee.

NEW	We appointed Harish Manwani, retired Chief Operating Officer of Unilever, to our Board and Compensation Committee.

2017

One of our directors retired from our Board.
NEW	We appointed Dr. Milligan to our Board in connection with his appointment as Chief Executive Officer.

2016

Two of our directors retired from our Board.
NEW	We appointed Kelly A. Kramer, Chief Financial Officer of Cisco Systems, Inc., to our Board and Audit Committee.

Stockholder Outreach and Engagement

We believe that strong corporate governance includes outreach and engagement with our stockholders on a regular basis throughout the year to better understand the issues that are important to them. This enables us to address these matters in a more meaningful and effective way and to drive improvements in our policies, communications and other areas. As part of our robust stockholder engagement program, our senior management team addresses a variety of topics through regular contact with investors, including in quarterly earnings calls, investor and industry conferences, analyst meetings and discussions with individual stockholders.

In the fall of 2018, we contacted stockholders representing approximately 38% of our outstanding shares, and we met with stockholders representing approximately 29% of our outstanding shares and the two largest proxy advisor firms, gaining valuable insights. During these meetings, we discussed a range of topics, including company strategy and performance, corporate governance, executive compensation, corporate social responsibility and other current and emerging topics. A key topic at the time was the Chief Executive Officer transition. John F. Cogan, Ph.D., our Lead Independent Director, participated in these discussions and answered questions about the transition. Another corporate governance topic raised by our institutional investors was the Corporate Governance Principles for U.S. Listed Companies issued by the Investor Stewardship Group (“ISG”). We believe our strong corporate governance structures align with these ISG principles. We gained constructive feedback from our stockholders during these engagements, which was shared with our Board and management.

8

Proxy Statement for the 2019 Annual Meeting of Stockholders on May 8, 2019

GILEAD SCIENCES, INC.
333 Lakeside Drive
Foster City, California 94404

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Gilead Sciences, Inc., a Delaware corporation (“Gilead,” “we,” “our” or “us”), of proxies to be voted at our 2019 annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 8, 2019 at 10:00 a.m., Pacific Daylight Time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Westin San Francisco Airport, 1 Old Bayshore Highway, Millbrae, California 94030.

We first mailed or made available this Proxy Statement and the accompanying proxy card on or about March 25, 2019 to all stockholders entitled to vote at the Annual Meeting.

2019 Proxy Statement	9

Corporate Governance

Proposal 1

Election of Directors

There are nine nominees for the Board positions presently authorized. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Directors are elected by a majority of the votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) with respect to the election of each director at the Annual Meeting. Each director who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of Gilead and, other than Harish Manwani and Daniel P. O’Day, was previously elected by the stockholders at the 2018 annual meeting of stockholders. Mr. Manwani was recommended for consideration to our Nominating and Corporate Governance Committee by a third party search firm and joined the Board in May 2018. Mr. O’Day joined the Board in March 2019 in connection with his appointment as our Chairman and Chief Executive Officer after a comprehensive search led by members of our Board.

Shares represented by executed proxies will be voted for or against the election of the nine nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our Board may propose or the Board may reduce the size of the Board. Each person nominated for election has agreed to serve if elected and our Board and management have no reason to believe that any nominee will be unable to serve.

Our Nominating and Corporate Governance Committee recommended each of the nominees listed below to our Board for nomination. Each member of our Nominating and Corporate Governance Committee meets the criteria of “independent director” as specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines, as determined affirmatively by our Board.

►	The Board unanimously recommends a vote “FOR” each named nominee.

The Gilead Board of Directors

In identifying potential director nominees, our Nominating and Corporate Governance Committee considers Board candidates recommended through a variety of methods and sources. These include suggestions from current Board members, senior management, stockholders, professional search firms and other sources. Our Nominating and Corporate Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.

10

Corporate Governance

Evaluating Director Candidates

In evaluating candidates for membership on the Board, our Nominating and Corporate Governance Committee considers the candidate’s relevant experience, the number and nature of other board memberships held and possible conflicts of interest. Diversity is an important attribute of a well-functioning board. Our Nominating and Corporate Governance Committee advises our Board on matters of diversity, including race, gender, culture, thought and geography, and nominates director candidates that will cause the Board to reflect a range of viewpoints, backgrounds, skills, experience and expertise. Our Nominating and Corporate Governance Committee seeks to include diverse candidates in any director search and specifically requests diverse candidates from our third party search firm. In addition to the traditional candidate pool of corporate directors and officers, the committee also considers qualified candidates from a broad array of organizations, including academic institutions, privately held businesses, nonprofit organizations and trade associations. In 2017, our Board amended the Nominating and Corporate Governance Committee Charter to formalize our Board’s commitment to diversity. Each year, our Nominating and Corporate Governance Committee reviews its Board membership criteria and assesses the composition of the Board against the criteria.

Our Nominating and Corporate Governance Committee also will consider all factors it determines appropriate to meeting the needs of the Board at that particular time. According to the Board membership criteria established by our Nominating and Corporate Governance Committee, candidates nominated for election or reelection to the Board should possess the following qualifications:

■	the highest standards of personal and professional integrity;
■	the ability and judgment to serve the long-term interest of our stockholders;
■	experience and expertise relevant to our business and that will contribute to the overall effectiveness and diversity of the Board;
■	broad business and social perspective;
■	the ability to communicate openly with other directors and to meaningfully and civilly participate in the Board’s decision-making process;
■

commitment to serve on the Board for an extended period of time to ensure continuity and to develop knowledge about our business and willingness to devote appropriate time and effort to fulfilling the duties and responsibilities of a Board member;

■	independence from any particular constituency; and
■	the ability and willingness to objectively appraise the performance of management.

It is the policy of our Nominating and Corporate Governance Committee to consider properly submitted stockholder recommendations of new director candidates. Our Nominating and Corporate Governance Committee’s evaluation process for director nominees does not vary based on whether a candidate is recommended by a stockholder or the Board. Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by the candidate and all other information that would be required to solicit a proxy under federal securities law. In addition, the recommendation must include the stockholder’s name, address and the number of shares beneficially owned. The recommendation should be sent to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. The recommendation must be delivered to the Corporate Secretary prior to the same deadline for director nominations not for inclusion in the proxy materials, as described under question 15 in “Questions and Answers.”

2019 Proxy Statement	11

Corporate Governance

Skills and Qualifications of our Director Nominees

The tables below include some of the skills, qualifications, backgrounds and experience of each director nominee that led our Board to conclude that he or she is qualified to serve on our Board. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board.

Name and Age	Independent	Director Since	Relevant Skills and Qualifications	Gilead Committees
John F. Cogan, Ph.D., 71 Lead Independent Director Senior Fellow, Hoover Institution, Stanford University	Yes	2005	■Economic, social security and healthcare policy ■Policymaking and government experience	■Audit ■Scientific
Jacqueline K. Barton, Ph.D., 66 Professor, California Institute of Technology	Yes	2018	■Experience in chemistry and related fields ■Policymaking and government experience	■Scientific
Kelly A. Kramer, 51 Executive Vice President and Chief Financial Officer, Cisco Systems, Inc.	Yes	2016	■Financial experience ■Leadership and business experience	■Audit (Chair)
Kevin E. Lofton, FACHE, 64 Chief Executive Officer, CommonSpirit Health	Yes	2009	■Leadership experience ■Expertise and knowledge in health systems management and patient care ■Commitment to ensuring that patients have access to medical services	■Audit ■Compensation
Harish Manwani, 65 Retired Chief Operating Officer, Unilever	Yes	2018	■Leadership and international business experience ■Experience in driving global growth of a business	■Compensation
Daniel P. O’Day, 54 Chairman of the Board Chief Executive Officer, Gilead	No	2019	■Leadership and international business experience ■Breadth of industry knowledge	■None
Richard J. Whitley, M.D., 73 Professor, University of Alabama at Birmingham	Yes	2008	■Medical and health policy experience ■Experience in the field of antiviral medicine ■Breadth of knowledge about Gilead’s business	■Nominating and Corporate Governance ■Scientific (Chair)
Gayle E. Wilson, 76 Chairman Emeritus, California State Summer School for Mathematics and Science	Yes	2001	■Experience in education, public policy and science and technology ■Breadth of knowledge about Gilead’s business	■Nominating and Corporate Governance (Chair) ■Scientific
Per Wold-Olsen, 71 Retired President, Human Health Intercontinental Division, Merck & Co., Inc.	Yes	2010	■Leadership and international business experience ■Breadth of knowledge about Gilead’s business	■Compensation (Chair) ■Nominating and Corporate Governance ■Scientific

12

Corporate Governance

Board Snapshot

Qualification and Skills
Active/Retired CEO or COO				■	■	■
Financial Expertise/Financial Community Experience	■		■	■	■	■			■
Government	■						■	■
Medical Services				■			■		■
Healthcare Policy	■			■			■		■
Ph.D. or M.D.	■	■					■
Academic	■	■					■	■
Public Company Board Experience		■		■	■	■

Independence	Gender Diversity	Tenure

2019 Proxy Statement	13

Corporate Governance

Nominees

Our Nominating and Corporate Governance Committee has evaluated and recommended, and our full Board has considered and nominated for election at the Annual Meeting, each of the nine directors described below. The names of the nominees and certain information about them as of March 25, 2019, as well as the specific experience, qualifications, attributes or skills of the director nominees that led our Nominating and Corporate Governance Committee to conclude that the nominee should serve as a director of Gilead, are set forth below:

Relevant Experience, Qualifications and Skills:
Significant expertise in economic, healthcare, human resource and public policy, including U.S. budgetary and fiscal policy and Social Security and Medicare. Significant government policymaking and academic experience.

John F. Cogan, Ph.D.

Age: 71
Director Since: 2005
Lead Independent
Director Since: May 2013
Committees: Audit, Scientific

Dr. Cogan is currently the Leonard and Shirley Ely Senior Fellow at the Hoover Institution at Stanford University, where he has had a continuing appointment since 1980. Dr. Cogan’s current research is focused on U.S. budget and fiscal policy, social security and health care. Dr. Cogan has held a number of positions in the U.S. government, including Assistant Secretary for Policy in the U.S. Department of Labor and Associate Director and Deputy Director in the U.S. Office of Management and Budget. Dr. Cogan is a trustee of the Charles Schwab Family of Funds.

Relevant Experience, Qualifications and Skills:
Extensive experience in the fields of chemistry and related fields, for which she has received many awards. Accomplished academic and inventor who has performed pioneering medical research and discovery. Business experience in founding and leading a molecular diagnostics company.

Jacqueline K. Barton, Ph.D.  Independent

Age: 66
Director Since: 2018
Committee: Scientific

Dr. Barton is the John G. Kirkwood and Arthur A. Noyes Professor of Chemistry and Norman Davidson Leadership Chair of the Division of Chemistry and Chemical Engineering at the California Institute of Technology, where she has been a member of the faculty for nearly 30 years. She also is a member of the board of directors of DowDupont Inc. and serves on its Material Science Advisory Committee. Dr. Barton founded and served on the Board of GeneOhm Sciences Inc., a molecular diagnostics company acquired by Becton, Dickinson and Company and was a member of Gilead’s Scientific Advisory Board from 1989-2007. She is a member of the National Academy of Sciences, the National Academy of Medicine, and the American Philosophical Society. In 2011, Dr. Barton received the 2010 National Medal of Science for her discovery of new chemistry of the DNA helix, and in 2015, she received the Priestley Medal, the highest award of the American Chemical Society.

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Corporate Governance

Relevant Experience, Qualifications and Skills:
Significant financial expertise, including serving as a chief financial officer of major companies or divisions in the technology and healthcare industries. Also experienced in strategic and financial planning and corporate development.

Kelly A. Kramer  Independent

Age: 51
Director Since: 2016
Committee: Audit (Chair)

Ms. Kramer has been Executive Vice President and Chief Financial Officer of Cisco Systems, Inc., a worldwide technology leader, since 2015. Prior to that, she was Senior Vice President of Corporate Finance at Cisco. She previously served as Vice President and Chief Financial Officer of GE Healthcare Systems and Chief Financial Officer of GE Healthcare Biosciences. Ms. Kramer has also worked in GE’s Corporate Headquarters, Transportation Systems and Aerospace divisions. She is a member of the board of the Silicon Valley Chapter of City Year, a non-profit organization that provides educational support for at-risk students in high-poverty communities.

Relevant Experience, Qualifications and Skills:
Significant leadership experience in the healthcare industry, including serving as chief executive officer of multiple organizations. Expertise and knowledge in health systems management and patient care. Demonstrated commitment to improving access to medical services, particularly for the underserved.

Kevin E. Lofton, FACHE  Independent

Age: 64
Director Since: 2009
Committees: Audit, Compensation

Mr. Lofton has served as Chief Executive Officer of CommonSpirit Health, a system of hospitals and other care centers that resulted from the merger between Catholic Health Initiatives (“CHI”) and Dignity Health, since February 2019. He previously served as the Chief Executive Officer of CHI from 2003-2019. Mr. Lofton also served as Chief Executive Officer of two university hospitals, the University of Alabama at Birmingham Hospital and Howard University Hospital. In 2007, he served as Chairman of the Board of the American Hospital Association, the nation’s largest hospital trade association. In 2016, he received an honorary Doctor of Humanities in Medicine degree from the Baylor College of Medicine. In 2014, The Healthcare Financial Management Association awarded the Richard L. Clarke Board of Directors Award to Mr. Lofton in recognition of his extensive and far reaching work in the area of healthcare disparities and creating healthier communities. Mr. Lofton also serves on the board of directors of Rite Aid Corporation.

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Corporate Governance

Relevant Experience, Qualifications and Skills:
Strong leadership skills and broad global operational, sales and marketing and human resources expertise at a multi-national, complex organization. Experience in driving growth across complex organizations on a global scale.

Harish Manwani  Independent

Age: 65
Director Since: 2018
Committee: Compensation

Mr. Manwani is a Senior Operating Partner at The Blackstone Group L.P., a leading global alternative asset manager, which he joined in 2015. He previously was Chief Operating Officer of the Unilever Group from 2011 until his retirement in 2014. Mr. Manwani joined Unilever in 1976 as a management trainee in India and held senior management roles around the world, including North America, Latin America and Asia. He is also the Chairman of Board of the Indian School of Business. Mr. Manwani is an honors graduate from Mumbai University. He holds a master’s degree in Management Studies, and he attended the Advanced Management Program at Harvard Business School. Mr. Manwani also serves on the boards of Whirlpool Corporation, Qualcomm Inc., Nielsen Holdings plc. and Tata Sons Private Limited.

Relevant Experience, Qualifications and Skills:
Significant leadership and international business experience in the pharmaceutical industry. Deep understanding of the evolving global healthcare environment and demonstrated commitment to driving innovation across the business.

Daniel P. O’Day  Chairman of the Board

Age: 54
Director Since: 2019

Mr. O’Day joined Gilead as Chairman and Chief Executive Officer on March 1, 2019. Prior to Gilead, Mr. O’Day served as the Chief Executive Officer of Roche Pharmaceuticals. His career at Roche spanned more than three decades, during which he held a number of executive positions in the company’s pharmaceutical and diagnostics divisions in North America, Europe and Asia. During his time at Roche, Mr. O’Day demonstrated vision and leadership, helping to engineer the acquisitions of Flatiron Health and Foundation Medicine in 2018. He served as a member of Roche’s Corporate Executive Committee, as well as on a number of public and private boards, including Genentech, Inc. Mr. O’Day holds a bachelor’s degree in biology from Georgetown University and an MBA from Columbia University in New York.

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Relevant Experience, Qualifications and Skills:
Significant medical and health policy experience, particularly with respect to infectious disease and cancer and research and development of antiviral therapies, for which he has been widely recognized. Extensive knowledge of Gilead’s business as a result of service on Gilead’s Scientific Advisory Board from 2003 to 2008 and on Gilead’s Board of Directors since 2008.

Richard J. Whitley, M.D.  Independent

Age: 73
Director Since: 2008
Committees: Nominating and Corporate Governance, Scientific (Chair)

Dr. Whitley is the Distinguished Professor, Loeb Scholar Chair in Pediatrics, and Professor of Pediatrics, Microbiology, Medicine and Neurosurgery at the University of Alabama at Birmingham. He is the Co-Director, Division of Pediatric Infectious Diseases; Vice-Chair, Department of Pediatrics; Senior Scientist, Department of Gene Therapy; Director for Drug Discovery and Development and Associate Director, Comprehensive Cancer Center; and Co-Founder and Co-Director, Alabama Drug Discovery Alliance. Dr. Whitley is responsible for the National Institute of Allergy and Infectious Diseases Collaborative Antiviral Study Group, and directs a center for drug discovery in the arena of emerging infections. He is a past President of the International Society of Antiviral Research and the Infectious Diseases Society of America, and currently chairs both the NIAID Recombinant DNA Advisory Council and the NIAID HIV Vaccine Data Safety and Management Board. He is an elected member of the American Society of Clinical Investigation, the Association of American Physicians and an Honorary member of the Irish Academy of Science.

Relevant Experience, Qualifications and Skills:
Significant experience in education, public policy and science and technology. Breadth of knowledge about Gilead’s business as a result of service on Gilead’s Board since 2001.

Gayle E. Wilson  Independent

Age: 76
Director Since: 2001
Committees: Nominating and Corporate Governance (Chair), Scientific

Ms. Wilson served as California’s First Lady from 1991 to 1999. She is a member of the board of directors of the Ralph M. Parsons Foundation, a non-profit organization that provides grants for higher education, social impact, civic, cultural issues and health issues. She is also Chair Emeritus of the Advisory Board of the California State Summer School for Math and Science and a member of the board of trustees of the California Institute of Technology.

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Corporate Governance

Relevant Experience, Qualifications and Skills: Significant leadership and international business experience in the pharmaceutical industry. Breadth of knowledge about Gilead’s business.

Per Wold-Olsen  Independent

Age: 71
Director Since: 2010
Committees: Compensation (Chair), Nominating and Corporate Governance, Scientific

Mr. Wold-Olsen has served as the Chair of Gilead’s Health Policy Advisory Board since 2007. From 2005 to 2006, he served as President of the Human Health Intercontinental Division of Merck & Co., Inc., a global pharmaceutical company. From 1997 until 2005, he served as President of Human Health Europe, Middle East/Africa and Worldwide Human Health Marketing for Merck. Mr. Wold-Olsen is currently Chairman of the Board of GN Store Nord A/S and Oncopeptides AB. In addition, he is the Chairman of the Board of the Medicines for Malaria Venture (MMV), a non-profit initiative dedicated to the discovery, development and delivery of new medicines for the treatment of malaria.

Director Emeritus

In 2006, our Board appointed Dr. George P. Shultz, one of our former directors, to serve as Director Emeritus. As an advisor to our Board, Dr. Shultz may attend Board meetings, including meetings of the Audit Committee and the Nominating and Corporate Governance Committee, the committees on which he served prior to his retirement, in a non-voting capacity.

Independence of the Board of Directors

The Nasdaq listing rules require that a majority of the members of a listed company’s board of directors qualify as “independent” as affirmatively determined by our Board. In addition, our Board Guidelines require that a substantial majority of our Board consist of “independent” directors as defined by the Board Guidelines. Our Board Guidelines are available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

After a review of all relevant transactions and relationships between each director, as well as his or her family members, and us, our senior management and independent registered public accounting firm, our Board has determined that eight of our nine nominees for director are “independent” directors as specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. Mr. O’Day, our Chairman of the Board and Chief Executive Officer, is not an independent director.

Majority Vote Standard for Election of Directors

Our bylaws require directors to be elected by a majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of shares voted “against” that director). In a contested election (a situation in which the number of nominees for director exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares voting in the election of directors at any such meeting at which a quorum is present. Under our Board Guidelines, any director who fails to receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to our Board. Our Nominating and Corporate Governance Committee would then evaluate the tendered resignation and make a recommendation to our Board to accept or reject the resignation or to take other action. Our Board will act on our Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale for such decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in our Board’s decision. If a nominee who was not already serving as a director does not receive at least a majority of the votes cast for such director at the annual meeting, that nominee will not become a director.

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Corporate Governance

Our Board has adopted certain corporate governance principles, which we refer to as our Board Guidelines, to promote the functioning of the Board and its committees and the interests of stockholders and to set forth a common set of expectations as to how the Board, its various committees and individual directors should perform their functions. Our Board Guidelines are available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

The Board’s Role and Responsibilities

Oversight of Risk

The Board exercises its oversight responsibility directly and through its committees. The Board considers specific risk topics directly, including, but not limited to, risks associated with our company’s strategic plan and risks relating to pricing strategies of newly approved products. The Board has delegated oversight of certain risks to relevant committees:

►	Audit Committee
Reviews risks associated with our financial and accounting systems, accounting policies and investment strategies, in addition to finance-related public reporting, regulatory compliance and certain other matters delegated to the Committee, including risks associated with our information systems and technology (including cybersecurity and anti-corruption compliance).

►	Compensation Committee
Evaluates our compensation policies and practices to help ensure that these policies and practices do not incentivize employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on Gilead.

►	Nominating and Corporate Governance Committee
Reviews our management of non-financial or non-compensation-related risks, including, but not limited to, clinical trials, manufacturing, healthcare compliance, human resources and environmental, social and governance matters.

Each of the committees periodically reports to the Board on its risk oversight activities. In addition to receiving reports from our Board committees, our Board periodically reviews Gilead’s management of specific material risks or legal developments. We believe our Board’s leadership structure effectively supports the Board’s independent evaluation and management of risk.

NEW	In 2018, the Corporate Responsibility Committee, a management committee responsible for developing and reviewing our sustainability strategy and reporting, was established and will report to our Nominating and Corporate Governance Committee.

Code of Ethics

Our written Code of Ethics applies to all of our directors and employees, including our executive officers. The Code of Ethics is available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.” Changes to or waivers of the Code of Ethics will be disclosed on the same website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver of, any provision of the Code of Ethics by disclosing such information on the same website.

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Corporate Governance

Stockholder Communications with our Board

Stockholders may communicate with our Board by sending a letter to the Corporate Secretary, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404. Our Corporate Secretary reviews all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not:

■	related to our business;
■	within the scope of our responsibility;
■	credible; or
■	material or potentially material.

If deemed an appropriate communication, the Corporate Secretary will submit the stockholder communication to the member of the Board addressed in the communication and to our Lead Independent Director. We maintain a “Stockholders Communications with the Board” policy that outlines the applicable procedures and is available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

Board Structure

Board Leadership

Mr. O’Day was appointed as our Chief Executive Officer and Chairman of the Board, effective March 1, 2019.

Our Board believes that it is in the best interests of Gilead and its stockholders for Mr. O’Day to serve as our Chief Executive Officer and Chairman of the Board because it positions Mr. O’Day to effectively drive future strategy and decision-making for our organization. In addition to public, private and non-profit board experience, Mr. O’Day has a track record of success in highly scientific and competitive therapeutic areas, deep understanding of the evolving healthcare environment around the world and unwavering commitment to driving innovation across all aspects of the business. As the individual with primary responsibility and accountability for managing our day-to-day operations, Mr. O’Day can provide unified leadership of Gilead and ensure that key business and strategic issues, risks and opportunities are brought to our Board’s attention in a way that prioritizes and makes best use of the Board’s time.

Our Board Guidelines provide that the independent directors will designate a Lead Independent Director when the Chairperson is not an independent director. Dr. Cogan has served as the Lead Independent Director since May 2013.

We believe our current Board leadership structure provides effective oversight of management and strong leadership of the independent directors. The defined role of Lead Independent Director at Gilead is closely aligned with the role of an independent Chairperson. As set forth in the Lead Independent Director Charter, the Lead Independent Director has clearly delineated and comprehensive duties.

Lead Independent Director duties include:

■	presiding at meetings of the Board at which the Chairperson is not present, including executive sessions of the independent directors;
■	serving as principal liaison between the independent directors and the Chairperson and between the independent directors and senior management;
■	approving information sent to the Board and its committees;
■	approving agendas for the Board;
■	approving meeting schedules to ensure there is sufficient time for discussion of all agenda items;
■	calling meetings of the independent directors when necessary and appropriate;
■	responding directly to stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group;
■	advising the Board and the Board committees on the retention of advisers and consultants to report directly to the Board;

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Corporate Governance

■	communicating to management, as appropriate, the results of private discussions among independent directors;
■	encouraging director participation by fostering an environment of open dialogue and constructive feedback among independent directors;
■	facilitating the effective functioning of key Board committees and providing input on functioning of the committees, when required;
■	participating on ad-hoc committees established to deal with extraordinary matters, such as investigations and mergers and acquisitions;
■	providing guidance on director succession and development;
■	ensuring Board agendas provide the Board with the ability to periodically review and provide input on the company’s long-term strategy and to monitor management’s execution of the long term-strategy;
■	unless otherwise directed by the Board, serving as the independent directors’ representative in crisis situations;
■	monitoring conflicts of interest of all directors, including the Chief Executive Officer;
■	participating in succession planning for the Chief Executive Officer and in talent retention and development programs for members of senior management; and
■	representing independent directors in communications with other stakeholders, as required.

In addition, as required by our Board Guidelines, Gilead’s independent directors meet without executive management on a routine basis to review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning. In addition to his role as Lead Independent Director, Dr. Cogan is a member of the Audit Committee and the Scientific Committee and frequently attends meetings of other Board committees. In addition, Dr. Cogan leads the Board in conducting an annual assessment of the Board and committees of the Board to evaluate their effectiveness.

The Lead Independent Director Charter is available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

Meetings of our Board of Directors and Board Committees; Attendance at Annual Meetings

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Scientific Committee. All directors attended at least 75% of the aggregate of all meetings of our Board and of the committees on which they served during the year ended December 31, 2018 (or the period for which they served). Current committee membership and the number of meetings of our full Board and committees held in 2018 are shown in the table below:

	Board	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Scientific Committee
Jacqueline K. Barton	Member				Member
John F. Cogan	Lead Independent Director	Member			Member
Kelly A. Kramer	Member	Chair
Kevin E. Lofton	Member	Member	Member
Harish Manwani	Member		Member
Daniel P. O’Day	Chairman
Richard J. Whitley	Member			Member	Chair
Gayle E. Wilson	Member			Chair	Member
Per Wold-Olsen	Member		Chair	Member	Member
Number of 2018 Meetings	16	11	7	3	3

Our Board expects our directors to attend our annual meetings of stockholders. All of our then-serving Board members attended the 2018 annual meeting of stockholders.

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Corporate Governance

Committees of our Board of Directors

Audit Committee

►	2018 Meetings 11	Current Committee Members Kelly A. Kramer (Chair) John F. Cogan Kevin E. Lofton	Charter Available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

Our Board has determined that all members of our Audit Committee are “independent directors” under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines, including the heightened independence standards under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10A-3. Our Board has determined that Ms. Kramer and Mr. Lofton each qualify as an “audit committee financial expert,” as defined in applicable SEC rules.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls.

Our Audit Committee:

■is directly responsible for the selection, appointment, retention, compensation, oversight and, where appropriate, the replacement of the independent registered public accounting firm (the “auditors”);

■approves the engagement of proposed audit, review and attest services, as well as permissible non-audit services by our auditors;

■evaluates the performance, independence and qualifications of the auditors;

■reviews periodic reports prepared by the auditors regarding their internal quality control procedures and any material issues raised by internal quality-control reviews or by inquiries or investigations by governmental or professional authorities;

■monitors the rotation of audit partners on our engagement team and is involved in the selection of the lead audit partner;

■meets with the auditors and our financial management to review the scope and cost of proposed audits and the audit procedures to be utilized, and, following the conclusion thereof, reviews the results of such audits, including any findings, comments or recommendations of the auditors;

■discusses with the auditors and our financial and accounting management the scope, adequacy and effectiveness of our internal control over financial reporting, including the adequacy of the systems of reporting to our Audit Committee;

■reviews the potential effect of regulatory and accounting developments on our consolidated financial statements;

■reviews significant reporting issues or judgments made in connection with the preparation of our consolidated financial statements;

■reviews and approves, in advance, or ratifies all related party transactions in accordance with applicable laws, SEC rules and Nasdaq requirements;

■oversees the establishment and maintenance of disclosure controls and procedures;

■reviews draft earnings releases and the financial statements to be included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including the results of the annual audit and the results of the auditors’ review of our quarterly condensed consolidated financial statements;

■meets with internal audit management to review and approve the annual internal audit plan and budget and to review the results of internal audit activities; and

■oversees our management of risks associated with financial and accounting systems, accounting policies, public reporting, investment strategies and cybersecurity, including the periodic review with management of our efforts to identify and mitigate such risks.

Our Audit Committee has established procedures for the confidential submission of employee concerns regarding accounting, internal accounting controls or auditing matters under the Complaint Procedure and Non-Retaliation Policy. Our Audit Committee receives quarterly reports from management on all complaints made under our Complaint Procedure and Non-Retaliation Policy.

Our Audit Committee regularly meets in executive session and in private sessions with our Chief Financial Officer and representatives of Ernst & Young LLP, and from time to time, our Chief Compliance Officer, Corporate Controller and Vice President of Internal Audit, during which candid discussions regarding financial management, legal, accounting, auditing and internal control issues take place.

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Compensation Committee

►	2018 Meetings 7	Current Committee Members Per Wold-Olsen (Chair) Kevin E. Lofton Harish Manwani	Charter Available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

Our Board has determined that all members of our Compensation Committee are independent directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. The members of our Compensation Committee are “outside directors” as determined under Section 162(m) of the Internal Revenue Code and “non-employee directors” as determined under Rule 16b-3 under the Exchange Act.

Our Compensation Committee has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs.

These duties include:

■taking any and all actions that may be taken by the Board with respect to the compensation level of our executive officers, including but not limited to the development of compensation policies and the review of compensation arrangements;

■overseeing the administration and review of our compensation plans, including our 2004 Equity Incentive Plan, Employee Stock Purchase Plan, corporate bonus plan, deferred compensation program and our Internal Revenue Code Section 162(m) Bonus Plan;

■evaluating the performance of our Chief Executive Officer, and reviewing and approving his compensation, subject to ratification by the independent directors of the Board;

■reviewing and approving the compensation arrangements for our other executive officers;

■establishing the stock ownership guidelines applicable to executive officers and recommending stock ownership guidelines applicable to the non-employee Board members;

■reviewing and discussing the “Compensation Discussion and Analysis” included in our Proxy Statement for each annual meeting;

■reviewing the results of the most recent stockholder advisory vote on executive compensation and overseeing our submissions to stockholders on executive compensation matters; and

■appointing, determining the compensation of and overseeing the independent compensation advisers retained by the Compensation Committee.

Our Compensation Committee has the authority to engage the services of its own outside advisors to assist it in determining the compensation of our executive officers. Our Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”), a national compensation consulting firm, as its independent compensation consultant. FW Cook reports directly to our Compensation Committee and provides various executive compensation services to our Compensation Committee, including advising the Committee on the following matters:

■the principal aspects of our Chief Executive Officer’s compensation;

■evolving industry practices; and

■market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee Board members.

FW Cook provides consulting services solely to our Compensation Committee and does not provide any other services to Gilead.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee who served during 2018 is currently or has been, at any time since our formation, one of our officers or employees. During 2018, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. None of the members of our Compensation Committee who served during 2018 currently has or has had any relationship or transaction requiring disclosure pursuant to Item 404 of Regulation S-K.

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Corporate Governance

Nominating and Corporate Governance Committee

►	2018 Meetings 3	Current Committee Members Gayle E. Wilson (Chair) Richard J. Whitley Per Wold-Olsen	Charter Available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines.

Our Nominating and Corporate Governance Committee performs several functions.

Among other things, our Nominating and Corporate Governance Committee:

■develops and periodically reviews the desired qualifications of members of the Board and its committees;

■advises our Board on matters of diversity, including race, gender, culture, thought and geography;

■determines the need for new directors and, as appropriate, leads the search for diverse individuals qualified to become members of the Board;

■recommends director nominees to the Board to be presented for stockholder approval at the annual meeting of stockholders;

■reviews the Board’s committee structure and recommends directors to serve as members and chairpersons of each committee for the Board’s approval;

■determines on an annual basis the members of the Board who meet the independence requirements and members of the Audit Committee who meet the financial expert requirements;

■reviews our corporate governance policies and practices and recommends new policies and changes to existing policies for the Board’s approval;

■develops an annual self-evaluation process for the Board and its committees and, as appropriate, makes recommendations to the Board regarding its findings;

■oversees our management of non-financial or non-compensation-related risks; and

■reviews our political expenditure policies and expenditures, including payments to trade associations.

Scientific Committee

►	2018 Meetings 3	Current Committee Members Richard J. Whitley (Chair) Jacqueline K. Barton John F. Cogan Gayle E. Wilson Per Wold-Olsen	Charter Available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

Our Scientific Committee advises our Board regarding our research strategies, including providing strategic advice on our current and planned research programs and emerging science and technology issues and trends.

Executive Sessions

As required by our Board Guidelines, our independent directors meet in regularly scheduled executive sessions at which only they are present. Dr. Cogan, our Lead Independent Director, presides over these executive sessions. At these executive sessions, the independent directors review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Additionally, executive sessions may be convened by the Lead Independent Director at his discretion and will be convened if requested by any other independent director.

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Board Processes

Certain Relationships and Related Person Transactions

Indemnity Agreements

We have entered into indemnity agreements with each of our executive officers (including our Named Executive Officers) and directors that provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the full extent permitted under Delaware law and our bylaws.

Policies and Procedures

Our Audit Committee is responsible for reviewing and approving, in advance, all related person transactions. Related persons include any of our directors or executive officers, certain of our stockholders and their immediate family members, and transactions include any transaction or arrangement in which the amount involved exceeds $120,000 and where the company or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. The responsibility for reviewing and approving such transactions is set forth in writing in the Audit Committee Charter. A copy of the Audit Committee Charter is available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

To identify related person transactions, each year we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their immediate family members have a material interest.

We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, with our interests. In addition, our Nominating and Corporate Governance Committee determines, on an annual basis, which members of our Board meet the definition of independent director under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines. The obligation for this determination is set forth in writing in the Nominating and Corporate Governance Committee Charter. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.” Our Nominating and Corporate Governance Committee reviews and discusses any relationships with directors that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. Finally, our Code of Ethics establishes the corporate standards of behavior for all our employees, officers and directors and sets our expectations of contractors and agents. The Code of Ethics is available on our website at http://www.gilead.com on the Investors page. Our Code of Ethics requires any person who becomes aware of any departure from the standards in our Code of Ethics to report his or her knowledge promptly to a supervisor or an attorney in the legal department.

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Corporate Governance

Compensation of Non-Employee Board Members

General

The members of our Board play a critical role in guiding our strategic direction and overseeing our management. In recent years, the evolving role and responsibilities of the Board have increased the time commitment required for, and risks associated with, board service. As a result, the demand for highly qualified and experienced individuals who are capable of serving as the directors of a large public company has also increased.

These dynamics make it imperative that we provide a competitive compensation program for our non-employee directors. Such directors are accordingly compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees, and receive a combination of annual cash retainers and equity compensation in the form of stock options and restricted stock unit awards. In addition, our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and committee meetings and related activities. Our employee directors do not receive additional compensation for their service on the Board.

Our Compensation Committee reviews our non-employee director compensation program on an annual basis with its independent advisor. Any recommended changes to the program are then presented to the independent members of the Board for their consideration and approval.

Non-Employee Board Member Compensation

Our non-employee directors are compensated through annual equity awards under a pre-established grant-date fair value formula and annual cash retainers for Board and Board committee service.

Cash Payments and Equity Awards

The following table sets forth the compensation arrangements for our non-employee Board members during 2018:

	2018 Non-Employee Board Member Compensation
			Grant-Date Value of Equity Awards(2)
	Cash Payment(1)		Options(4)	Restricted Stock Units(4)
All Non-Employee Board Members	$75,000 retainer		$150,000	$150,000
Lead Independent Director	$75,000	(3)
	additional cash retainer		None	None
Audit Committee Chair	$20,000
	additional cash retainer		None	None
Compensation Committee Chair	$15,000
	additional cash retainer		None	None
Nominating and Scientific Chairs	$15,000
	additional cash retainer		None	None
Committee Member	$20,000
(in addition to any Committee Chair fees)	additional cash retainer
	for each committee		None	None
(1)

A non-employee director’s actual annual cash retainer will be equal to the aggregate of his or her retainer fee for Board service ($75,000) plus his or her retainers for service on one or more Board committees (e.g., if the Audit Committee Chair also serves as a member on the Compensation Committee, the total dollar amount of the cash retainer will be $135,000).

(2)

The number of shares of our common stock subject to the option portion of the annual equity award will be calculated as follows: $150,000 divided by [(closing market price per share of our common stock on the grant date) multiplied by (Black-Scholes option-valuation percentage)], with any fractional share rounded down to the next whole share. The number of shares of our common stock subject to the restricted stock unit portion of the annual equity award will be calculated by dividing $150,000 by the closing market price per share of our common stock on the award date, with any fractional share rounded down to the next whole share.

(3)

The Lead Independent Director will receive an additional retainer of $75,000 should the Lead Independent Director not serve on any committees of the Board or $40,000 should the director serve on a committee (in addition to any retainer amounts for Committee service).

(4)	The Lead Independent Director, Committee Chairs and other Committee members do not receive any additional equity awards for their Lead Independent Director or Committee service.

26

Corporate Governance

For his service as Chairman of the Board commencing in March 2018, Dr. Martin received an annual retainer of $300,000, which he elected to receive in cash.

Deferred Compensation Plan

Our Deferred Compensation Plan allows our non-employee directors to defer all or a portion of their cash retainer each year. The deferred amount may either be immediately converted into phantom shares of our common stock or invested in a designated group of investment funds, where none results in above-market interest under disclosure rules. To the extent that a non-employee director elects to defer his or her cash retainer into phantom shares, the resulting number of phantom shares of our common stock will be determined by dividing the deferred amount by the fair market value per share of our common stock on the conversion date. The resulting number of phantom shares will be paid out in actual shares of our common stock at the end of the deferral period. If the non-employee director elects to defer his or her retainer into investment funds, then he or she may select from among the 27 investment funds available under the Deferred Compensation Plan. These investment funds are substantially the same as those available under our broad-based Section 401(k) employee savings plan.

A non-employee director may elect to receive his or her deferred account balance at a designated age that is no earlier than age 50 and no later than age 75, or on the date of his or her cessation of Board service or on the second or fifth anniversary of that cessation date, in a lump sum or in annual installments not to exceed 10 years. An early distribution is permitted in the event of a financial hardship. In the event of death, an account balance will be distributed in a lump sum to the director’s designated beneficiary.

Stock Ownership Guidelines

The Board of Directors maintains stock ownership guidelines to encourage our non-employee directors to retain a significant portion of their shares of our common stock. These stock ownership guidelines require our non-employee directors to hold shares of our common stock with an aggregate fair market value equal to or greater than five times their annual retainer. This guideline is to be achieved over a five-year period, measured from the date the non-employee director first joins the Board. As of December 31, 2018, all members of the Board are in compliance with their stock ownership guidelines.

Terms of Equity Awards

The stock options granted to our non-employee directors have an exercise price equal to the fair market value per share of our common stock on the date of grant (based on the closing market price for our common stock on that date as reported on the Nasdaq Global Select Market). Each option has a maximum term of 10 years, subject to earlier termination three years after the non-employee director’s cessation of Board service (with service as Director Emeritus to be treated for such purpose as continued Board service). Each option vests in successive equal quarterly increments over a one-year period, measured from the date of grant. The restricted stock unit awards granted to our non-employee directors vest upon the completion of one year of Board service measured from the date of grant. Initial equity awards for new non-employee directors are prorated based on the number of days remaining in the compensation period in which they commence Board service. The shares that vest under restricted stock unit awards may, pursuant to a director’s advance election, be subject to a deferred issuance in up to five annual installments following his or her cessation of Board service.

2019 Proxy Statement	27

Corporate Governance

The table below summarizes the compensation paid by us to non-employee Board members for the 2018 fiscal year:

2018 Director Compensation

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)(11)	Option Awards(3)(11)	Total
Jacqueline K. Barton	$134,301	(4)	$190,194	$192,255	$516,750
John F. Cogan	$155,000	(5)	$149,970	$149,992	$454,962
Kelly A. Kramer	$117,904	(5)(6)	$149,970	$149,992	$417,866
Kevin E. Lofton	$115,000	(7)	$149,970	$149,992	$414,962
Harish Manwani	$108,795	(8)	$149,970	$149,992	$408,757
John C. Martin	$342,123	(9)	$1,067,502	$175,535	$1,585,160
Nicholas G. Moore(10)	$—		$—	$—	$—
Richard J. Whitley	$130,000		$149,970	$149,992	$429,962
Gayle E. Wilson	$130,000		$149,970	$149,992	$429,962
Per Wold-Olsen	$150,000		$149,970	$149,992	$449,962
(1)	Represents cash retainer for serving on our Board and committees of the Board.
(2)

Represents the grant-date fair value of the restricted stock unit award for 2,283 shares granted to each Board member on May 9, 2018 except for Dr. Barton and Dr. Martin. Dr. Barton received an additional restricted stock unit award of 480 shares with a grant-date fair value of $40,224 on January 31, 2018 upon her appointment as a Board member. In connection with his transition from Executive Chairman to Chairman of the Board, Dr. Martin received an additional restricted stock unit award of 310 shares with a grant-date fair value of $25,023 on March 9, 2018. The stock awards for Dr. Martin also includes the 2018 revenue subtranches of the 2016 performance shares of 5,950 shares and 2017 performance shares of 4,740 shares awarded to him for his previous roles as Chief Executive Officer and Executive Chairman, respectively. The aggregate grant-date fair value of the 2018 revenue subtranches were $892,509. See footnotes 6 and 7 to the 2018 Grants of Plan-Based Awards table on page 64 for a detailed description of the terms of the 2016 and 2017 performance shares. The applicable grant-date fair value of each award was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) and accordingly calculated by multiplying the number of shares of our common stock subject to the award by the closing price per share of our common stock on the award date, without any adjustment for estimated forfeitures related to such service vesting. No other stock awards were made to the non-employee Board members during the 2018 fiscal year.

(3)

Represents the grant-date fair value of the stock option award of 9,496 shares with an exercise price of $65.69 per share made to each Board member on May 9, 2018 except for Dr. Barton and Dr. Martin. Dr. Barton received an additional stock option award of 2,119 shares with a grant-date fair value of $42,263 and an exercise price of $83.80 per share on January 31, 2018 upon her appointment as a Board member. In connection with his transition from Executive Chairman to Chairman of the Board, Dr. Martin received an additional stock option award of 1,309 shares with a grant-date fair value of $25,543 and an exercise price of $80.72 per share on March 9, 2018. The applicable grant-date fair value of each award was calculated in accordance with FASB ASC Topic 718 and did not take into account any estimated forfeitures related to such service vesting. Assumptions used in the calculation of grant-date fair value are set forth in Note 15 to our Consolidated Financial Statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K for such fiscal year. No other option awards were made to the non-employee Board members during the 2018 fiscal year.

(4)	Includes a pro-rated cash retainer in the amount of $39,301 for the period from January 31, 2018 to June 30, 2018.
(5)	Dr. Cogan and Ms. Kramer elected to defer their entire retainer fees of $155,000 and $115,000, respectively, as a cash deferral under our Deferred Compensation Plan.
(6)	Includes a pro-rated cash retainer in the amount of $2,904 for serving as an audit committee chair for the period from May 9, 2018 to June 30, 2018.
(7)

Mr. Lofton elected to defer $114,973 of his retainer fee and convert such amount into 1,623 phantom shares of our common stock. The number of phantom shares was calculated by dividing that dollar amount by the closing price per share of our common stock on the conversion date. The phantom shares will be paid out in actual shares of our common stock at the end of the deferral period.

(8)	Includes a pro-rated cash retainer in the amount of $13,795 for the period from May 9, 2018 to June 30, 2018.
(9)

For his service as Chairman of the Board commencing in March 2018, Dr. Martin received an additional retainer of $300,000, half of which was paid in 2018 and the remainder was paid in January 2019. In addition, the amount includes a pro-rated cash retainer in the amount of $117,123 for the period from March 9, 2018 to June 30, 2018.

(10)	Mr. Moore retired from the Board of Directors effective in May 2018.
(11)

The following table shows for each named individual the aggregate number of shares subject to all outstanding options, restricted stock units and phantom shares held by that individual as of December 31, 2018:

Name	Number of Shares of Common Stock Subject to all Restricted Stock Units as of December 31, 2018(a)	Number of Shares of Common Stock Subject to all Performance Stock Units as of December 31, 2018(a)	Number of Shares of Common Stock Subject to all Outstanding Options as of December 31, 2018	Number of Shares of Common Stock Subject to all Phantom Shares as of December 31, 2018(b)
Jacqueline K. Barton	2,763	—	11,615	—
John F. Cogan	2,283	—	123,062	—
Kelly A. Kramer	4,524	—	25,483	—
Kevin E. Lofton	7,894	—	117,202	23,542
Harish Manwani	2,283	—	9,496	—
John C. Martin	2,593	49,335	3,145,475	—
Nicholas G. Moore	—	—	27,732	19,178
Richard J. Whitley	6,311	—	101,342	6,705
Gayle E. Wilson	2,283	—	123,062	—
Per Wold-Olsen	2,283	—	108,902	—
(a)

Restricted stock unit awards granted under the 2004 Plan accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding restricted stock unit awards. Dividend equivalents are accumulated and paid in cash when the underlying shares vest.

(b)	Phantom shares accrue dividend equivalents and are paid in shares quarterly.

28

Audit Matters

Proposal 2

Ratification of the Selection of Independent Registered Public Accounting Firm

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1987.

►	The Board unanimously recommends a vote “FOR” Proposal 2.

Annual Evaluation and Selection of Independent Auditor

To help ensure continuing auditor independence, our Audit Committee annually reviews Ernst & Young LLP’s independence and performance in connection with the Committee’s determination of whether to retain Ernst & Young LLP or engage another firm as our independent auditor. In the course of these reviews, our Audit Committee considers, among other things:

■	Ernst & Young LLP’s historical and recent performance on the Gilead audit;
■	Ernst & Young LLP’s institutional knowledge and expertise regarding Gilead’s global business, accounting policies and practices and internal control over financial reporting;
■	the professional qualifications of Ernst & Young LLP, the lead audit partner and other key engagement partners;
■	Ernst & Young LLP’s disclosures related to audit quality and performance, including recent PCAOB inspections;
■	the appropriateness of Ernst & Young LLP’s audit fees, including the fees that Ernst & Young LLP receives for non-audit services;
■	the appropriateness of Ernst & Young LLP’s audit fees, including the fees that Ernst & Young LLP receives for non-audit services;
■	the quality and candor of Ernst & Young LLP’s communications with the Audit Committee and management; and
■	the potential impact of changing our independent registered public amounting firm.

Based on this evaluation, our Audit Committee has determined that Ernst & Young LLP is independent and that it is in the best interest of Gilead and its stockholders to continue to retain Ernst & Young LLP to serve as our independent auditors for 2019.

Rotation of Lead Audit Partner

The Audit Committee requires the lead audit partner to be rotated at least every five years. The process for selection of Gilead’s lead audit partner pursuant to this rotation involves a meeting between the Chair of our Audit Committee and the candidate for the role as well as discussion by the full Audit Committee and management.

2019 Proxy Statement	29

Audit Matters

Principal Accountant Fees and Services

Our Audit Committee is responsible for audit firm compensation. The aggregate fees billed by Ernst & Young LLP for the years ended December 31, 2018 and 2017 for the professional services described below are as follows:

	2018	2017
Audit Fees(1)	$8,228,000	$8,165,000
Audit-Related Fees(2)	$105,000	$355,000
Tax Fees(3)	$2,748,000	$2,144,000
All Other Fees(4)	$4,000	$2,000
Total	$11,085,000	$10,666,000
(1)	Represents fees incurred for the integrated audit of our consolidated financial statements and of our internal control over financial reporting and review of the interim condensed consolidated financial statements, as well as fees incurred for audit services that are normally provided by Ernst & Young LLP in connection with other statutory or regulatory filings or engagements.
(2)	Represents fees incurred for assurance and related services that are traditionally performed by Ernst & Young LLP, are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These fees included accounting consultation services related to issuance of our senior unsecured notes, implementation of new accounting standards, and fees incurred in connection with specified procedures performed by Ernst & Young LLP in relation to user-defined reports.
(3)	Represents fees primarily incurred in connection with domestic and international tax compliance and tax consultation services.
(4)	Represents fees related to accessing Ernst & Young LLP’s online research database in 2018 and 2017.

All of the services described above were pre-approved by our Audit Committee. The Committee concluded that the provision of these services by Ernst & Young LLP would not affect their independence.

Pre-Approval Policy and Procedures

To minimize relationships that could impair the objectivity of Ernst & Young LLP, our Audit Committee adopted policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. Under this policy, our Audit Committee must pre-approve all services provided by Ernst & Young LLP, and the policy prohibits the engagement of Ernst & Young LLP for certain specified services. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is a persuasive business reason for using Ernst & Young LLP over other providers. The policy provides that, as a general rule of thumb, the fees for these other services should be less than 25% of total audit fees. Pre-approval may be given as part of our Audit Committee’s approval of the scope of Ernst & Young LLP’s engagement or on an explicit case-by-case basis before Ernst & Young LLP is engaged to provide each service. The pre-approval of services may be delegated by our Audit Committee to a member of the Audit Committee. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Representatives of Ernst & Young LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Gilead and our stockholders.

30

Audit Matters

Audit Committee Report

Our Audit Committee is composed of three directors and operates under a written charter adopted by the Board of Directors. Our Board has determined that all members of our Audit Committee are “independent” directors under the criteria specified by applicable laws and regulations of the SEC, the listing rules of Nasdaq and our Board Guidelines, including the heightened independence standards under Exchange Act Rule 10A-3.

Our Audit Committee oversees, on behalf of our Board, our corporate accounting, financial reporting process and systems of internal accounting and financial controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Our Audit Committee is responsible for the selection, appointment, retention, compensation, oversight of the independent registered public accounting firm, Ernst & Young LLP. Our Audit Committee reviewed and discussed with Ernst & Young LLP the auditors’ independence from Gilead and its management. As part of that review, we received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and our Audit Committee discussed Ernst & Young LLP independence from Gilead.

We also considered whether Ernst & Young LLP’s provision of non-audit services to Gilead is compatible with the auditor’s independence. Our Audit Committee concluded that Ernst & Young LLP is independent from Gilead and its management.

We adopted auditor independence policies and procedures for the pre-approval of audit and permissible non-audit services rendered by Ernst & Young LLP. The policy permits the engagement of Ernst & Young LLP for services approved by our Audit Committee in defined categories such as audit services, audit-related services and tax services. The policy also permits engagement of Ernst & Young LLP for other services approved by our Audit Committee if there is a persuasive business reason for using Ernst & Young LLP over other providers. Our Audit Committee receives quarterly reports on the scope of services provided to date and planned to be provided by Ernst & Young LLP in the future.

Our Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2018 with management and Ernst & Young LLP. Our Audit committee has reviewed and discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by Auditing Standard No. 1301, Communications with Audit Committees, issued by the PCAOB.

Based upon these reviews and discussions, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in Gilead’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC. Our Board has approved this inclusion.

Audit Committee

Kelly A. Kramer, Chair
John F. Cogan
Kevin E. Lofton

2019 Proxy Statement	31

Executive Officers

The names of our executive officers who are not also directors of Gilead and certain information about each of them as of March 25, 2019 are set forth below.

See Mr. O’Day’s biography above under “Nominees” on page 16.

Gregg H. Alton Age: 53 Joined Gilead in 1999 Position: Chief Patient Officer

Mr. Alton is responsible for the company’s strategy, growth and operations. As Chief Patient Officer, he leads Gilead’s patient outreach and engagement initiatives and the company’s efforts to facilitate access to its medicines around the world. He oversees Gilead’s corporate and medical affairs functions and developing world access programs, as well as its digital patient solutions and patient-centered outcomes groups and commercial operations in certain countries.

Since joining Gilead in 1999, Mr. Alton has held a number of positions at the company with experience in legal, medical affairs, policy and commercial. He previously served as Interim Chief Executive Officer and General Counsel.

Prior to joining Gilead, he was an attorney at the law firm of Cooley Godward, LLP, where he specialized in mergers and acquisitions, corporate partnerships and corporate finance transactions for healthcare and information technology companies.

Mr. Alton is a member of the board of directors of the AIDS Institute, the Boys and Girls Clubs of Oakland, and the Partners in Health Board of Trustees. He serves on the U.S. government’s Industry Trade Advisory Committee on Intellectual Property Rights and the advisory boards for UCSF Global Health Group, USC Schaeffer Center for Health Policy and Economics and the UC Berkeley College of Letters and Science. He is also a member of the board of directors of Collidion, Inc.

Mr. Alton received a bachelor’s degree in legal studies from the University of California at Berkeley and a law degree from Stanford University.

Laura J. Hamill Age: 54 Joined Gilead in 2018 Position: Executive Vice President, Worldwide Commercial Operations

Ms. Hamill is responsible for leading the company’s commercial operations. Prior to Gilead, she held a number of U.S. and international executive positions at Amgen Inc., serving most recently as Senior Vice President, U.S. Commercial Operations. During her career at Amgen, Ms. Hamill oversaw the launch of multiple products across new and existing therapeutic areas, and she built management teams in international markets, establishing new businesses in multiple regions. Ms. Hamill has also held a variety of roles in the biopharmaceutical industry, including positions at F. Hoffmann-La Roche Ltd. and Klemtner Advertising. She currently serves on the advisory board of the Women Business Leaders of the U.S. Health Care Industry Foundation.

Ms. Hamill received her bachelor’s degree in business administration from the University of Arizona.

32

Executive Officers

John G. McHutchison A.O., M.D. Age: 61 Joined Gilead in 2010 Position: Chief Scientific Officer, Head of Research and Development

Dr. McHutchison was appointed Chief Scientific Officer in March 2018. Prior to joining Gilead, Dr. McHutchison worked at Duke University Medical Center, where he served as Associate Director of the Duke Clinical Research Institute. He also held the positions of Professor of Medicine in the Division of Gastroenterology at Duke University Medical Center, Associate Director at Duke Clinical Research Institute and Co-Director of the Duke Clinical and Translational Science Award. Prior to his positions at Duke, Dr. McHutchison spent nearly 10 years at Scripps Clinic, most recently as Medical Director, Liver Transplantation. He also previously held an Assistant Professorship in Medicine at the University of Southern California.

In June 2018, Dr. McHutchison was appointed an Officer of the Order of Australia in recognition of his distinguished service to medical research in gastroenterology and hepatology.

Dr. McHutchison has undergraduate degrees in medicine and surgery from the University of Melbourne in Australia and completed his residency in internal medicine and fellowship in gastroenterology at the Royal Melbourne Hospital. He is a member of the Royal Australasian College of Physicians.

Brett A. Pletcher Age: 51 Joined Gilead in 2005 Position: Executive Vice President, General Counsel and Chief Compliance Officer

Mr. Pletcher oversees the legal organization and compliance efforts associated with the promotion of our products and interactions with healthcare professionals and payers. Mr. Pletcher also serves as Corporate Secretary. Prior to joining Gilead, Mr. Pletcher was a partner in the law firm of Gunderson Dettmer, LLP, where he focused on providing corporate and securities services to emerging growth public and private companies and venture capital investors.

Mr. Pletcher received his bachelor’s degree in economics and political science from the University of California, Riverside and his law degree from the University of California, Berkeley School of Law. He is a member of the California State Bar and a former member of the Nasdaq Listing and Hearing Review Council and serves on the advisory board for the East Bay Community Law Center.

Robin L. Washington Age: 55 Joined Gilead in 2008 Position: Executive Vice President and Chief Financial Officer

Ms. Washington oversees the Global Finance and Information Technology organizations. Ms. Washington was promoted to Executive Vice President in 2014. Ms. Washington was previously Chief Financial Officer of Hyperion Solutions, which was acquired by Oracle Corporation in March 2007. Prior to that, Ms. Washington served in a number of executive positions with PeopleSoft, most recently in the role of Senior Vice President and Corporate Controller. Ms. Washington previously served on the Board of Directors of Tektronix, Inc. (acquired by Danaher), the Board of Directors of MIPS Technologies Inc. (acquired by Imagination), and currently is a member of the Board of Directors of Honeywell International, the Board of Directors of Salesforce.com, and the Board of Visitors, Graziadio School of Business and Management, Pepperdine University.

Ms. Washington is a certified public accountant and holds a bachelor’s degree in business administration from the University of Michigan and an MBA from Pepperdine University.

2019 Proxy Statement	33

Executive Officers

Proposal 3

Amendment to Gilead’s Restated Certificate of Incorporation to Allow Stockholders to Act by Written Consent

Our Board is submitting for stockholder approval an amendment to our Certificate of Incorporation (“Certificate”) to delete the current prohibition in the Certificate on stockholder action by written consent and add a new Section 3 to Article VI (the “Amendment”).

►	The Board unanimously recommends a vote “FOR” Proposal 3.

Background

In connection with our 2018 annual meeting, we received a stockholder proposal requesting that the Board take the necessary steps to allow stockholders to act by written consent. Of the votes cast, approximately 50.9% supported the proposal (representing approximately 37.1% of our outstanding shares). In 2018, the Board recommended voting against this stockholder proposal, as we already provide stockholders with the right to act between annual meetings through the power to call a special meeting. In addition, our Board had concerns regarding the potential abuse of a right to act by written consent, since such a right could lead to significant actions being approved without giving all stockholders adequate notice and the opportunity to express their views at an open stockholder meeting. Our Board remains concerned about the disruptive effect a consent solicitation could have on the Board’s and stockholders’ ability to thoroughly consider significant corporate actions and possible alternatives.

Stockholder Engagement and Feedback

We seek out and highly value the perspectives of our stockholders and have a strong record of responsiveness to stockholder concerns. Consistent with our commitment to soliciting and considering feedback from stockholders, in fall 2018, as part of our ongoing engagement efforts, we solicited specific feedback from our stockholders related to the 2018 written consent proposal and how we could amend our Certificate to authorize stockholders to act by written consent in a way that protects and is in the best interest of all stockholders. We contacted stockholders representing 38% of our shares outstanding. Of those that we contacted, 19 stockholders, representing 29% of our outstanding shares met with us in person or by phone. We also met with the two largest proxy advisory firms.

Many of our large institutional stockholders with whom we engaged expressed the view that the right to act by written consent was unnecessary in light of our existing stockholder rights, including the right to call special meetings, for which some expressed a preference. Nevertheless, they encouraged us to be responsive to the majority-supported stockholder proposal by adopting a written consent right. Nearly all the stockholders expressed concerns that the written consent process could be subject to abuse absent adequate procedural safeguards, or were otherwise supportive of reasonable safeguards to prevent abuse while also making the right usable under the appropriate circumstances.

Among various procedural safeguards, the most commonly discussed safeguard during our stockholder engagement was the minimum percentage of our shares that a stockholder (or a group of stockholders) must own in order to initiate the written consent process. Stockholders were universally supportive of implementing such a threshold. Holders of approximately 90% of the shares reached through our engagement efforts supported a 20% threshold to match our existing 20% threshold for calling a special meeting. These stockholders expressed concerns about the possibility for abuse if the percentage was set too low, potentially covering agenda items relevant to particular constituencies as opposed to stockholders generally, with attendant significant cost, management distraction and diversion of management and financial resources. After careful consideration of the feedback we heard from our stockholders, our Board determined to set the threshold to request a record date for action by written consent at 20% of our outstanding shares of Common Stock to be responsive to feedback we heard from our stockholders and to match the current 20% threshold that is required for stockholders to call a special meeting.

34

Executive Officers

After a comprehensive review of market practice and procedural safeguards adopted by other companies with respect to written consent rights, our Board has proposed including additional procedural safeguards to ensure fairness and transparency in the process for all our stockholders. During our fall engagement, nearly all the stockholders supported the Board using its discretion to implement these procedural and other safeguards, consistent with market practice. The proposed safeguards include the following:

■	To protect against stockholder disenfranchisement, consents must be solicited from all stockholders, giving each stockholder the right to consider and act on a proposal. This protection would eliminate the possibility that a small group of stockholders could act without a public and transparent discussion of the merits of any proposed action and without the input from all of our stockholders.

■	To provide transparency, any holder of Common Stock seeking to act by written consent would be required to provide the same information as would be required to propose a matter to be acted upon at a stockholder meeting or to nominate a director.

■	To provide our Board with a reasonable timeframe to properly evaluate and respond to a stockholder request, the Amendment requires that the Board must act, with respect to a valid request, to set a record date by the later of (i) twenty (20) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery by the stockholder of any information requested by the Company to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent. The record date must be no more than ten (10) days after our Board action to set a record date. Should the Board fail to set a record date by the required date, the record date is the date the first signed stockholder written consent is delivered to Gilead; provided that, if prior action by the Board is required under the provisions of Delaware law, the record date shall be the date on which the Board adopts the resolution taking such prior action.

■	To ensure that stockholders have sufficient time to consider the proposal and any statements in opposition, as well as to provide the Board the opportunity to present its views regarding the proposal and, in appropriate cases, to pursue superior options in a proposed change of control of Gilead, the timing of action by written consent would be on a similar timetable as action at a special meeting called by stockholders. No consents could be delivered until sixty (60) days after the delivery of a valid request to set a record date, and consents signed by a sufficient number of stockholders to take action by written consent must be delivered to the Corporation not later than 120 days after the record date for determining the stockholders entitled to consent to such action.

■	To ensure that the written consent is in compliance with applicable laws and is not duplicative, the written consent process would not be available for a limited number of matters, specifically: (i) those matters that would not be a proper subject for stockholder action, (ii) if the record date request is delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting or (y) thirty (30) days after the first anniversary of the immediately preceding annual meeting, (iii) if an identical or substantially similar item, other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the record date request is delivered, (iv) if an identical or substantially similar item was presented at an annual or special meeting of stockholders held not more than ninety (90) days before the record date request is delivered (and, for purposes of this clause (iv), the election of directors is deemed a similar item with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and for newly created directorships resulting from any increase in the authorized number of directors), (v) if an identical or substantially similar item is included in Gilead’s notice of meeting for a meeting that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the Company of the request to set a record date, or (vi) if the request to set a record date was made or solicited in a manner that involved a violation of the federal proxy rules or other applicable law.

This summary of the proposed amendment is qualified in its entirety by reference to the text of the Amendment attached as Appendix A to this Proxy Statement.

If this Proposal 3 is approved by stockholders, we will file with the Delaware Secretary of State the Amendment set forth in Appendix A, which will become effective on the date the Amendment is filed with the Delaware Secretary of State or at such later date stated in the filing. If Proposal 3 is not approved by the requisite vote, the Amendment will not be implemented and our current prohibition on stockholder action by written consent will remain.

2019 Proxy Statement	35

Executive Compensation

Proposal 4

Advisory Vote to Approve the Compensation of Our Named Executive Officers

Based upon a vote of stockholders at the 2018 annual meeting of stockholders, and following our Board’s recommendation for an annual advisory vote to approve the compensation of the Named Executive Officers, we are providing stockholders with an advisory vote to approve the compensation of our Named Executive Officers. Although the vote is non-binding, our Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions affecting our executive officers.

We encourage our stockholders to read the Compensation Discussion and Analysis, beginning on page 37 of this Proxy Statement, which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2018. Our 2018 corporate achievements are described under “Corporate Performance Objectives and Achievements for 2018” in the Compensation Discussion and Analysis.

Our stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the Named Executive Officers in this Proxy Statement:

“RESOLVED, that Gilead’s stockholders hereby approve the compensation paid to Gilead’s executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this Proxy Statement.”

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

►	The Board unanimously recommends a vote “FOR” Proposal 4.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the components of our executive compensation program and the 2018 executive compensation decisions of the Compensation Committee of our Board of Directors (our “Compensation Committee”) for our 2018 Named Executive Officers, who were:

John F. Milligan, Ph.D. Former President and Chief Executive Officer (“Chief Executive Officer”)(1)	Robin L. Washington Executive Vice President and Chief Financial Officer	Gregg H. Alton Chief Patient Officer(2)	Laura J. Hamill Executive Vice President, Worldwide Commercial Operations	John G. McHutchison, A.O., M.D. Chief Scientific Officer and Head of Research and Development
(1)	As announced in July 2018, Dr. Milligan stepped down as President and Chief Executive Offer in December 2018.
(2)	As announced in December 2018, Mr. Alton was appointed interim Chief Executive Officer effective January 2019. Mr. Alton served in this role until Daniel P. O’Day commenced the role of Chairman and Chief Executive Officer on March 1, 2019.

2018 Executive Compensation Highlights

2018 was a year marked by transition and ongoing operational excellence for Gilead. Following 28 years of service, John F. Milligan, Ph.D., stepped down from his role as President and Chief Executive Officer, effective December 31, 2018. On December 8, 2018, our Board of Directors (our “Board”) announced the selection of Daniel P. O’Day to be our new Chairman and Chief Executive Officer, effective March 1, 2019. We had other leadership transitions throughout the year resulting from planned successions and normal industry turnover. With the fresh perspective of new leaders and the deep experience of continuing leaders, we are well-positioned for growth in multiple therapeutic areas in an increasingly complex healthcare environment. We maintained strong performance on many fronts, including achieving record revenue in our HIV franchise, even as we faced generic competition in certain markets. Through internal research efforts and our investments in innovative early stage companies, with 25 partnerships, licensing, M&A or equity investment deals compared to six in 2017, we ended 2018 with more product candidates in our development pipeline than ever before. The transitions described above have had an effect on how we paid our executives as well as how pay is reported in the Summary Compensation Table:

■	Our former Chief Executive Officer’s reported pay is higher than his actual pay due to incremental share-based compensation costs resulting from his severance arrangement. Upon Dr. Milligan’s departure, we accelerated his unvested stock options and modified his outstanding performance shares to provide for continued vesting eligibility, which is a common and accepted market practice.

-	These modifications did not result in any intrinsic value from these awards. Accounting rules required us to record an additional $9.2 million incremental expense that is included in his pay in the Summary Compensation Table. Of this amount, approximately $3.9 million is reported in the Stock Awards column and approximately $5.3 million is reported in the Option Awards column.

-	Excluding the share-based incremental expense, Dr. Milligan’s total approved 2018 compensation was $16.7 million, 2% higher than his total approved 2017 pay.

-

The share-based incremental expense is not reflective of the actual realizable value of the accelerated awards. In fact, all of Dr. Milligan’s accelerated options were underwater as of year-end, and the value of his performance shares is contingent on future performance achievement.

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■	Our annual incentive plan paid out above target due to our robust product pipeline and strong 2018 track record of meeting development goals ahead of schedule, in some cases by more than a year, along with our strong commercial execution, particularly as it relates to our HIV franchise.

■	50% of our long-term incentive awards granted in 2018 were in the form of performance shares that vest upon the achievement of relative total shareholder return (“TSR”), capped at target for negative TSR, and revenue goals.

-	The realizable value of outstanding equity awards is considerably lower than the original grant value, as past performance awards vested well below target and outstanding options granted over the last four years are underwater.

Compensation Overview

Our Compensation Committee annually reviews our Named Executive Officers’ compensation components, payment criteria, pay outcomes and goals. Based on this review, our Compensation Committee believes our executive compensation program is fair and delivers pay that is aligned with stockholder returns. A summary of our Named Executive Officers’ annual compensation awarded or earned during 2018 is set forth below:

Compensation Component

Base Salary	Annual Bonus	Equity Compensation

Payment Criteria

■Fixed annual compensation reviewed annually with any regular increases occurring March 1

2018 Compensation Summary

■Increased 3% for our former Chief Executive Officer
■Increased between 4% and 7% for other Named Executive Officers(1)

Payment Criteria

Former Chief Executive Officer:

■100% corporate performance
■Target = 150% of base salary
■Maximum = 150% of target

Other Named Executive Officers:

■75% corporate/25% individual performance
■Target = 85% to 95% of base salary
■Maximum = 150% of target

Corporate performance assessed on:

■Product pipeline development: 40%
■Launch and support products: 20%
■Financial results: 30%
■Organizational achievements: 10%

2018 Compensation Summary

■Annual bonus earned at 140% of target for our former Chief Executive Officer, based on short-term financial and strategic business achievements
■Annual bonus earned at 138% to 141% of target for other Named Executive Officers

Payment Criteria

■50% delivered in performance shares earned over three years based on relative TSR and annual revenue growth
-Performance shares pay out at zero below a minimum threshold of performance
-TSR awards are capped at target if absolute TSR is negative
■50% delivered in stock options that vest over four years beginning one year after grant, with quarterly vesting after year one

2018 Compensation Summary

■Value of 2018 equity award granted to our former Chief Executive Officer represented a 2% increase compared to 2017 target award value
■2016 performance shares paid out at 88% of target with an actual value delivered at 75% of target due to the ending share price
-Relative TSR tranche of performance shares for 2016-2018 earned at 29% of target shares
-Absolute revenue tranche of performance shares for 2016-2018 earned at 147% of target shares

(1)	Excludes the promotional increase for Dr. McHutchison.

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Granted and Realized Pay Delivery Alignment with Stockholder Value

Our industry’s business model is characterized by significant capital investment, long lead times for discovery and development and unpredictable outcomes due to the nature of developing medications for human use.

Our business involves multi-year development cycles, in which the return on investments in our product pipeline may take 12 years or more. Thus, our compensation programs establish goals and metrics to measure performance over the short and long term. Our executive compensation programs focus not only on the successful progression of research programs, clinical trials and the launch of new products, but also on performance across a range of shorter-term goals and milestones that advance our long-term strategy and longer-term value creation for our stockholders. As a result of long development cycles, success in the early phases of development, while critical to achieving our long-term strategy and short-term goals, may not always be reflected in the current operating performance and our share price.

Our long-term incentives, awarded in the form of performance shares and stock options, align executives’ compensation directly with TSR performance. As a result, a substantial portion of the target total direct compensation (“TDC”) for each Named Executive Officer is tied directly to Gilead’s performance with an appropriate balance between short- and long-term corporate goals, as shown below.

Former Chief Executive Officer	Other Named Executive Officers

In aggregate, target TDC for our Named Executive Officers approximated the median compared to our peers. However, target pay opportunity is not representative of actual realized pay unless we perform. For example:

■	As of December 31, 2018, all the stock options granted to our Named Executive Officers over the past four years were underwater, or “out of the money”.
■	In addition, our performance shares awards, granted over the same period, have paid out below target.

To illustrate the alignment with stockholder value, the following table compares the three-year target long-term equity incentive award values to the actual payout for our former Chief Executive Officer and shows that only 24% of the target value was delivered.

Three-year LTI Target Versus Actual LTI Payout

(1)	Target performance share value is based on the 2014, 2015 and 2016 performance share grants, valued as of the award date.

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(2)

2014 actual performance share award value is based on 0% payout for the TSR tranche and 160% payout for the absolute revenue tranches, valued at the $70.31 share price as of the release date of February 16, 2017. 2015 actual performance share award value is based on the 1.5% payout for the TSR tranche and 160% payout for the absolute revenue tranches valued at $80.69 share price as of the release date of February 21, 2018. 2016 actual performance share award value is based on the 29% payout for the TSR tranche and the 147% payout for the absolute revenue tranches, valued at $68.75 per share as of the award settlement date of February 6, 2019.

(3)

Target stock option value is based on the 2016, 2017 and 2018 stock option grants, valued at the grant date fair values; 2016, 2017 and 2018 intrinsic stock option value is based the difference between the closing stock price and exercise price per share as of December 31st of the year of grant.

Key Achievements in 2018

■	We received regulatory approval for Biktarvy®, our sixth single tablet regimen for the treatment of HIV, and launched in the United States and the European Union. Through its first 11 months, Biktarvy remains the best HIV launch of all time in the United States, as measured by total prescriptions on a launch-aligned basis.

■	Our HIV product revenues increased by 12% compared to 2017. This was driven by sales of our Descovy (emtrictabine/tenofovir alafenamide)-based portfolio of products, including Biktarvy, as well as sales of Truvada® for pre-exposure prophylaxis (“PrEP”). Our Descovy®-based portfolio of products exemplifies our ability to continuously innovate and deliver long-term stockholder value despite entry of generic HIV products.

■	We received European Commission approval for Yescarta®, a chimeric antigen receptor (“CAR”) T cell therapy for treatment of large B-cell lymphoma and primary mediastinal B-cell lymphoma, bringing an important new treatment option to patients who have exhausted all other therapies.

■	We advanced our inflammation programs and nonalcoholic steatohepatitis (“NASH”) by enrolling Phase 3 studies in record time (although our first Phase 3 NASH clinical trial did not read its primary endpoint, we continue to evaluate the efficacy of selonsertib) and announced positive data from our investigational compound filgotinib in ongoing Phase 2 and 3 clinical trials.

■	We significantly enhanced our research pipeline by completing 25 collaborations, partnerships and strategic investments in 2018, compared to six in 2017.
■	We expanded our business in key geographies and received six marketing approvals in China.

Senior Leadership Transitions

Chief Executive Officer Succession

In July 2018, we announced that Dr. Milligan, our President and Chief Executive Offer, would be stepping down after a 28 year career with Gilead, effective December 31, 2018. Following Dr. Milligan’s departure as President and Chief Executive Officer, Mr. Alton was named to serve as interim Chief Executive Officer from January 1, 2019 through February 28, 2019.

Mr. O’Day was then appointed to serve as our Chairman and Chief Executive Officer commencing on March 1, 2019. He brings more than 30 years of experience in executive management, creative leadership and operational excellence, having held diverse leadership roles across North America, Asia Pacific and Europe. Most recently, Mr. O’Day served as the Chief Executive Officer of Roche Pharmaceuticals, the pharma division of Roche Group. Our Board views Mr. O’Day as a transformational leader with a track record of success in highly scientific and competitive therapeutic areas, a deep understanding of the evolving healthcare environment around the world, and an unwavering commitment to driving innovation across all aspects of a business. Our Board believes these attributes are critical to advancing our goals and driving stockholder value in the future.

Promotion of Dr. McHutchison to Chief Scientific Officer and Head of Research and Development

In March 2018, we announced the promotion of Dr. McHutchison to Chief Scientific Officer and Head of Research and Development following the retirement of Norbert Bischofberger, Executive Vice President, Research and Development and Chief Scientific Officer. Dr. McHutchison joined Gilead in 2010 as Senior Vice President, Liver Diseases Therapeutics and was named Executive Vice President, Clinical Research in 2014. Under his leadership, we have developed five medications for the treatment of chronic hepatitis B virus and chronic hepatitis C virus. In addition, Dr. McHutchison has been instrumental in building our oncology and inflammation therapeutic areas.

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Hiring of Ms. Hamill, Executive Vice President, Worldwide Commercial Operations

In August 2018, we announced that Ms. Hamill would join the company as Executive Vice President, Worldwide Commercial Operations following the retirement of Jim Meyers, Executive Vice President, Commercial Operations. Ms. Hamill brings over 20 years of commercial experience. Our Board and management believe she is an excellent addition to our organization and will help us achieve our long-term strategic plan and goals. Ms. Hamill is an experienced leader with significant expertise in managing the complexity of commercial operations at a large biopharmaceutical company, including driving strategic planning, delivering operating results, executing on product launches, managing strategic partnerships and leading market development.

See “Pay Actions Related to Leadership Transition” on page 50 for additional details related to our senior leadership transitions.

Stockholder Engagement and 2018 Vote on Named Executive Officer Compensation

During 2018, we contacted stockholders representing approximately 38% of our outstanding shares to gain valuable insights.

►

During these meetings, we discussed key corporate governance topics and asked our stockholders whether they had any concerns or feedback about our current executive compensation program. Dr. Cogan, our Lead Independent Director, also met with stockholders to answer questions about our Chief Executive Officer transition. Of the stockholders we met, none expressed significant concerns about the design or structure of our compensation programs.

At the 2018 annual meeting of stockholders, we held a stockholder advisory vote on the compensation of our Named Executive Officers. Approximately 89% of the votes cast were voted in favor. Our Compensation Committee carefully reviews feedback from our stockholder engagement activities and these voting results when making decisions regarding our executive compensation program. Our Compensation Committee did not change the structure of our executive compensation program based on the outcome of the 2018 stockholder advisory vote and feedback received from our investors, and we continued to establish rigorous financial, research and development, and strategic goals for earning performance-based incentives.

Stockholders may express their views directly to our Compensation Committee as described in our “Stockholder Communications with the Board” policy, available on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

Named Executive Officers’ 2018 Compensation

Base Salaries

Our Compensation Committee annually reviews and approves our Chief Executive Officer’s base salary, subject to ratification by the independent members of our Board. For 2018, our Compensation Committee approved, and our Board ratified, a 3% increase for Dr. Milligan’s base salary. Dr. Milligan presented his recommendations for base salary increases for our other Named Executive Officers (other than Ms. Hamill who commenced employment in August 2018) to our Compensation Committee. The recommendations for our other Named Executive Officers were based on individual achievements during 2017 and expectations for their roles moving forward, as well as competitive market positioning. Named Executive Officers’ 2018 base salary increases were effective as of March 1.

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The 2018 base salaries for our Named Executive Officers were as follows:

Named Executive Officer	2018 Base Salary
Dr. Milligan	$1,591,000
Ms. Washington	$1,025,000
Mr. Alton	$1,017,000
Ms. Hamill(1)	$950,000
Dr. McHutchison	$975,000
(1)	Ms. Hamill commenced employment on August 27, 2018.

Annual Bonuses

Our annual bonus plan is designed to reward the achievement of key short-term corporate objectives to recognize our commercial performance and research and development as well as strategic goals that serve as building blocks for our future product development and operational goals, as well as individual performance objectives that drive our longer-term corporate performance and growth.

The annual bonus of our Chief Executive Officer was tied solely to our achievement of corporate financial and operational performance objectives based on our 2018 annual operating plan. The annual bonuses for our other Named Executive Officers were weighted 75% on achievement of the same corporate financial and operational performance objectives that applied to our Chief Executive Officer and 25% on each Named Executive Officer’s achievement of individual performance objectives, with award amounts determined by the following formula:

Target Bonus	×	Corporate Weighting (75%)	×	Corporate Performance	+	Target Bonus	×	Individual Weighting (25%)	×	Individual Performance	=	Actual Bonus Award

Target Bonus Opportunities

The 2018 target bonus opportunities for our Named Executive Officers were established as a percentage of their base salaries. Actual earned amounts could range from 0% to 150% of the target opportunity, based on achievement of the relevant performance objectives as follows:

Named Executive Officer	2018 Target Bonus Opportunity (as a percentage of base salary)
Dr. Milligan	150%
Ms. Washington	95%
Mr. Alton	85%
Ms. Hamill(1)	95%
Dr. McHutchison	95%
(1)	Ms. Hamill commenced employment on August 27, 2018 and was eligible for a pro-rated bonus for 2018.

Corporate Performance Objectives and Achievements for 2018

Following the end of the year, our Compensation Committee considered our performance against the forgoing pre-established objectives, the degree of difficulty in achieving the objectives and relevant events and circumstances that affected our performance. Based on these assessments, our Compensation Committee assigned a corporate performance factor between 0% and 150% for each category, as shown below. The chart below illustrates our performance targets for each component of the award as well as achievements considered against each goal.

Our Compensation Committee can add or subtract an additional 10% to recognize unanticipated factors, provided that the total amount payable does not exceed the maximum bonus opportunity for the year. If our Compensation Committee determines that the overall corporate performance factor for the year was less than 50%, no bonus is payable. In addition, our Compensation Committee has the authority to exercise negative discretion to reduce payments.

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Performance Target		2018 Results
Build Pipeline For the Future		Performance Factor: 140% of Target	Results: 56%
CORPORATE DEVELOPMENT	■Expand our pipeline of pre-clinical and clinical programs through partnerships and acquisitions.	■Completed 25 partnership (versus 6 in 2017) and investment transactions to enhance the research and development pipeline across therapeutic areas.
RESEARCH	■Recommend 5 compounds for development.
■Recommended 5 compounds for development and initiated 12 new discovery projects across multiple therapeutic areas.

■Progressed our pipeline such that we will have 5 Phase 3 readouts in the first half of 2019.

HIV	■Obtain U.S. and European approval of Biktarvy in Q1 and Q3 2018, respectively. ■Progress development of new agents and single tablet regimens in HIV.
■Biktarvy received U.S. approval in February 2018 and EU approval in June 2018, and represented the best HIV launch in the U.S. through its first 11 months.

■Progressed clinical development of Descovy for PrEP to support anticipated 2019 filing.

LIVER DISEASES	■Advance and expand the liver fibrosis program. –Complete enrollment of two Phase 3 studies of selonsertib in NASH by Q3 2018. –Initiate Phase 2 combination study in NASH by Q2 2018.
■Completed enrollment of selonsertib Phase 3 STELLAR-3 and STELLAR-4 studies for NASH in April 2018, more than one year ahead of schedule.

■Completed NASH Phase 2 combination studies in Q2 2018 with enrollment completed ahead of schedule.

INFLAMMATION/ RESPIRATORY
■Advance the filgotinib program.

–Obtain topline data from first rheumatoid arthritis (“RA”) Phase 3 study and complete enrollment for second by Q4 2018.

–Complete interim analysis of ulcerative colitis by Q2 2018 and complete enrollment by Q4 2018; complete defined level of enrollment of male safety study by Q4 2018.

–Complete Phase 2 studies for ankylosing spondylitis and psoriatic arthritis by Q3 2018.

■Advanced filgotinib RA programs with enrollment completed, ahead of schedule, and Phase 3 data obtained in Q3 with excellent efficacy and safety in biologic-treated patients. Enrollment in all three studies completed nearly one year ahead of schedule.

■Enrollment for filgotinib safety study (MANTA) was behind projection, but U.S. Food and Drug Administration (“FDA”) allowed us to expand the site and inclusion criteria for the study, which has enabled us to enhance enrollment.

■Launched Verily collaboration to understand underlying disease state of rheumatoid arthritis, lupus and inflammatory bowel disease.

■Completed Phase 2 studies for ankylosing spondylitis and psoriatic arthritis on schedule.

HEMATOLOGY/ ONCOLOGY	■Cell Therapy: –Obtain Yescarta European approval by Q3 2018. –Enroll first subject in B-cell maturation antigen (“BCMA”) Phase 2 study by Q4 2018.
■Progressed cell therapy pipeline work, including European approval of Yescarta in August 2018. Studies are underway to expand disease indications of treatment for Yescarta.

■Made significant progress on allogeneic and three solid tumor programs.

■BCMA was discontinued, as it did not show activity in Phase 1 studies.

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Performance Target		2018 Results
Launch and Support Products		Performance Factor: 135% of Target	Results: 27%
HIV
■Biktarvy: Execute best in class U.S. and EU launches.

■Continue to promote Genvoya, Odefsey and Descovy effectively; educate on the clinical benefits of switching patients to Descovy-based regimens.

■PrEP: Support Truvada for PrEP uptake in the U.S. and other appropriate markets.

■Developing World: Ensure appropriate interactions with external constituents (Global Fund, PEPFAR, others); support PrEP demonstration projects and seek approval where local infrastructure will adopt.

■Biktarvy launch continued to track above the launch of Genvoya in the U.S., making it the best HIV launch in the U.S. through its first 11 months. Biktarvy is the number one prescribed regimen in both treatment-naive and switch patients.

■Biktarvy was the number one prescribed regimen for both treatment naïve and switch patients in Germany and among the top five (5) regimens for switch patients in France.

■Continued to promote Genvoya, Odefsey and Descovy: U.S. HIV franchise across all products exceeded budget target. Asia 5 delivered double-digit growth in 2018.

■PrEP: The U.S. HIV prevention market is growing and expanding in volume with over 200,000 people on Truvada for PrEP.

■In the developing world, more than 11 million people with HIV and 1 million people with chronic hepatitis C virus (“HCV”) are receiving a Gilead-based regimen.

CELL THERAPY	■Continue to effectively promote Yescarta in the U.S.; Successfully communicate the value story. ■Complete training and certification of all new planned cancer centers (approximately 70-90 centers).
■79 cancer centers were certified at year end worldwide (68 in the U.S. and 11 in EU); Kite Commercial and Medical teams hired and trained.

■Educated community oncologists on CAR T cell therapy and Yescarta and achieved significant market share in the U.S.

HCV	■Continue to ensure broad access to Gilead HCV products; maintain maximum patient share for all Gilead regimens.
■Developed and implemented a plan to maintain competitive position in HCV by preparing to launch authorized generic versions of certain HCV products through our separate subsidiary, Asegua Therapeutics, beginning in 2019.

■Positioning of Harvoni and Epclusa revised with singular focus on Epclusa and the simplicity of treatment.

OTHER THERAPEUTIC AREAS	■Cardio/pulmonary: Continue to promote and maximize patients benefiting from Gilead’s cardiovascular and pulmonary products, prior to generic entry.
■Letairis delivered over $940 million in net revenue for 2018, representing a year-over-year increase of 6%, despite patent expiration. Reconfigured territories to optimize coverage of top customers and we were able to preserve parity access for Letairis for approximately 96% of covered lives.

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Performance Target		2018 Results
Develop Organizational Capacity		Performance Factor: 135% of Target	Results: 13.5%
EMPLOYEES AND CULTURE	■Conduct employee survey in H1 2018 and ensure actions implemented to optimize employee engagement and retention.
■Conducted Employee survey in Q2 2018 with 92% participation across the Gilead and Kite organizations. Results and action items shared with all employees within one month of the survey completion. Began focused efforts on efficiency and inclusion and will continue into 2019.

FACILITIES	■Achieve all milestones for major capital projects, including new Research Building 324 and New Lab and Pilot Lab 357, while meeting all safety, sustainability and quality objectives.
■Achieved all capital projects while meeting safety, sustainability and quality objectives. All major projects executed on, or ahead, of schedule, at or below budget. Leased a site in Amsterdam to engineer cell therapies in Europe, leased a new facility in Maryland for clinical manufacturing and purchased a new building in Santa Monica for cell therapy research.

BUSINESS CONTINUITY MANAGEMENT	■Establish and enhance business continuity initiatives for key business areas.	■Completed 2018 Business Continuity Plans for select mission critical processes.
INTELLECTUAL PROPERTY, LEGAL and COMPLIANCE	■Uphold intellectual property covering our products.
■Defeated 10 of 10 sofosbuvir-related intellectual property challenges.

■Overturned $2.54 billion jury verdict against Gilead related to sofosbuvir intellectual property.

■Successfully defended appeal of trial court decision setting aside $200 million jury verdict against Gilead related to sofosbuvir intellectual property.

Drive Financial Results		Performance Factor: 130% of Target	Results: 39%
	Meet the 2018 financial performance targets as approved by the Board of Directors at the January 31, 2018 meeting: ■Net product revenues ■Total expenses	■Achieved net product revenues of $21.7 billion, which exceeded the budget and beat the high end of guidance (which was raised in October 2018). ■Expenses were approximately 2% over budget.
+/-10% UNPLANNED ACHIEVEMENTS		4.5%
■Effectively addressed unusually large number of senior leadership changes in 2018.
		Overall 2018 Corporate Performance Factor	140.0%

Based on of the achievements described above, our Compensation Committee certified an overall corporate performance achievement of 140% of target, reflecting the fact that we significantly exceeded our goals in most areas. Given the long-term nature of our industry, we continued to focus on strategic initiatives that we believe will deliver value to stockholders over many years. Our Board believes that our achievements in 2018 positioned us for future long-term growth. For example, we are confident in the strong fundamentals in the HIV business and the potential growth of cell therapy, both of which are long-term growth areas for us. In 2018, we paid cash dividends of $3 billion. We have strong operating margins, which are greater than 50% (on a non-GAAP basis)(1), resulting in strong cash flows. Our strong cash flow has given us the financial strength to continue to build our pipeline, not only internally but through mergers and acquisitions and external partnerships. We have a strong foundation for future products and growth in multiple therapeutic areas through the 25 partnerships, collaborations and investments in 2018.

(1)	For a reconciliation of non-GAAP operating margin, see Appendix B to this Proxy Statement.

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Individual Performance Objectives

Our Compensation Committee also considered the individual contributions of our Named Executive Officers (other than our Chief Executive Officer, whose annual bonus opportunity was based entirely on corporate performance) to the achievement of the research and development, commercial, financial and operational objectives that supported our corporate objectives. The assigned individual performance factors reflect the extent to which each Named Executive Officer’s personal contributions were determined to benefit our overall performance and to exceed or fall short of his or her individual objectives. In considering the annual bonus attributable to individual performance, our Chief Executive Officer and Compensation Committee considered the accomplishments of each Named Executive Officer, based on his or her individual strategic achievements.

Executive Officer	Select 2018 Achievements

Ms. Washington

Ms. Washington’s award reflects her leadership accomplishments across key business initiatives.

■Under her leadership, in 2018, we generated $8.4 billion in operating cash flow, repaid $1.8 billion senior notes upon maturity, repaid $4.5 billion of term loans borrowed in connection with the acquisition of Kite, paid cash dividends of $3 billion and repurchased approximately 39.7 million shares of stock for $2.9 billion.

■In addition, critical initiatives were implemented in the Finance, Information Technology and Facilities organizations that resulted that reduced costs, improved efficiency and laid the foundation for our future growth and success.

Mr. Alton

Mr. Alton’s award reflects his achievements in expanding Gilead’s patient access programs.

■Through his leadership, more than 11 million people are being treated by a Gilead-based HIV regimen and more than 1 million people are being treated by a Gilead-based HCV regimen in the developing world.

■In addition, Mr. Alton has expanded HIV patient access through our COMPASS and FOCUS programs.

Ms. Hamill

Ms. Hamill’s award reflects her impact to the organization since her appointment as Executive Vice President, Worldwide Commercial Operations.

■In her short tenure, Ms. Hamill was able to drive efficiency and leverage expertise across the Commercial organization.

■Ms. Hamill identified key organizational changes and new leadership for our Commercial organization.

Dr. McHutchison

Dr. McHutchison’s award reflects his efforts to significantly advance our product pipeline.

■At the end of 2018, our pipeline included 119 active clinical studies, of which 41 were Phase 3 clinical trials.

■Under his leadership, we progressed our NASH and inflammation programs and continued development of Gilead’s HIV cure program.

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Executive Compensation

Annual Bonus Decisions

Our Compensation Committee approved the bonus awards based on our corporate performance and the evaluation of individual performance objectives for our Named Executive Officers other than our former Chief Executive Officer. Based on our corporate performance, our Compensation Committee recommended and our Board ratified the bonus award for our former Chief Executive Officer. As a result, the following bonus payments were approved for 2018:

				Company Performance		Individual Performance			Total Bonus Payment as % of Target
Named Executive Officer	Base Salary	Target Bonus Opportunity (as % of Salary)	Target Bonus Opportunity	Corporate Performance Factor	Factor Weighting	Individual Performance Factor	Factor Weighting	Total Bonus Payment
Dr. Milligan	$1,591,000	150%	$2,386,500	140%	100%	—	—	$3,341,100	140%
Ms. Washington	$1,025,000	95%	$973,750	140%	75%	145%	25%	$1,375,421	141%
Mr. Alton	$1,017,000	85%	$864,450	140%	75%	140%	25%	$1,210,230	140%
Ms. Hamill(1)	$330,505	95%	$313,980	140%	75%	130%	25%	$431,778	138%
Dr. McHutchison	$975,000	95%	$926,250	140%	75%	140%	25%	$1,296,750	140%
(1)	Ms. Hamill’s bonus is pro-rated based on her August 27, 2018 start date.

Equity Compensation: Performance Shares and Stock Options

The objective of our equity compensation program is to link our Named Executive Officers’ pay delivery with the long-term interests of our stockholders as well as Gilead’s performance over the long-term. The long-term equity incentive component of our executive compensation program is entirely performance-based and in 2018 consisted of (i) performance shares that may be earned only upon the achievement of pre-established revenue and relative TSR goals and (ii) options, which require our common stock to appreciate in value before our executive officers realize any economic benefit.

Equity Awards

2018 Annual Equity Award Decisions

The equity awards for Dr. Milligan were recommended by our Compensation Committee and ratified by the independent members of our Board and were based on the following considerations:

■	a competitive assessment of the grant-date fair value of equity awards granted to the Chief Executive Officers at the companies in our compensation peer group;

■	our financial and operational performance in 2017; and

■	our financial performance based on multiple metrics relative to our compensation peer group over the past several years.

Dr. Milligan recommended to our Compensation Committee that equity awards in the amounts set forth below be granted to the Named Executive Officers (other than himself). Our Compensation Committee also evaluated each Named Executive Officer’s performance during the prior year, his or her expected future contributions, our performance compared to the competitive market and Dr. Milligan’s recommendation.

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The following table sets forth the value of the equity awards approved by our Compensation Committee at its January 2018 meeting:

Equity Award Value Approved By The Compensation Committee
Named Executive(1)	2018
Dr. Milligan	$11,750,000
Ms. Washington	$4,000,000
Mr. Alton	$2,500,000
Dr. McHutchison	$2,500,000
(1)	Ms. Hamill is excluded from this table as she did not receive an equity award in February due to her start date of August 2018.

2018 Performance Share Awards

Consistent with prior years, the performance share awards granted by our Compensation Committee in 2018 were divided into two equally weighted tranches: one subject to relative TSR performance conditions and one subject to three annual revenue-based performance goals. Our Compensation Committee selected relative TSR and revenue as our performance measures because they drive the key behaviors that it wants to reinforce and ensure alignment of pay delivery with stockholder returns. Our Compensation Committee conducts a thorough review of the performance measures and associated payout levels, the rigor of the performance goals, and the alignment with performance at the time of grant.

Relative TSR Portion. The performance-based vesting requirement for the relative TSR performance shares is tied to the percentile level of our TSR for the three-year performance period from February 1, 2018 through December 31, 2020 relative to the 37 companies comprising the S&P Healthcare Sub-Index. The S&P Healthcare Sub-Index was selected for comparison because it enables our Compensation Committee to assess our performance against an objective peer group.

TSR Percentile vs. Comparator Group	% of Target Paid
81st or above	200% of Target
50th	100% of Target
20th or below	0% of Target

If our absolute TSR is negative, the vesting opportunity is capped at 100% of target, regardless of our relative performance. To receive the earned shares, an executive officer must generally remain employed with us through the date when our Compensation Committee certifies performance achievement.

Absolute Revenue Portion. One-third of the shares subject to the revenue-based performance shares are tied to achievement of our 2018 net product revenue goal, one-third are tied to a 2019 net product revenue goal and one-third are tied to a 2020 net product revenue goal. Each year’s net product revenue goal is established by our Compensation Committee in the first quarter of that year, and the payout level can range from 0% to 200% of target allocated to each year’s goal. Awards do not become vested until the final performance results are certified in early 2021. Revenue is a key objective due to our historically high margin commercialized products and the strategic importance of research and development investment that could be compromised by overemphasis on profitability. The uncertainty of many external factors that influence our business and industry, such as unanticipated pricing pressures, product-approval timing and volatility in the foreign currency exchange rates, make it difficult to forecast net product revenue beyond a one-year period. As a result, our Compensation Committee has determined that the current design appropriately measures performance over the long-term, as it provides line of sight for our executive officers while making the value delivery contingent on three-year absolute TSR performance. For purposes of determining the achievement level, any product revenue realized during the fiscal year by any entity that we acquired during that year and the effect of any accounting change is excluded. In January 2018, our Compensation Committee established the net product revenue performance goal of $21.0 billion (at target) for 2018.

■	The 2018 net product revenue goal aligned with our forecast for the 2018 fiscal year, representing a decrease from 2017 and 2016 due to the dynamics of the HCV cure market. Specifically, we created a cure for HCV— the more patients who are cured, the more the pool of HCV patients shrinks, resulting in lower revenues each year. We do not make up this lost revenue by increasing prices; in fact, we have never raised prices on our HCV products and we recently

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introduced authorized generic versions of certain HCV products through our separate subsidiary, Asegua Therapeutics, to improve access to our medications and lower list prices. The same 2018 net product revenue performance goal also applies to one-third of the revenue-based performance shares granted in 2017 and in 2016.

Annual Revenue Goal
Year of Grant	2016	2017	2018	2019	2020
2016 Performance Share Award
Absolute Revenue Tranche	$30.8B Target	$24.3B Target	$21.0B Target
2017 Performance Share Award
Absolute Revenue Tranche		$24.3B Target	$21.0B Target	TBD
2018 Performance Share Award
Absolute Revenue Tranche			$21.0B Target	TBD	TBD

2018 Stock Options

Our Compensation Committee believes that stock options provide an appropriate incentive for our executives because they will realize value only if our stock price appreciates, which benefits all stockholders. Stock options granted to our Named Executive Officers vest over a four-year service period. One-quarter of the shares of our common stock subject to these options vest one year from the grant date and the remaining shares vest in equal quarterly installments thereafter (assuming the continued service of the executive officer over the next three years).

2016 Performance Share Awards Earned

In January 2016, our Compensation Committee granted to our then-current Named Executive Officers performance share awards, that were subject to a three-year performance period and continued employment through certification of performance achievement:

■	The vesting requirement for the first tranche was tied to our relative TSR for the performance period from February 1, 2016 through December 31, 2018, compared to the TSR of the companies comprising the S&P Healthcare Sub-Index; and

■	The vesting requirement for the second tranche was based on net product revenue goals established for each of 2016, 2017 and 2018 (one-third each year).

In February 2019, our Compensation Committee certified final performance achievements for the 2016 performance share awards. Our three-year relative TSR was at the 31st percentile, resulting in a payout of 29% of target for the TSR-based awards. Our net product revenue missed the revenue goal in 2016 but exceeded the target revenue goal in 2017 and 2018, resulting in a payout of 147% of target for the revenue-based awards.

(1)	Also included as a sub-tranche of the 2015 and 2016 performance share awards.
(2)	Also included as a sub-tranche of the 2016 and 2017 performance share awards.

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Executive Compensation

2016 Performance Share Award
Named Executive Officer(1)	Total Target Grant Value	Actual Value Delivered	% of Target Value Delivered	Target Number of TSR Shares	Earned TSR Shares	Target Number of Revenue Shares	Earned Revenue Shares
Dr. Milligan	$5,365,585	$4,406,281	75%	36,820	10,604	32,720	48,251
Ms. Washington	$1,560,923	$1,177,206	75%	10,710	3,084	9,520	14,039
Mr. Alton	$1,706,753	$1,287,206	75%	11,710	3,372	10,410	15,351
Dr. McHutchison	$1,341,020	$1,011,450	75%	9,200	2,650	8,180	12,062
(1)	Ms. Hamill is excluded from this table as she did not receive such an award.

Pay Actions Related to Leadership Transition

Dr. Milligan

During 2018, Dr. Milligan received standard compensation increases consistent with our executive compensation program. For 2018, our Compensation Committee approved an equity award valued at $11,750,000, representing an increase of 2% from 2017, and a base salary increase of 3%. In addition, the Committee approved a corporate bonus payment of $3,341,100 tied solely to our achievement of our 2018 corporate financial and operational performance objectives. The following table shows the actual compensation value approved and awarded to Dr. Milligan for 2017 and 2018, excluding the 2018 share-based accounting expense associated with his departure which is described below. Overall, Dr. Milligan’s approved 2018 compensation represented a 2% increase from 2017.

Name	Year	Base Salary	Equity	Bonus	Total
John F. Milligan	2018	$1,591,000	$11,750,000	$3,341,100	$16,682,100
	2017	$1,545,000	$11,500,000	$3,244,500	$16,289,500
Year-Over-Year Change		3%	2%	3%	2%

Separation Agreement

In order to assist with a smooth transition following the announcement that Dr. Milligan would step down as President and Chief Executive Officer, Dr. Milligan agreed to stay with Gilead in his capacity as Chief Executive Officer until December 31, 2018 and as an executive advisor from January 1, 2019 to March 1, 2019.

In recognition of his long service and succession planning support, our Board approved a separation agreement with Dr. Milligan. Under the agreement, Dr. Milligan will receive the pre-determined payments under our Severance Plan, described in further detail under “2018 Potential Payments Upon Involuntary Termination or Change in Control Termination,” a 2019 bonus for his transition services and the reimbursement of Dr. Milligan’s legal fees incurred in negotiating the agreement.

The separation agreement also provided for the acceleration of his unvested stock options (all of which were underwater) and continued vesting on all unvested performance share awards. Although $9.2 million in incremental expenses was included in the 2018 Summary Compensation Table for the equity modification, Dr. Milligan did not realize or receive any intrinsic value from these awards in 2018 and their realizable value is dependent upon future revenue and stock price performance. These severance benefits demonstrate our executives’ and directors’ confidence in our future performance and commitment to aligning compensation with stockholder value. The treatment of Dr. Milligan’s equity awards aligns with what many of our peers provide under their standard equity benefit plans.

Mr. O’Day – New Hire Offer

Mr. O’Day joined Gilead on March 1, 2019. The key elements of his compensation arrangements are as follows:

Annual Base Salary: $1,600,000 per year.

Annual Cash Bonus Opportunity: Targeted at 150% of his base salary, with a maximum opportunity equal to 150% of target.

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Long-Term Incentive: For 2019, Mr. O’Day received an annual equity award comprising of (i) stock options with a grant date value of $3,000,000; (ii) restricted stock units with a grant date value of $3,000,000; and (iii) performance shares with a target grant date value of $6,000,000.

“Make Whole” Payments: We provided the following “make whole” payments, which are intended to compensate Mr. O’Day for compensation and other benefits forfeited when he left his employer of 30 years to accept our offer. Our intent was to parallel the form and timing of the forfeited payments so that Mr. O’Day was no better off or worse off than if he had remained with his former employer:

■	Restricted Stock Units: Mr. O’Day received restricted stock units as of his employment start date with a grant date fair value of $8,500,000, which will vest annually over a three-year period.
■	One-Time Cash Payment: Mr. O’Day received a one-time cash payment of $5,675,000, which will be subject to repayment if his employment is terminated for Cause or without Good Reason prior to completing one year of service.

■	Deferred Compensation Contribution: Gilead will credit a $750,000 employer contribution to Mr. O’Day’s individual deferred compensation account for each of the first five years of his service, starting one year after his start date.

Ms. Hamill – New Hire Offer

Ms. Hamill joined Gilead on August 27, 2018. The key elements of her compensation arrangement are as follows:

Annual Base Salary: $950,000 per year.

Annual Cash Bonus Opportunity: Targeted at 95% of the base salary, with a maximum opportunity equal to 150% of target.

“Make Whole” Payments: We also awarded the following “make whole” payments to compensate Ms. Hamill for foregone equity awards with her prior employer:

■	Long-Term Incentive: In connection with the hiring of Ms. Hamill, our Compensation Committee approved 2018 equity grants to her with an aggregate value of approximately $8,000,000. These grants were in the form of:

-	$4,000,000 in performance-based restricted stock units, which will be earned and vest subject to her achievement of certain individual performance goals, including the assessment of the company’s worldwide commercial and therapeutics structure, and capabilities and establishment and initial implementation of a three-year corporate strategy that meets certain identified key objectives;

-	$1,500,000 in stock options, one-quarter of which vest one year from the grant date with the remaining vesting quarterly thereafter; and
-	$2,500,000 in restricted stock units, which vest in annual installments over four years from the date of grant.

One-Time Cash Payment: As an additional inducement to accept our employment offer, Ms. Hamill is eligible to receive a one-time bonus in the aggregate amount of $3,000,000. Fifty percent of this cash bonus was paid in September of 2018 and the remainder will be paid on the first anniversary of her employment start date. Ms. Hamill is obligated to return a pro-rata portion of the full bonus if her employment is terminated for Cause or she resigns without Good Reason prior to completing one full year of service. In the event of the termination of her employment without Cause or her resignation for Good Reason, Ms. Hamill will be entitled to receive any unpaid portion of this bonus.

Performance-Based Retention Program

Our Board determined that in order to promote continuity and stability through our Chief Executive Officer transition process, while also providing an incentive for key employees to drive long-term stockholder value, it was appropriate to approve a one-time performance-based cash retention award for certain Gilead officers and, for a limited period of time, to enhance severance benefits in case covered executives subsequently experienced a covered termination event under our Severance Plan. Ms. Washington, Dr. McHutchison and Mr. Alton received performance-based cash retention awards, in which they could earn specified amounts based on the achievement of TSR performance targets over two years and the opportunity to achieve 50% of payment early, after the first year, based on our actual TSR performance.

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Executive Compensation

Other Executive Compensation Policies and Practices

Gilead’s Compensation Philosophy, Goals and Principles

Compensation Philosophy

Our executive compensation program is built on six fundamental principles that reflect the nature of our business and industry:

▼	▼	▼
■Pay-for-Performance ■Market Competitiveness	■Balance the Short- and Long-Term Perspective ■Stockholder Alignment	■Cost-Effectiveness ■Egalitarian Approach

We maintain “best-in-class” governance standards pertaining to the oversight of our executive compensation program. As in prior years, the following policies and practices were in effect during 2018:

WHAT WE DO	WHAT WE DO NOT DO
▼	▼
Robust executive stock ownership	No repricing of stock options without stockholder approval
Clawback policy allows for recoupment of unearned compensation if financial results are subsequently restated	No single trigger change in control severance benefits
Pre-established grant date practice for executive officers’ annual equity awards	No change in control excise tax gross-ups
Limited perquisites for executive officers	Executive officers are prohibited from hedging and pledging our stock
Compensation Committee’s independent consultant performs no other work for Gilead	No dividend or dividend equivalent rights payable on unearned or unvested equity awards

Role of Chief Executive Officer

Our Chief Executive Officer makes recommendations to our Compensation Committee with respect to the compensation for our Named Executive Officers other than himself. In formulating his recommendations, our Chief Executive Officer reviews internal base salary data and external compensation data provided by our Human Resources Department. The Human Resources Department has engaged Compensia Inc. (“Compensia”), a national compensation consulting firm, to provide comparable market data, including tally sheets, financial performance reports, market compensation reviews and other analyses to aid our Chief Executive Officer in developing his recommendations. During 2018, Compensia served solely as a consultant to management in the compensation decision-making process. When setting 2018 compensation levels, our Compensation Committee placed considerable weight on our former Chief Executive Officer’s compensation recommendations because of his direct knowledge of each Named Executive Officer’s performance and contributions.

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Role of Compensation Consultant

Our Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FW Cook”), a national compensation consulting firm, as its independent compensation consultant. FW Cook reports directly to our Compensation Committee, which has the direct authority to appoint, compensate, oversee the work of and dismiss its compensation consultant. George Paulin, Chairman of FW Cook, attends meetings of our Compensation Committee, as requested. FW Cook provides various executive compensation services to our Compensation Committee, including advising our Compensation Committee on the principal aspects of our Chief Executive Officer’s compensation and evolving industry practices, and providing market information and analyses regarding the competitiveness of our program design for both our executive officers and the non-employee members of our Board. During 2018, FW Cook served solely as a consultant to our Compensation Committee and did not provide any other services to Gilead.

Our Compensation Committee has determined that FW Cook is independent and the work of FW Cook on behalf of our Compensation Committee did not raise any conflict of interest based on the six factors for assessing independence and identifying potential conflicts of interest as set forth in Exchange Act Rule 10C-1(b)(4), the listing standards of Nasdaq and such other factors as were deemed relevant under the circumstances.

Use of Market Data

Individual compensation levels and opportunities for our Named Executive Officers are compared to a peer group of biopharmaceutical and pharmaceutical companies headquartered in the United States that are most similar to us in terms of business strategy, labor market competition, market capitalization, revenue and number of employees. Our compensation peer group for 2018, which was identified based on these objective selection criteria and remained unchanged from our compensation peer group for 2017 comprised these 10 companies:

►	Compensation Peer Group

	AbbVie, Inc.	Biogen Idec, Inc.	Eli Lilly and Company	Pfizer Inc.
	Allergan, PLC	Bristol-Myers Squibb Company	Johnson & Johnson, Inc.
	Amgen, Inc.	Celgene Corporation	Merck & Co., Inc.

The following chart represents our position relative to our peer group on three key selection criteria at the time the 2018 compensation peer group was approved in July 2017 (based on publicly available information as of June 2017).

	Revenue in $ millions (as of June 30, 2017)	Market Capitalization in $ millions (as of June 30, 2017)	Worldwide Headcount (as of FYE 2016)
Peer Group Median	$22,257	$103,047	27,500
Gilead Sciences, Inc.	$29,101	$86,719	9,000

Our compensation peer group includes companies we believe are most similar to us in terms of business complexity and product life cycle. We also include companies that fall within specified revenue and market capitalization ranges. These ranges are broad enough to ensure we can maintain a sufficient number of peer companies. This is especially important as our industry experiences a number of mergers and acquisitions each year, thereby reducing the number of relevant peer company choices. Our Compensation Committee reviews the companies in our compensation peer group annually and makes adjustments as necessary to ensure the comparator companies properly reflect the market in which we compete for executive talent. We also review the executive pay practices of similarly situated companies as reported in industry surveys and reports. In practice, our Compensation Committee has not targeted a specific percentile relative to our compensation peer group for individual components of our total compensation. Instead, we take a holistic perspective in establishing total compensation for our executive officers, taking into account internal pay equity that recognizes the relative experience, responsibilities and individual capabilities in addition to external market compensation practices.

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Executive Compensation

Use of Tally Sheets

Our Compensation Committee annually reviews tally sheets in its evaluation of the total compensation provided to each Named Executive Officer. These tally sheets estimate dollar amounts for each compensation component, including current cash compensation (base salary and annual bonus), outstanding vested and unvested equity awards, employee benefits, perquisites and other personal benefits and potential severance payments and benefits.

Nonqualified Deferred Compensation

Eligible employees (including our executive officers) can enroll in our Deferred Compensation Plan and defer a portion of their base salaries and part or all their annual bonuses and commissions. Gilead does not provide any matching contribution to the Deferred Compensation Plan. Each participant may direct the investment of his or her deferred compensation account balance into investment choices that mirror substantially all the investment funds available under the Section 401(k) plan. None of these investment alternatives result in “above-market” interest for disclosure purposes. For further information on the deferred compensation arrangements of our Named Executive Officers, see the “2018 Nonqualified Deferred Compensation Table” on page 72 below.

In addition, our executive officers may defer receipt of the shares of our common stock that they earn under their performance share awards.

Benefits and Perquisites

We provide medical and other benefits to our executive officers that are generally available to other full-time employees, including participation in our employee stock purchase plan, group term life insurance plan and a Section 401(k) savings plan. Under the Section 401(k) plan, we make matching contributions on behalf of each participant equal to 100% of his or her contributions to the plan, up to an annual maximum matching contribution of $10,000 (increased to $12,000 for 2019). All of our executive officers participated in the Section 401(k) plan during 2018 and received matching contributions.

We do not provide defined benefit retirement plans, post-retirement health coverage or any other supplemental retiree benefits for our executive officers or employees. We generally do not provide perquisites or other personal benefits to our executive officers.

For further information on the perquisites and other personal benefits provided to our Named Executive Officers during 2018, see the “Summary Compensation Table” on page 62.

Stock Ownership Guidelines

We have stock ownership guidelines that require each Named Executive Officer to maintain a stock ownership level equal to a specified multiple of his or her annual base salary, as set forth in the table below:

Stock Ownership Guideline (as multiple of base salary)
Chief Executive Officer

Individuals newly hired or promoted are allowed a specified number of years to comply with their ownership guidelines. As of December 31, 2018, all of our Named Executive Officers were in compliance or were within the grace period for compliance with their applicable stock ownership guidelines.

All other Named Executive Officers

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Clawback Policy

We maintain a compensation recovery or “clawback” policy under which our Board has the authority to recoup any bonus or other cash or equity compensation based on restated financial results from any executive officer or other covered individual whose misconduct contributed to an obligation to file the financial restatement.

Hedging and Pledging Prohibitions

We maintain an insider trading policy applicable to all employees, including our Named Executive Officers, which prohibits hedging transactions in our common stock as well as pledging of Gilead securities.

Severance Benefits

We maintain the Gilead Sciences, Inc. Severance Plan (the “Severance Plan”) that offers severance payments and benefits to all our employees, including our executive officers, upon certain involuntary terminations of employment. The intent of our Severance Plan is to serve the following purposes:

■	Enable us to provide a standard set of payments and benefits to new and current executive officers and employees, thereby eliminating the negotiation of “one-off” arrangements.
■	Align the interests of our executive officers with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interests of our stockholders and other stakeholders without undue concern over whether a transaction may jeopardize their employment.

■	Assure our executive officers of fair treatment in connection with a change in control of Gilead by providing for payments and benefits under the Severance Plan subject to a “double trigger,” which means that an executive officer will be eligible to receive payments and benefits under the plan in connection with a change in control of Gilead only if he or she incurs a qualifying termination of employment.

In addition, the Severance Plan prohibits “gross-up” payments on any excise tax imposed on any change in control benefits for all executive officers.

As part of their retention awards, in September 2018, Ms. Washington, Dr. McHutchison and Mr. Alton each also became eligible for enhanced severance benefits under the Gilead Sciences, Inc. Retention Program for Executive Officers (the “Retention Program”). Under this program, covered executive officers are entitled to additional cash severance and enhanced equity vesting in the event of a qualifying termination of employment on or prior to September 12, 2020.

For further information about the Severance Plan and the Retention Program, see “Severance and Change in Control Arrangements with Named Executive Officers” on page 58.

Compensation-Related Risk

Our Compensation Committee and its independent consultant, with input from our Human Resources Department, annually reviews the compensation program to determine whether it encourages excessive risk-taking that would create a material risk to the company’s economic viability. As part of this review, our Compensation Committee specifically considers (i) the balance of the program including the appropriate mix of short- and long-term goals and incentives; (ii) whether the appropriate controls and governance policies are in place to manage risk; and (iii) whether broad-based employee incentive plans (including sales plans) have appropriate leverage and do not drive undue risk taking.

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Executive Compensation

Based on this annual review, our Compensation Committee concluded it was not reasonably likely that any of our compensation policies and practices in place during 2018, whether individually or in aggregate, would have a material adverse effect upon Gilead. As discussed in prior years, our Compensation Committee considered the following factors:

■	Our overall compensation structure is applied uniformly throughout the organization, with the only major exception relating to the form in which equity compensation is awarded.
■	For our broad-based employee population with a title of Director or higher, a significant component of compensation is in the form of equity awards tied to the value of our common stock.
■	The vesting of performance share awards is tied to our TSR and revenue achievement over a prescribed performance period.
■	Our overall compensation structure is not excessively oriented toward short-term incentives, which are less leveraged than plans used by our peers.
■	The performance goals for our 2018 annual bonus program were based on both financial and non-financial corporate measures as well as individual performance (except with respect to our former Chief Executive Officer and Executive Chairman, whose performance is evaluated solely on corporate measures).

■	Our stock ownership guidelines require our executive officers to maintain a substantial ownership interest in Gilead.
■	Our compensation recovery policy permits us to recoup any compensation paid to our executive officers if financial results have to be subsequently restated as a result of their misconduct.
■	Hedging transactions in our common stock, such as put and call options or pre-paid forward sale contracts by executive officers, employees and directors, as well as pledging of our securities, are not allowed under our policy.

For the foregoing reasons, our Compensation Committee has concluded that it was not reasonably likely that our overall employee compensation structure, when analyzed either in terms of its company-wide application or its specific application to our various major business units, would have a material adverse effect upon Gilead.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows an income tax deduction to publicly traded companies for compensation paid to or realized by any “covered employee” to the extent that this compensation exceeds $1 million per covered individual in any taxable year. Prior to being amended by the Tax Cuts and Jobs Act (the “TCJA”) in December 2017, there was an exception from the $1 million limitation of Section 162(m) for compensation that qualified as “performance-based compensation,” and Section 162(m) applied only to our Chief Executive Officer and other Named Executive Officers who were employed at year end (other than our Chief Financial Officer). The TCJA amended Section 162(m) to generally eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017, unless such compensation is provided pursuant to a written binding contract that was in effect on November 2, 2017 and is not thereafter materially modified. The TCJA also expanded Section 162(m) to apply to a public company’s chief financial officer and to apply even once a covered employee ceases to be an executive officer.

Stock option and performance share awards for our executive officers granted prior to November 2, 2017 were structured with the intent to qualify the awards as “performance-based compensation.” Our Compensation Committee considers the deductibility of compensation as just one of many factors in determining compensation components and has amended, and may in the future amend, such equity awards in a manner that results in a loss of grandfathered status under the TCJA. For 2018 and future compensation years, we expect that new compensation arrangements with covered employees will be subject to the $1 million limit on deductibility.

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Compensation Committee Report(1)

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Per Wold-Olsen, Chair
Kevin E. Lofton
Harish Manwani

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

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Severance and Change in Control Arrangements with Named Executive Officers

Although the employment of the Named Executive Officers is “at will,” they are eligible to receive certain severance payments and benefits upon their termination of employment under certain defined circumstances. There are four general categories of termination:

■

Voluntary Termination/For Cause Termination: includes a voluntary termination of employment by the Named Executive Officer (other than in connection with a resignation for good reason) and a termination of the Named Executive Officer’s employment by us for cause.

■	Retirement: includes a termination of employment by the Named Executive Officer after reaching applicable retirement age, other than a termination of the Named Executive Officer’s employment by us for cause.

■	Involuntary Termination Without Cause: includes a termination of the Named Executive Officer’s employment by us for reasons not constituting cause, such as due to a company-wide or departmental reorganization, or the resignation of the Named Executive Officer in connection with a significant restructuring of his or her individual job duties or a change in his or her work location of more than 50 miles.

■	Change in Control Termination: includes a termination of the Named Executive Officer’s employment by us without cause, or the resignation of the Named Executive Officer for good reason, within the applicable change in control protection period following a change in control of Gilead (i.e. “double trigger”).

For purposes of determining a Named Executive Officer’s eligibility for the various severance payments and benefits available under the Severance Plan, the Retention Program, and our various equity plans, the following definitions are relevant:

A “change in control of Gilead” will be deemed to occur upon:

■	a merger, consolidation or other reorganization approved by our stockholders, unless our stockholders continue to own more than 50% of the total combined voting power of the voting securities of the successor corporation;

■	a sale of all or substantially all our assets; or
■	the acquisition by any person or related group of persons of more than 50% of the total combined voting power of our outstanding securities, or a change in the majority of the members of our Board over a 12-month or shorter period by reason of one or more contested elections for Board membership.

Under our equity awards, a “resignation for good reason” will be deemed to occur should a Named Executive Officer resign from his or her employment with us for any of the following reasons during the applicable change in control protection period:

■	a materially adverse change in his or her title, position or responsibilities (including reporting responsibilities) or the assignment to him or her of any duties or responsibilities which are inconsistent with his or her title, position or responsibilities;

■	a reduction in his or her annual base compensation;
■	his or her permanent relocation to any place outside a 50 mile radius of the location serving as his or her existing principal work site;
■	the failure by the new company to continue in effect any material compensation or employee benefit plan in which he or she was participating or to provide him or her with an aggregate level of compensation and benefits comparable to that in effect for him or her prior to the change; or

■	any material breach by the new company of any provision of any agreement we have with the Named Executive Officer.

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Under the Retention Program, a “resignation for good reason” will be deemed to occur should a Named Executive Officer resign from his or her employment with us upon the occurrence of:

■	a material diminution in the scope of his or her duties or responsibilities from those held as of September 12, 2018; or
■	a greater than fifteen-percent (15%) decrease in his or her annual target cash compensation as of September 12, 2018, other than as a result of a company-wide change to compensation programs generally applicable to similarly situated officers.

A Named Executive Officer’s employment will be deemed to have been terminated for “cause” if such termination occurs by reason of:

■	any act or omission in bad faith and to our detriment;
■	dishonesty, intentional misconduct, material violation of any company policy, or material breach of any agreement with us; or
■	commission of any crime involving dishonesty, breach of trust or physical or emotional harm to any person.

Dr. Milligan’s Separation Agreement and Release

On August 6, 2018, we entered into a Separation Agreement and Release (the “Separation Agreement”) with Dr. Milligan that provides for specified payments and benefits in connection with Dr. Milligan’s agreement to stay with Gilead and serve as President and Chief Executive Officer position until December 31, 2018, and as an executive advisor from January 1, 2019 to March 1, 2019. In particular, the Separation Agreement provides for:

■	Dr. Milligan’s service as a non-executive, part-time executive advisor to Gilead from January 1, 2019 through March 1, 2019, with base salary payments in an aggregate amount of $198,875;
■	Full vesting of all outstanding stock option awards;
■	Continued vesting of all outstanding performance share awards based on the actual level at which the applicable performance metrics are attained;
■	Cash severance payments consistent with the Severance Plan, payable in the form of salary continuation payments over 24 months following his separation date, in an aggregate amount of $8,285,000;
■	A 2019 bonus in the amount of $1,500,000;
■	A lump sum cash payment of $59,441 intended to partially offset costs of Dr. Milligan’s health care continuation coverage for 24 months; and
■	Outplacement services through a Gilead-contracted provider for a period of 12 months following his separation date. Dr. Milligan provided the company with releases of claims as a condition to receipt of these payments and benefits.

The following table summarizes the payments and benefits that each Named Executive Officer, excluding Dr. Milligan, was eligible to receive upon his or her termination of employment under the various circumstances specified above as of December 31, 2018.

Type of Termination	Ms. Washington, Dr. McHutchison and Mr. Alton (Severance Plan and Enhanced Severance under Retention Program)	Ms. Hamill (Severance Plan)
Voluntary or “For Cause” Termination	■No severance payments ■Accrued base salary and vacation pay ■Vested but unpaid benefits	■No severance payments ■Accrued base salary and vacation pay ■Vested but unpaid benefits
Retirement(1)
■Three-year post retirement exercise period for already vested stock options
■Pro-rata vesting of any performance shares held by the executive for which performance goals are attained subsequent to retirement

■Three-year post retirement exercise period for already vested stock options
■Pro-rata vesting of any performance shares held by the executive for which performance goals are attained subsequent to retirement

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Type of Termination	Ms. Washington, Dr. McHutchison and Mr. Alton (Severance Plan and Enhanced Severance under Retention Program)	Ms. Hamill (Severance Plan)
Involuntary Termination Without “Cause”
■Cash severance equal to 2.0 times base salary + 1.0 times average bonus for prior three fiscal years
■Lump-sum payment to cover the estimated cost of COBRA care for 18 months
■Continued vesting of unvested stock options for 12 months and extension of post-termination exercise period by 12 additional months
■Continued vesting of unvested restricted stock units for 12 months
■Pro-rata vesting of any performance shares held by the executive for which performance goals are attained subsequent to termination based on period of service plus an additional 12 months (up to the full performance period)

■Cash severance equal to 1.5 times base salary + 1.0 times average bonus for prior three fiscal years
■Lump-sum payment to cover the estimated cost of COBRA care for 18 months
■Payment of $1,500,000 unpaid portion of sign-on bonus(3)
■Accelerated vesting of 2018 grants of stock options, time-based restricted stock units, and performance-based restricted stock units (regardless of performance)(3)

Change in Control Termination (involuntary termination without “Cause” or resignation for “Good Reason” within change in control protection period(2))
■Cash severance equal to 2.5 times base salary + 2.5 times average bonus for prior three fiscal years
■Lump-sum payment to cover the estimated cost of COBRA care for 30 months
■100% acceleration of stock option and restricted stock unit awards
■Acceleration of unvested performance shares as follows:
-accelerates at target if change in control occurs within first 12 months of performance period
-If the change in control occurs following that 12-month period, then accelerates at greater of (i) target or (ii) actual performance through the end of the fiscal quarter prior to the change in control date

■Cash severance equal to 2.5 times base salary + 2.5 times average bonus for prior three fiscal years
■Lump-sum payment to cover the estimated cost of COBRA care for 30 months
■Payment of $1,500,000 unpaid portion of sign-on bonus
■100% acceleration of stock option and restricted stock unit awards
■Acceleration of unvested performance shares as follows:
-accelerates at target if change in control occurs within first 12 months of performance period
-If the change in control occurs following that 12-month period, then accelerates at greater of (i) target or (ii) actual performance through the end of the fiscal quarter prior to the change in control date

(1)

For equity awards granted in 2018 and prior years, retirement is defined as the termination of a Named Executive Officer’s employment with a combined age and years of service of not less than 70 years. As of December 31, 2018, only Dr. Milligan and Mr. Alton met the retirement definition.

(2)

The change in control protection period would begin with the execution of the definitive agreement for the change in control transaction and continue for a specified period following the effective date of the change in control transaction (24 months for Dr. Milligan and 18 months for the other Named Executive Officers).

(3)	Ms. Hamill is also entitled to these benefits upon a termination of her employment for Good Reason.

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Executive Compensation

A Named Executive Officer must deliver a general release of claims against Gilead as a condition of his or her receipt of payments and benefits under the Severance Plan or Retention Program. The cash severance component of those arrangements will be paid in a series of equal periodic installments in accordance with our normal payroll practices over a period of years corresponding to the applicable multiple of base salary indicated above for the Named Executive Officer. However, a portion of those installments may be subject to a six-month holdback to the extent required under applicable tax laws.

The estimated severance payments and benefits for which a Named Executive Officer will become eligible if his or her employment terminated under these various scenarios are set forth in the table below. The estimated amounts assume:

■	that the covered termination of employment occurred on December 31, 2018; and
■	the value of any equity vesting is based on the closing market price of our common stock on December 31, 2018.

The table below does not include accrued wages, vacation pay, vested deferred compensation or the intrinsic value (as of December 31, 2018) of any outstanding stock options or other stock awards held by the Named Executive Officer that were vested on that date. Due to the number of different factors that affect the nature and amount of any benefits provided in connection with these events, actual amounts payable to any of the Named Executive Officers should a separation from service or change in control occur during the year will likely differ, perhaps significantly, from the amounts reported below. Factors that could affect such amounts include the timing during the year of the event, our stock price, target amounts payable under annual and long-term incentive arrangements that are in place at the time of the event, and the executive’s age and prevailing tax rates.

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Summary Compensation Table

The following table shows, for the fiscal years 2018, 2017 and 2016, compensation awarded, paid to, or earned by, our Named Executive Officers:

Name and Principal Position	Year	Salary(1)	Stock Awards		Option Awards(2)		Non-Equity Incentive Plan Compensation(1)(3)	Bonus		All Other Compensation		Total
John F. Milligan(4) President and Chief Executive Officer	2018	$1,581,623	$9,865,666	(5)(6)	$11,131,386	(5)	$3,341,100	$—		$42,056	(5)(7)	$25,961,831
	2017	$1,539,462	$4,894,499		$5,749,998		$3,244,500	$—		$10,000		$15,438,459
	2016	$1,465,385	$4,349,750		$5,500,077		$2,610,000	$—		$10,000		$13,935,212
Robin L. Washington Executive Vice President and Chief Financial Officer	2018	$1,011,750	$1,945,494	(6)	$2,000,006		$1,375,421	$—		$10,000	(7)	$6,342,671
	2017	$953,231	$1,613,500		$1,800,015		$1,152,600	$—		$10,000		$5,529,346
	2016	$900,385	$1,619,221		$1,599,971		$938,485	$—		$10,000		$5,068,062

Gregg H. Alton(8) Chief Patient Officer	2018	$1,005,381	$1,431,174	(6)	$1,250,078		$1,210,230	$—		$10,000	(7)	$4,906,863
	2017	$956,308	$1,518,203		$1,599,915		$1,132,000	$—		$10,000		$5,216,426
	2016	$925,385	$1,695,597		$1,749,940		$944,648	$—		$10,000		$5,325,570
Laura J. Hamill(9) Executive Vice President Worldwide Commercial Operations	2018	$292,308	$6,500,604	(10)	$1,500,003		$431,778	$1,500,000	(11)	$113,133	(7)(12)	$10,337,826
John G. McHutchison(13) Chief Scientific Officer, Head of Research and Development	2018	$940,038	$2,528,070	(6)(14)	$2,500,114		$1,296,750	$—		$10,000	(7)	$7,274,972
(1)	Includes amounts earned but deferred at the election of the Named Executive Officer pursuant to our 401(k) employee savings and retirement plan or our non-qualified deferred compensation plan.
(2)

Represents the aggregate grant-date fair value of the stock options awarded to the Named Executive Officer for the applicable year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), and does not take into account estimated forfeitures. Assumptions used in the calculation of such grant-date fair values are set forth in Note 15 to our Consolidated Financial Statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K for such fiscal year.

(3)	Represents amounts paid under our corporate bonus plan based on our Compensation Committee’s certification of corporate performance and individual achievements.
(4)	As announced in July 2018, Dr. Milligan stepped down as President and Chief Executive Officer in December 2018.
(5)

Under the separation agreement we entered into with Dr. Milligan in August 2018 (the “Separation Agreement”), we accelerated the vesting of Dr. Milligan’s unvested stock options as of March 1, 2019 and waived the continuous service condition on his outstanding performance share awards to provide for full settlement based on actual performance over the applicable performance periods. On the date of the Separation Agreement, the incremental fair values of Dr. Milligan’s stock awards and option awards determined in accordance with FASB ASC Topic 718 were $6,542,143 and $5,256,356, respectively. These amounts were included in the table above, with the exception of $2,610,851, which represents the incremental fair value on the date of modification of certain performance shares for which performance objectives have not been set and is subject to change based on our stock price at the applicable reporting period.

Pursuant to the Separation Agreement, in 2018, we reimbursed Dr. Milligan’s legal fees in the amount of $32,056, reported in All Other Compensation column.

Pursuant to the Separation Agreement, in 2019, we commenced cash payments to Dr. Milligan in the aggregate amount of $8,285,000 (payable in twenty-four monthly installments) in exchange for his execution of a release of claims. The $8,285,000 was excluded from the table above since the first payment started in March 2019.

(6)

Represents the aggregate grant-date fair value of the performance shares determined in accordance with FASB ASC Topic 718. This reported value of the stock awards differs from the award values approved by our Compensation Committee because of changes in our stock price between the date of such approval and the time when the performance objectives are established. In addition, the reported values include awards our Compensation Committee approved in 2016 and 2017. The aggregate grant-date fair values of the awards reported for 2018 (the TSR tranche of the 2018 performance shares, the 2018 revenue subtranches of the 2016, 2017 and 2018 performance shares) assuming maximum attainment of the applicable performance goals in effect for those tranches and subtranches, are as follows: John F. Milligan ($8,931,331), Robin L. Washington ($2,890,684), Gregg H. Alton ($2,237,437) and John G. McHutchison ($1,930,695). As described in the Compensation Discussion and Analysis, the revenue subtranches of the 2017 and 2018 performance shares for which performance objectives have not yet been set do not at present have a reportable grant-date fair value under FASB ASC Topic 718. The grant-date fair values assume maximum goal attainment only as to those tranches or subtranches that at present have a reportable grant-date fair value. Assumptions used in the calculation of such grant-date fair values are set forth in Note 15 to our Consolidated Financial Statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K for such fiscal year.

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Beginning with performance shares awarded in 2012, performance objectives have been set for only certain tranches of the awards granted in each year and the associated grant-date fair value of those tranches has been incorporated in the table above. Tranches for which performance objectives have not been set do not have a reportable grant-date fair value under FASB ASC Topic 718 and therefore, are not included in the table above. Thus:

■amounts reported for 2016 reflect the grant-date fair value of that portion of the award that is subject to a three-year TSR performance condition, and the portions of the 2014, 2015 and 2016 awards that are subject to the 2016 revenue goal;
■amounts reported for 2017 reflect the grant-date fair value of that portion of the award that is subject to a three-year TSR performance condition, and the portions of the 2015, 2016 and 2017 awards that are subject to the 2017 revenue goal; and
■amounts reported for 2018 reflect the grant-date fair value of that portion of the award that is subject to a three-year TSR performance condition, and the portions of the 2016, 2017 and 2018 awards that are subject to the 2018 revenue goal.

See footnotes 6, 7 and 8 to the 2018 Grants of Plan-Based Awards table on page 64 for a detailed description of the terms of the 2016, 2017 and 2018 performance shares.
(7)	Includes matching contributions made by us on such individual’s behalf to the Section 401(k) employee savings and retirement plan.
(8)

As announced in December 2018, Mr. Alton was appointed interim Chief Executive Officer effective January 2019. Mr. Alton served in this role until Daniel O’Day commenced the roles of Chairman and Chief Executive Officer on March 1, 2019. Mr. Alton was a named executive officer in 2016 but not in 2017.

(9)	Ms. Hamill began her employment with us in August 2018.
(10)

Represents the aggregate grant-date fair value of the restricted stock unit awards granted to Ms. Hamill under the 2004 Equity Incentive Plan (“2004 Plan”) in connection with her employment with us. See footnote 11 to the 2018 Grants of Plan-Based Awards table on page 64 for a detailed description of the terms of these awards.

(11)

Represents fifty percent of the one-time hiring bonus in the aggregate amount of $3,000,000 that was paid in September 2018. The remainder will be paid on the first anniversary of her employment start date.

(12)	Includes $103,133 for the reimbursement of Ms. Hamill’s relocation expenses.
(13)	Dr. McHutchison was not one of our named executive officers in 2016 or 2017.
(14)

Includes the aggregate grant-date fair value of the restricted stock unit awards granted to Dr. McHutchison under the 2004 Plan in connection with his appointment to the position of Chief Scientific Officer, Head of Research and Development. See footnote 13 to the 2018 Grants of Plan-Based Awards table on page 64 for a detailed description of the terms of these awards.

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2018 Grants of Plan-Based Awards

The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for the 2018 fiscal year:

Name	Award Type	Grant Date	Approval Date(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Award(4)	Grant-Date Fair Value of Stock and Option Award(5)
				Threshold	Target		Maximum		Threshold	Target		Maximum
John F. Milligan	2016	2/1/2018	1/31/2018	—	—		—		2,181	10,906	(6)	21,812	—	—	$910,542	(6)
	performance
	shares
	2017	2/1/2018	1/31/2018	—	—		—		2,653	13,263	(7)	26,526	—	—	$1,107,328	(7)
	performance
	shares
	2018	2/1/2018	1/31/2018	—	—		—		2,352	38,097	(9)	76,194	—	—	$3,916,504	(8)(9)
	performance
	shares
	2018 option	2/1/2018	1/31/2018	—	—		—		—	—		—	295,660	83.49	$5,875,030
	awards
	Corporate bonus	N/A	N/A	—	$2,386,500		$3,579,750		—	—		—	—	—	—
	Performance	N/A	N/A	—	—		—		—	—		—	—	—	$6,542,143	(10)
	shares-modified
	Option	N/A	N/A	—	—		—		—	—		—	—	—	$5,256,356	(10)
	awards-modified
Robin L. Washington	2016	2/1/2018	1/31/2018	—	—		—		635	3,174	(6)	6,348	—	—	$264,997	(6)
	performance
	shares
	2017	2/1/2018	1/31/2018	—	—		—		831	4,153	(7)	8,306	—	—	$346,734	(7)
	performance
	shares
	2018	2/1/2018	1/31/2018	—	—		—		801	12,974	(9)	25,948	—	—	$1,333,762	(8)(9)
	performance
	shares
	2018 option	2/1/2018	1/31/2018	—	—		—		—	—		—	100,650	83.49	$2,000,006
	awards
	Corporate	N/A	N/A	—	$973,750		$1,460,625		—	—		—	—	—	—
	bonus
Gregg H. Alton	2016	2/1/2018	1/31/2018	—	—		—		694	3,470	(6)	6,940	—		$289,710	(6)
	performance
	shares
	2017	2/1/2018	1/31/2018	—	—		—		738	3,690	(7)	7,380	—	—	$308,078	(7)
	performance
	shares
	2018	2/1/2018	1/31/2018	—	—		—		501	8,107	(9)	16,214	—	—	$833,386	(8)(9)
	performance
	shares
	2018 option	2/1/2018	1/31/2018	—	—		—		—	—		—	62,910	83.49	$1,250,078
	awards
	Corporate	N/A	N/A	—	$864,450		$1,296,675		—	—		—	—	—	—
	bonus
Laura J. Hamill	2018 option	10/7/2018	10/7/2018	—	—		—		—	—		—	87,680	76.24	$1,500,003
	awards
	2018 restricted	10/7/2018	10/7/2018	—	—		—		—	85,265	(11)	—	—	—	$6,500,604	(11)
	stock unit
	awards
	Corporate	N/A	N/A	—	$313,980	(12)	$470,970	(12)	—	—		—	—	—	—
	bonus

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Name	Award Type	Grant Date	Approval Date(3)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option Award(4)	Grant-Date Fair Value of Stock and Option Award(5)
				Threshold	Target	Maximum	Threshold	Target		Maximum
John G. McHutchison	2016	2/1/2018	1/31/2018	—	—	—	545	2,726	(6)	5,452	—	—	$227,594	(6)
	performance
	shares
	2017	2/1/2018	1/31/2018	—	—	—	519	2,597	(7)	5,194	—	—	$216,824	(7)
	performance
	shares
	2018	2/1/2018	1/31/2018	—	—	—	501	8,107	(9)	16,214	—	—	$833,386	(8)(9)
	performance
	shares
	2018 option	2/1/2018	1/31/2018	—	—	—	—	—		—	62,910	83.49	$1,250,078
	awards
	2018 option	5/8/2018	5/8/2018	—	—	—	—	—		—	79,710	65.22	$1,250,036
	awards
	2018 restricted	5/8/2018	5/8/2018	—	—	—	—	19,170	(13)	—	—	—	$1,250,267	(13)
	stock unit
	awards
	Corporate	N/A	N/A	—	$926,250	$1,389,375	—	—		—	—	—	—
	bonus
(1)

Actual amounts paid in February 2019 were based on our Compensation Committee’s review and certification of corporate performance and individual achievements in 2018 and are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 62.

(2)

Performance shares and restricted stock unit awards granted under the 2004 Plan accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding performance shares and restricted stock unit awards. Dividend equivalents are accumulated and paid in cash when the underlying shares vest. Amounts in the “Threshold” column represent the number of shares of our common stock issuable (e.g., 20% of the target number of performance shares allotted to the revenue tranche and 0.025% of the target number of performance shares allotted to the TSR tranche) upon threshold-level achievement of the performance goals described in footnotes 6 through 8 below. If threshold-level performance is not achieved, no shares are issuable.

(3)

These awards, with the exception of certain awards to Dr. McHutchison and Ms. Hamill, were approved by our Compensation Committee on January 31, 2018 with a grant date of February 1, 2018. The options and awards to Ms. Hamill were approved on October 7, 2018 with a grant date of October 7, 2018. Certain options and awards to Dr. McHutchison were approved on May 8, 2018 with a grant date of May 8, 2018.

(4)

Reflects option awards granted under our 2004 Plan, the terms of which are consistent with those of options granted to other employees under the 2004 Plan. The options vest at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment over the next 36 months thereafter. Subject to earlier forfeiture, the maximum term of options granted under the 2004 Plan is 10 years. The exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date or the closing market price on the day before the grant date if the grant date is not on a business day.

(5)
Represents the grant-date fair value of each performance share and option award, calculated in accordance with FASB ASC Topic 718, and does not take into account estimated forfeitures. The grant-date fair value of the performance shares awarded is based on the probable outcome at 100% target level attainment of one or more pre-established performance objectives and the assumptions used in the calculation of the grant-date fair value of options are set forth in Note 15 to our Consolidated Financial Statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K for such fiscal year.
Performance objectives have been set for only certain tranches of the awards granted in each year and the associated grant-date fair value of those tranches has been incorporated in the table above. The performance objectives for the third subtranche of the revenue tranche of the 2017 performance shares and the second and third subtranches of the revenue tranche of the 2018 performance shares had not been set as of the close of the 2018 fiscal year, and therefore, they do not have a reportable grant-date fair value under FASB ASC Topic 718 and are not included in the Summary Compensation Table or the table above. See footnotes 6 through 8 below for a detailed description of the terms of the related performance shares.

(6)

Represents the grant-date fair value of the 2018 revenue subtranche of performance shares awarded in 2016 under our 2004 Plan, as that value was measured on February 1, 2018, which was the date on which the revenue target for that particular subtranche was first communicated to the Named Executive Officer (following approval by our Compensation Committee). Although such subtranche was part of the performance share award originally made on February 1, 2016, no grant-date fair value could be determined for that subtranche under FASB ASC Topic 718 until February 1, 2018.

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The 2016 performance shares were divided into two equally-weighted TSR and revenue tranches based on award value approved by the Compensation Committee. The performance-based vesting requirement for the first tranche was set by our Compensation Committee on the original February 1, 2016 award date and is tied to the percentile level of our TSR for the three-year performance period from February 1, 2016 through December 31, 2018 relative to the TSR realized for that same period by the companies comprising three subsets of the S&P Health Sub-Index. Based on the original terms of the awards, to receive any shares of our common stock accrued pursuant to this TSR tranche, an executive officer must remain employed with us through the date following the completion of the performance period on which our Compensation Committee certifies the TSR level attained (the “TSR-based Awards Certification Date”), subject to pro-rata vesting in the event of death, disability or retirement before that date.
The performance-based vesting requirement for the second tranche of each performance award is divided into three equal subtranches, each with its own one-year performance period and applicable service period of one or more specified years, as follows:

■The performance-based vesting requirement for the first subtranche was the achievement of the target level of consolidated net product revenue for the 2016 fiscal year as set by our Compensation Committee. The grant-date fair value of that particular subtranche was measured on February 1, 2016 in accordance with FASB ASC Topic 718. Based on the original terms of the awards, any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service through the date following the completion of the third subtranche performance period on which our Compensation Committee certifies the attained level of the consolidated net product revenue goal applicable to the third subtranche (the “Revenue-based Awards Certification Date”).
■The performance-based vesting requirement for the second subtranche is the achievement of the target level of consolidated net product revenue for the 2017 fiscal year as set by our Compensation Committee. The grant-date fair value of that particular subtranche was measured on February 2, 2017, in accordance with FASB ASC Topic 718. Based on the original terms of the awards, any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service through the Revenue-based Awards Certification Date.
■The performance-based vesting requirement for the third subtranche is the achievement of the target level of consolidated net product revenue for the 2018 fiscal year as set by our Compensation Committee. The grant-date fair value of that particular subtranche was measured on February 1, 2018, in accordance with FASB ASC Topic 718. Based on the original terms of the awards, any shares accrued on the basis of revenue goal attainment for this subtranche are also subject to a service-vesting condition that requires continued service through the Revenue-based Awards Certification Date.

(7)
Represents the grant-date fair value of the 2018 revenue subtranche of performance shares awarded in 2017 under the 2004 Plan, as that value was measured on February 1, 2018, which was the date on which the revenue target for that particular subtranche was first communicated to the Named Executive Officer (following approval by our Compensation Committee). Although such subtranche was part of the performance share award originally made on February 2, 2017, no grant-date fair value could be determined for that subtranche under FASB ASC Topic 718 until February 1, 2018.
The 2017 performance shares were divided into two equally-weighted TSR and revenue tranches based on award value approved by the Compensation Committee similar to the description of the 2016 performance shares in footnote 6 above. Based on the original terms of the awards, any shares accrued on the basis of the applicable level of TSR goal attainment are also subject to a service-vesting condition that requires continued service with us through the TSR-based Awards Certification Date. The TSR three-year performance period is from February 1, 2017 through December 31, 2019. Based on the original terms of the awards, any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us through the Revenue-based Awards Certification Date, subject to pro-rata vesting in the event of death, disability or retirement before that date.
Since the revenue goal for the third subtranche of the 2017 performance share award had not been set by our Compensation Committee as of the close of the 2018 fiscal year, that subtranche does not have a determinable grant-date fair value under FASB ASC Topic 718 for the 2018 fiscal year.

(8)
Reflects 2018 performance shares granted under our 2004 Plan which were divided into two equally-weighted TSR and revenue tranches based on award value approved by the Compensation Committee similar to the descriptions of the 2016 and 2017 performance shares in footnotes 6 and 7 above.
The performance-based vesting requirement for the first revenue subtranche is our achievement of the target level of consolidated net product revenue for the 2018 fiscal year that was established by our Compensation Committee at the time the award was made. The grant-date fair value reported for this award in the above table represents the grant-date fair value of the TSR tranche and the first revenue subtranche. Based on the original terms of the awards, any shares accrued on the basis of the applicable level of TSR goal attainment are also subject to a service-vesting condition that requires continued service with us through the TSR-based Awards Certification Date. The TSR three-year performance period is from February 1, 2018 through December 31, 2020. Based on the original terms of the awards, any shares accrued on the basis of the applicable level of revenue goal attainment are also subject to a service-vesting condition that requires continued service with us through the Revenue-based Awards Certification Date, subject to pro-rata vesting in the event of death, disability or retirement before that date. Since the revenue goals for the second and third subtranches of the 2018 performance share award had not been set by our Compensation Committee as of the close of the 2018 fiscal year, those subtranches do not have a determinable grant-date fair value under FASB ASC Topic 718 for the 2018 fiscal year.

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(9)

As described in footnote 6 of the Summary Compensation Table on page 62, only approximately two-thirds of the value of performance shares awarded in 2018 appears in the Summary Compensation Table and the Grants of Plans Based Awards Table. The value of performance shares awarded for 2018 is as set forth below:

Executive Officer	PSU Award Value Approved By Our Compensation Committee	Performance Shares (# of Shares) at Target
		TSR	Revenue
Dr. Milligan	$5,875,000	26,370	35,180
Ms. Washington	$2,000,000	8,980	11,980
Mr. Alton	$1,250,000	5,610	7,490
Dr. McHutchison	$1,250,000	5,610	7,490
(10)

As described in footnote 5 of the Summary Compensation Table on page 62, we accelerated the vesting of Dr. Milligan’s unvested stock options as of March 1, 2019 and waived the continuous service condition on his outstanding performance share awards to provide for full settlement based on actual performance over the applicable performance periods. These amounts represent the incremental fair value determined as of the date of the Separation Agreement in accordance with FASB ASC Topic 718.

(11)

Represents restricted stock unit awards granted to Ms. Hamill under the 2004 Plan in connection with the commencement of her employment with us. One award, that includes 32,795 units, contains terms that are consistent with time-based restricted stock unit awards under the 2004 Plan. The other award, that includes 52,470 units, was divided into four tranches with the vesting of each tranche tied to the attainment of specified individual performance objectives and Ms. Hamill’s continued employment for each tranche.

(12)	Represents Ms. Hamill’s target and maximum bonus which was pro-rated based on her August 27, 2018 start date.
(13)

Represents restricted stock unit awards granted to Dr. McHutchison under the 2004 Plan in connection with his appointment to the position of Chief Scientific Officer, Head of Research and Development. The award was divided into three tranches with the vesting of each tranche tied to the attainment of specified individual performance objectives and Dr. McHutchison’s continued employment for each tranche.

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Executive Compensation

2018 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option award and unvested stock award held by each of our Named Executive Officers as of December 31, 2018. Market values are based on our closing stock price on December 31, 2018 of $62.55:

Name	Option Awards(1)					Stock Awards(3)
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	Exercisable	Unexercisable
John F. Milligan	280,000	—		$23.76	1/28/2020	—		—	—		—
	384,000	—		$19.09	1/20/2021	—		—	—		—
	302,500	—		$24.30	1/26/2022	—		—	—		—
	149,620	—		$40.56	2/1/2023	—		—	—		—
	64,910	—		$80.65	2/1/2024	—		—	—		—
	65,896	4,394		$104.83	2/1/2025	—		—	—		—
	162,126	73,694	(17)	$84.05	2/2/2026	—		—	—		—
	142,187	182,813	(17)	$72.25	2/2/2027	—		—	—		—
	—	295,660	(4)(17)	$83.49	2/1/2028	—		—	—		—
	—	—		—	—	10,604	(5)	$663,280	—		—
	—	—		—	—	8,617	(6)	$538,993	—		—
	—	—		—	—	21,814	(7)	$1,364,466	—		—
	—	—		—	—	17,820	(8)	$1,114,641	—		—
	—	—		—	—	26,528	(9)(17)	$1,659,326	9	(10)	$563
	—	—		—	—	21,672	(11)(17)	$1,355,584	—		—
	—	—		—	—	19,162	(12)(17)	$1,198,583	7	(13)	$438
Robin L. Washington	39,158	—		$40.56	2/1/2023	—		—	—		—
	60,280	—		$80.65	2/1/2024	—		—	—		—
	44,306	2,954		$104.83	2/1/2025	—		—	—		—
	47,162	21,438		$84.05	2/1/2026	—		—	—		—
	44,511	57,229		$72.25	2/2/2027	—		—	—		—
	—	100,650	(4)	$83.49	2/1/2028	—		—	—		—
	—	—		—	—	3,084	(5)	$192,904	—		—
	—	—		—	—	2,507	(6)	$156,813	—		—
	—	—		—	—	6,346	(7)	$396,942	—		—
	—	—		—	—	5,186	(8)	$324,384	—		—
	—	—		—	—	8,308	(9)	$519,665	3	(10)	$188
	—	—		—	—	6,786	(11)	$424,464	—		—
	—	—		—	—	6,526	(12)	$408,201	2	(13)	$125
Gregg H. Alton	108,742	—		$24.30	1/26/2022	—		—	—		—
	55,596	—		$40.56	2/1/2023	—		—	—		—
	52,540	—		$80.65	2/1/2024	—		—	—		—
	48,459	3,231		$104.83	2/1/2025	—		—	—		—
	51,583	23,447		$84.05	2/1/2026	—		—	—		—
	39,563	50,867		$72.25	2/2/2027	—		—	—		—
	—	62,910	(4)	$83.49	2/1/2028	—		—	—		—
	—	—		—	—	3,372	(5)	$210,919	—		—
	—	—		—	—	2,741	(6)	$171,450	—		—
	—	—		—	—	6,940	(7)	$434,097	—		—
	—	—		—	—	5,670	(8)	$354,659	—		—
	—	—		—	—	7,380	(9)	$461,619	2	(10)	$125
	—	—		—	—	6,029	(11)	$377,114	—		—
	—	—		—	—	4,080	(12)	$255,204	1	(13)	$63

68

Executive Compensation

	Option Awards(1)					Stock Awards(3)
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable
Laura J. Hamill	—	87,680	(4)	$76.24	10/7/2028	—		—	—		—
	—	—		—	—	—		—	32,795	(14)	$2,051,327
	—	—		—	—	—		—	52,470	(15)	$3,281,999
John G. McHutchison	19,950	—		$16.89	7/22/2020	—		—	—		—
	16,850	—		$24.3	1/26/2022	—		—	—		—
	29,710	—		$40.56	2/1/2023	—		—	—		—
	42,290	—		$80.65	2/1/2024	—		—	—		—
	48,459	3,231		$104.83	2/1/2025	—		—	—		—
	40,528	18,422		$84.05	2/1/2026	—		—	—		—
	27,821	35,769		$72.25	2/2/2027	—		—	—		—
	—	62,910	(4)	$83.49	2/1/2028	—		—	—		—
	—	79,710	(4)	$65.22	5/8/2028	—		—	—		—
	—	—		—	—	2,650	(5)	$165,758	—		—
	—	—		—	—	2,154	(6)	$134,733	—		—
	—	—		—	—	5,454	(7)	$341,148	—		—
	—	—		—	—	4,454	(8)	$278,598	—		—
	—	—		—	—	5,194	(9)	$324,885	2	(10)	$125
	—	—		—	—	4,243	(11)	$265,400
	—	—		—	—	4,080	(12)	$255,204	1	(13)	$63
	—	—		—	—	—		—	13,035	(16)	$815,339
(1)

The options granted under the 2004 Plan vest over a four-year period at the rate of 25% on the first anniversary of the grant date and 6.25% each quarter thereafter during the optionee’s employment. Each option is exercisable over a period not to exceed the contractual term of ten years from the date the stock options are issued and are granted at prices not less than the fair market value of our common stock on the grant date.

(2)

The exercise price per share of each option granted was equal to the closing market price of our common stock on the grant date or the closing market price on the day before the grant date if the grant date is not on a business day.

(3)

Stock awards granted under the 2004 Plan accrue forfeitable dividend equivalents that are subject to the same vesting and other terms and conditions as the corresponding performance shares awards. Dividend equivalents are accumulated and paid in cash when the underlying shares vest.

(4)	This particular option award for each of the Named Executive Officers is also included in the 2018 Grants of Plan-Based Awards table on page 64.
(5)

Represents the number of shares of our common stock that have accrued pursuant to the TSR portion of the 2016 performance share award, as described in footnote 6 to the 2018 Grants of Plan-Based Awards table on page 64, based on attainment of the applicable TSR goal at 29% of the target level as certified by our Compensation Committee on February 6, 2019. The shares were released on February 6, 2019.

(6)

Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2016 performance share award, as described in footnote 6 to the 2018 Grants of Plan-Based Awards table on page 64, based on attainment of the applicable revenue goal at the 79% of the target level. The shares were released on February 6, 2019.

(7)

Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2016 performance share award, as described in footnote 6 to the 2018 Grants of Plan-Based Awards table on page 64, based on attainment of the applicable revenue goal at the 200% of the target level. The shares were released on February 6, 2019.

(8)

Represents the number of shares of our common stock that have accrued under the third revenue subtranche of the 2016 performance share award, as described in footnote 6 to the 2018 Grants of Plan-Based Awards table on page 64, based on attainment of the applicable revenue goal at the 163% of the target level. The shares were released on February 6, 2019.

(9)

Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2017 performance share award, as described in footnote 7 to the 2018 Grants of Plan-Based Awards table on page 64, based on attainment of the applicable revenue goal at the 200% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation Committee, subject to pro-rata vesting in the event of death, disability or retirement before that date except for Dr. Milligan (see footnote 17 below).

(10)

Represents the number of shares of our common stock that will vest and become issuable pursuant to the TSR portion of the 2017 performance share award, as described in footnote 7 to the 2018 Grants of Plan-Based Awards table on page 64, assuming the established performance goal is attained at the threshold level, which is equivalent to 0.025% of the target level.

2019 Proxy Statement	69

Executive Compensation

(11)

Represents the number of shares of our common stock that have accrued under the second revenue subtranche of the 2017 performance share award, as described in footnote 7 to the 2018 Grants of Plan-Based Awards table on page 64, based on attainment of the applicable revenue goal at the 163% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation Committee, subject to pro-rata vesting in the event of death, disability or retirement before that date except for Dr. Milligan (see footnote 17 below).

(12)

Represents the number of shares of our common stock that have accrued under the first revenue subtranche of the 2018 performance share award, as described in footnote 8 to the 2018 Grants of Plan-Based Awards table on page 64, based on attainment of the applicable revenue goal at the 163% of the target level. The shares are now subject only to a service-vesting condition that requires continued service through certification by our Compensation Committee, subject to pro-rata vesting in the event of death, disability or retirement before that date except for Dr. Milligan (see footnote 17 below).

(13)

Represents the number of shares of our common stock that will vest and become issuable pursuant to the TSR portion of the 2018 performance share award, as described in footnote 8 to the 2018 Grants of Plan-Based Awards table on page 64, assuming the established performance goal is attained at the threshold level, which is equivalent to 0.025% of the target level.

(14)

Represents restricted stock unit awards granted to Ms. Hamill under the 2004 Plan in connection with the commencement of her employment with us and contains terms that are consistent with time-based restricted stock awards under the 2004 Plan. The awards vest ratably on an annual basis over four years from the date of grant.

(15)

Represents restricted stock unit awards granted to Ms. Hamill under the 2004 Plan. The award is divided into four tranches with the vesting of each tranche tied to the attainment of specified individual performance objectives and Ms. Hamill’s continued employment for each tranche.

(16)

Reflects the unearned portion of the restricted stock unit awards granted to Dr. McHutchison under the 2004 Plan in connection with his appointment to the position of Chief Scientific Officer, Head of Research and Development. The award is divided into three tranches with the vesting of each tranche tied to the attainment of one or more pre-established performance objectives and Dr. McHutchison’s continued employment for each tranche.

(17)

As described in footnote 5 of the Summary Compensation Table on page 62, we accelerated the vesting of Dr. Milligan’s unvested stock options and waived the continuous service condition on his outstanding performance share awards to provide for full settlement based on actual performance over the applicable performance periods. As a result, the stock options were exercisable and the performance shares would be released to Dr. Milligan on March 1, 2019.

70

Executive Compensation

2018 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of stock options and vesting of restricted stock units or performance shares or both for each of our Named Executive Officers during the year ended December 31, 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
John F. Milligan	360,000	$15,343,200	18,264	$1,473,722	(3)
Robin L. Washington	—	$—	12,278	$990,712	(3)
Gregg H. Alton	69,000	$2,935,157	13,437	$1,084,232	(3)
Laura J. Hamill	—	$—	—	$—
John G. McHutchison	—	$—	21,037	$1,588,021	(3)(4)
(1)

Option awards value realized is determined by multiplying (i) the amount by which the market price of our common stock at the time of exercise exceeded the exercise price by (ii) the number of shares of common stock for which the options were exercised.

(2)	Stock awards value realized is determined by multiplying (i) the closing market price of our common stock on the vesting date by (ii) the number of shares of common stock that vested on that date.
(3)

Consists of common stock that vested pursuant to (i) the TSR tranche of the 2015 performance shares based on 1.5% of target level attainment, (ii) the first and third revenue subtranches of the 2015 performance shares based on 200% of target level attainment and (iii) the second revenue subtranche of the 2015 performance shares based on 79% of target level attainment.

(4)	Includes restricted stock unit awards granted to Dr. McHutchison under the 2004 Plan as described in footnote 13 to the 2018 Grants of Plan-Based Awards table on page 64 that were vested during 2018.

2019 Proxy Statement	71

Executive Compensation

2018 Nonqualified Deferred Compensation

The following table shows the contributions, earnings and account balances for our Named Executive Officers under our Deferred Compensation Plan:

Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year	Aggregate Losses in Last Fiscal Year(1)(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
John F. Milligan	$—	$ —	$—	$ —	$—
Robin L. Washington	$—	$ —	$(34,354)	$ —	$1,248,386	(3)
Gregg H. Alton	$1,802,049	$ —	$(748,365)	$ —	$10,267,109	(4)
Laura J. Hamill	$—	$ —	$—	$ —	$—
John G. McHutchison	$—	$ —	$—	$ —	$—
(1)

The reported amount corresponds to a composite of the actual market earnings on a group of investment funds selected by the applicable Named Executive Officer for purposes of tracking the notional investment return on his or her balance for the 2018 fiscal year.

(2)

Although 27 investment funds are available for selection under our Deferred Compensation Plan, the investment selections for the 2018 fiscal year were concentrated primarily in the 10 investment funds named below. The rate of return for each such fund for the 2018 fiscal year was as follows:

Name of Fund	% Rate of Return
Fidelity Government Money Market	1.47%
Vanguard Total Bond Market Index I	(0.01)%
Fidelity Freedom 2020K	(5.16)%
Fidelity Freedom 2025K	(5.81)%
Vanguard Equity Income	(5.65)%
Vanguard Institutional Index	(4.42)%
Fidelity Growth Company - Class K	(4.46)%
T. Rowe Price Blue Chip Growth	2.01%
Fidelity Low Priced Stock - Class K	(10.68)%
Fidelity Diversified International - Class K	(15.12)%
(3)

Includes (i) $394,640 of compensation reported for such individual in the Summary Compensation Table for 2009 (deferred non-equity incentive plan compensation) and (ii) $271,868 of compensation reported for such individual in the Summary Compensation Table for 2010 (deferred non-equity incentive plan compensation).

(4)

Includes (i) $339,367 of compensation reported for such individual in the Summary Compensation Table for 2007 (deferred salary and non-equity incentive plan compensation), (ii) $1,727,599 of compensation reported for such individual in the Summary Compensation Table for 2015 ($618,962 deferred salary and $1,108,637 non-equity incentive plan compensation), (iii) $647,769 of compensation reported for such individual in the Summary Compensation Table for 2016 (deferred salary), (iv) $1,592,368 of compensation for 2017 ($669,416 deferred salary and $922,952 non-equity incentive plan compensation) and (v) $1,802,049 of compensation reported for such individual in the Summary Compensation Table for 2018 ($696,456 deferred salary and $1,105,593 non-equity incentive plan compensation).

72

Executive Compensation

2018 Potential Payments upon Involuntary Termination or Change in Control Termination(1)

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause Without a Change in Control		Involuntary Termination Without Cause or Resignation For Good Reason Within Change in Control Protection Period Assuming Target Attainment of Performance Goals		Involuntary Termination Without Cause or Resignation For Good Reason Within Change in Control Protection Period Assuming Maximum Attainment of Performance Goals
Robin L. Washington
Cash severance	$4,441,860		$7,208,816		$7,208,816
Stock award vesting acceleration	$3,963,996		$3,668,134	(2)	$5,009,206	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$44,597		$74,328		$74,328
Outplacement services	$5,250		$5,250		$5,250
Excise tax and gross up	$—		$—		$—
Total	$8,455,703		$10,956,528		$12,297,600

Gregg H. Alton
Cash severance	$4,437,809		$7,218,690		$7,218,690
Stock award vesting acceleration	$3,469,271		$3,222,824	(2)	$4,266,158	(3)(4)
Benefits and perquisites:
Lump sum to cover COBRA costs	$46,128		$76,880		$76,880
Outplacement services	$5,250		$5,250		$5,250
Excise tax and gross up	$—		$—		$—
Total	$7,958,458		$10,523,644		$11,566,978

Laura J. Hamill
Cash severance	$1,500,000	(5)(6)	$3,875,000	(5)	$3,875,000	(5)
Stock award vesting acceleration	$5,333,326	(7)	$5,333,326	(7)	$5,333,326	(7)
Benefits and perquisites:
Lump sum to cover COBRA costs	$—	(6)	$74,328		$74,328
Outplacement services	$—	(6)	$5,250		$5,250
Excise tax and gross up	$—		$—		$—
Total	$6,833,326		$9,287,904		$9,287,904

John G. McHutchison
Cash severance	$4,197,770		$6,723,593		$6,723,593
Stock award vesting acceleration	$3,635,144		$3,450,205	(2)	$4,288,375	(3)
Benefits and perquisites:
Lump sum to cover COBRA costs	$44,597		$74,328		$74,328
Outplacement services	$5,250		$5,250		$5,250
Excise tax and gross up	$—		$—		$—
Total	$7,882,761		$10,253,376		$11,091,546
(1)

As described in footnotes 4 and 5 of the Summary Compensation Table on page 62, Dr. Milligan stepped down as President and Chief Executive Officer effective December 31, 2018 but remained as an employee to assist in transitional matters through March 1, 2019. Pursuant to the Separation Agreement, we will provide Dr. Milligan a cash payment of $8,285,000 (payable in twenty-four monthly installments) commencing in March 2019 in exchange for his execution of a release of claims. We accelerated the vesting of Dr. Milligan’s unvested stock options as of March 1, 2019 and waived the continuous service condition on his outstanding performance share awards to provide for full settlement based on actual performance over the applicable performance periods and agreed to pay to Dr. Milligan (i) a bonus of $1,500,000 for provision of transitional services through March 1, 2019, (ii) $59,441 intended to partially offset the costs of health care continuation coverage for two years; and (iii) outplacement services through a Gilead-contracted provider for a period of up to one year valued at up to $14,500.

2019 Proxy Statement	73

Executive Compensation

(2)

Amount reflects $62.55 (our closing stock price on December 31, 2018) multiplied by the number of shares covered by each accelerating award. 2016 performance awards tied to TSR reflect payout at 29% of target. 2016 performance awards tied to revenue reflect payout at 147% of target (79% for first subtranche, 200% for second subtranche, 163% for third subtranche). 2017 performance awards tied to TSR assume payout at 100% of target. 2017 performance awards tied to revenue assume only first subtranche and second subtranche are outstanding at time of change of control (per award agreement terms) with payout at 200% of target for first subtranche and 163% of target for second subtranche. 2018 performance awards tied to TSR assume payout at 100% of target. 2018 performance awards tied to revenue assume only first subtranche is outstanding at time of change of control (per award agreement terms) with payout at 163% of target.

(3)

Amount reflects $62.55 (our closing stock price on December 31, 2018) multiplied by the number of shares covered by each accelerating award. 2016 performance awards tied to TSR assume payout at 29% of target. 2016 performance awards tied to revenue assume tranche payouts at 147% of target. 2017 performance awards tied to TSR assume payout at 200% of target. 2017 performance awards tied to revenue assume only first subtranche and second subtranche are outstanding at time of change of control (per award agreement terms) with payout at 200% of target for first subtranche and 163% of target for second subtranche. 2018 performance awards tied to TSR assume payout at 200% of target. 2018 performance awards tied to revenue assume only first subtranche is outstanding at time of change of control (per award agreement terms) with payout at 163% of target.

(4)

Mr. Alton was retirement eligible as of December 31, 2018. Our performance share agreements provide for pro-rata vesting of any performance shares held by executives for which performance goals are attained subsequent to retirement. The market value as of December 31, 2018, based on our closing stock price of $62.55, for the pro-rata vesting of any performance shares held by Mr. Alton, assuming maximum level of performance goals attained subsequent to retirement, is $2,398,559.

(5)

Amount includes the $1.5 million unpaid portion of the one-time hiring bonus awarded to Ms. Hamill, which will be paid on the first anniversary of Ms. Hamill’s employment start date or within 30 days of Ms. Hamill’s termination date in the event of the termination of her employment without Cause or her resignation for Good Reason.

(6)

Ms. Hamill is not otherwise eligible for salary, bonus or COBRA severance benefits under the Company’s Severance Plan in the event she was Involuntarily Terminated without Cause on December 31, 2018, as she had not been in continuous service with the Company for at least 6 months as of such date. If she had been eligible, she would receive additional severance rights of 1.5 times salary ($1,425,000), 18-months of COBRA (valued at $44,597) and 6-months of outplacement (valued at $5,250)

(7)	Amount reflects $62.55 (our closing stock price on December 31, 2018) multiplied by the number of shares covered by each accelerating award assume 100% payout.

74

Executive Compensation

CEO Pay Ratio

We present below the ratio of annual total compensation of our median compensated employee to the annual total compensation of our former Chief Executive Officer for 2018.

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

In identifying our median paid employee, we applied the following steps:

■	We identified our median compensated employee from the 10,587 full-time and part-time workers who were included as employees on our payroll records as of October 1, 2018 based on year-to-date base salary, bonus, commissions and equity, with conforming adjustments for employees who were hired during that period but did not work the full nine months, and excluding our former Chief Executive Officer.

■	We then excluded employees at the median who had anomalous compensation characteristics to determine the median compensated employee.

The 2018 annual total compensation as determined under Item 402 of Regulation S-K for Dr. Milligan was $25,961,831, as reported in the Summary Compensation Table of this Proxy Statement. The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $163,963. The ratio of Dr. Milligan’s annual total compensation to our median employee’s total annual compensation for fiscal year 2018 is 158 to 1. As discussed in our Compensation Discussion and Analysis, Dr. Milligan’s 2018 compensation includes one-time charges related to the treatment of his equity awards under his separation agreement (see Pay Actions Related to Leadership Transition). Excluding these charges, the 2018 annual total compensation for Dr. Milligan was $16,774,182 and the ratio between this amount and our median employee’s 2018 annual total compensation is 102 to 1. We believe this supplemental ratio reflects a more representative comparison of Dr. Milligan’s pay to our median employee’s pay.

2019 Proxy Statement	75

Stockholder Proposals

Proposal 5

Stockholder Proposal Requesting that the Board Adopt a Policy that the Chairperson of the Board of Directors be an Independent Director

John Chevedden has submitted a stockholder proposal for consideration at the Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278. We have been notified that Mr. Chevedden has continuously held 100 shares of our common stock since July 1, 2017.

If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Mr. Chevedden to the stockholders for approval is as follows:

Stockholder Proposal

Proposal 5 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as a policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chairman, who was independent when selected is no longer independent, the Board shall select a new Chairman who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. These 5 majority votes would have been still higher if all shareholders had access to independent proxy voting advice. This proposal topic received 45%-support at our 2018 annual meeting. This likely translates into 51%-support from the shareholders who had access to independent proxy voting advice.

This proposal is more important to Gilead Sciences shareholders because our stock price fell from $75 to $66 in the 5-years leading up to the due date for this proposal. Our current insider Chairman John Martin had 11-years long-tenure as Chairman which can further erode any independence inclination.

Our Lead Director John Cogan had 14-years long-tenure which is not a sign of independence. Executive pay received 89%-support when many companies obtain 95%-support. This could be an indication of having the wrong incentives in the executive pay package.

An independent Chairman is best positioned to build up the oversight capabilities of our directors while our CEO addresses the challenging day-to-day issues facing the company. The roles of the Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent.

Please vote yes:
Independent Board Chairman – Proposal 5

►	The Board unanimously recommends a vote “AGAINST” Proposal 5.

76

Stockholder Proposals

Our Board Recommends a Vote AGAINST this Proposal.

Board’s View Aligns with Recent Stockholder Votes on this Issue

In 2013, 2014, 2015, 2017 and 2018, our Board carefully considered stockholder proposals requesting that our Board adopt a policy that the Chairperson of the Board be an independent director. In each of those votes, the majority of shares were voted AGAINST the proposals. Our Board continues to believe that stockholder interests are best served when the Board has the flexibility to determine the best person to serve as Chairperson, whether that person is an independent director, a director employed by Gilead or another person, and recommends a vote AGAINST this proposal.

The Board Should Have Flexibility to Structure an Appropriate Governance Structure Tailored to the Needs of Gilead

Our Board has the flexibility to design Gilead’s board leadership structure as our Board deems appropriate based on the circumstances at the time. Our policy enables our Board to choose a leadership structure that can be tailored to the strengths of Gilead’s officers and directors and best addresses Gilead’s evolving and highly complex business. Departing from Gilead’s current policy would unduly impair our Board’s ability to select the director it believes is best suited to serve as Chairperson based on the circumstances at the time.

Our Board has determined that it is currently in the best interests of Gilead to partner a powerful Lead Independent Director with our Chair of the Board. Our Board actively reviews this structure to ensure that it continues to serve the best interests of Gilead.

Currently, Having Mr. O’Day as our Chair of the Board is in the Best Interests of Gilead and its Stockholders

Our Board believes that it is currently in the best interests of Gilead and its stockholders for Mr. O’Day to serve as our Chief Executive Officer and Chairman of the Board because it best positions Mr. O’Day to effectively drive future strategy and decision-making for our organization. In addition to public, private and non-profit board experience, Mr. O’Day has a track record of success in highly scientific and competitive therapeutic areas, deep understanding of the evolving healthcare environment around the world and unwavering commitment to driving innovation across all aspects of a business.

Gilead’s leadership needs may change over time, and we expect our Board to shape our leadership structure accordingly.

Our Lead Independent Director and Our Strong Governance Structures Ensure our Board’s Independent Leadership and Accountability

We believe the robust duties of our Lead Independent Director empower our independent directors to provide effective guidance, challenge and oversight of management. The role of Lead Independent Director at Gilead is modeled on the role of an independent Chairperson, ensuring a strong, independent and active Board of Directors. As set forth in the Lead Independent Charter adopted by our Board, the Lead Independent Director has clearly delineated and comprehensive duties. These duties include:

■	Consulting with the Chairperson as to an appropriate schedule of Board meetings, seeking to ensure that the independent directors can perform their duties responsibly while not interfering with ongoing company operations;

■	Consulting with the Chairperson regarding and approving the information, agenda and schedules of meetings of the Board of Directors and Board committees;
■	Advising the Chairperson as to the information necessary or appropriate for the independent directors to effectively and responsibly perform their duties and provide feedback on the quality, quantity and timeliness of information submitted by management;

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Stockholder Proposals

■	Advising the Board of Directors and its committees on the retention of advisers and consultants who report directly to the Board of Directors;
■	Calling meetings of the independent directors, as appropriate;
■	Serving as chairperson of meetings of the independent directors;
■	Serving as principal liaison between the independent directors and the Chairperson and between the independent directors and senior management;
■	Ensuring that independent directors have adequate opportunities to meet and discuss issues in meetings of the independent directors;
■	Encouraging director participation by fostering an environment of open dialogue and constructive feedback among independent directors;
■	Communicating to management, as appropriate, the results of private discussions among independent directors;
■	Chairing meetings of the Board of Directors when the Chairperson is not present;
■	Facilitating the effective functioning of key Board committees and providing input on functioning of the committees, when required;
■	Participating on ad-hoc committees established to deal with extraordinary matters, such as investigations and mergers and acquisitions;
■	Providing guidance on director succession and development;
■	Ensuring Board agendas provide the Board with the ability to periodically review and provide input on the company’s long-term strategy and to monitor management’s execution of the long term-strategy;
■	Unless otherwise directed by the Board, serving as the independent directors’ representative in crisis situations;
■	Monitoring conflicts of interest of all directors, including the Chief Executive Officer;
■	Participating in succession planning for the Chief Executive Officer and in talent retention and development programs for members of senior management;
■	Responding to major stockholder and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group, with such consultation with the Chairperson and other directors as the Lead Independent Director may deem appropriate;

■	Representing independent directors in communications with other stakeholders, as required; and
■	Performing such other duties as the Board of Directors may from time to time delegate.

In addition, as required by our Board Guidelines, Gilead’s independent directors meet without executive management on a routine basis to review, among other things, Gilead’s strategy, performance, management effectiveness and succession planning.

Finally, Gilead’s strong corporate governance policies and practices provide our independent directors with the ability to effectively oversee our management.

■	Substantial majority of our directors are independent. Currently, eight out of the nine director nominees are independent.
■	Fully independent Board committees. All members of the key Board committees—the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee—are “independent” in accordance with or as defined in the rules adopted by the SEC and Nasdaq and Gilead’s own Board Guidelines. This ensures that oversight of critical matters such as the integrity of our financial statements, the compensation of our executive officers, the selection and evaluation of directors and the development of corporate governance principles is entrusted to independent directors.

■	Annual Board and committee evaluations. Our Lead Independent Director, Dr. Cogan, conducts an annual assessment of the Board and committees of the Board to evaluate their effectiveness.
■	Independent evaluation of Chief Executive Officer performance. Our Compensation Committee, which as previously noted is fully independent, is responsible for performing an annual evaluation of the Chief Executive Officer against his performance objectives.

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Stockholder Proposals

■	Ongoing Board refreshment. Our Nominating and Corporate Governance Committee regularly evaluates the Board’s composition to ensure a diversity of perspectives and skill-sets to oversee management’s execution of our strategy.

■	Ability to consult with external advisers. Our Lead Independent Director has the authority to engage outside advisers and consultants as he deems appropriate to fulfill his responsibilities.
■	Established corporate governance guidelines. We maintain strong corporate governance policies and practices. Information regarding our corporate governance initiatives, including our Board Guidelines and the charter for each Board committee, can be found on our website at http://www.gilead.com on the Investors page under “Corporate Governance.”

We believe that the interests of our stockholders will be best served by maintaining our Board’s flexibility in determining the board leadership structure that is best suited to the needs of Gilead at any particular time.

Our Board therefore recommends a vote AGAINST this proposal.

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Stockholder Proposals

Proposal 6

Stockholder Proposal Requesting that the Board Issue a Report Describing How Gilead Plans to Allocate Tax Savings as a Result of the Tax Cuts and Jobs Act

Trillium Asset Management (“Trillium”), on behalf of Portfolio 21 Global Equity Fund (“Portfolio 21”), has submitted a stockholder proposal for consideration at the Annual Meeting. Trillium’s address is Two Financial Center, 60 South Street, Suite 1100, Boston, MA 02111. We have been notified that Portfolio 21 has continuously held 60,000 shares of our common stock since November 21, 2017.

If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal. The resolution being submitted by Trillium to the stockholders for approval is as follows:

►	The Board unanimously recommends a vote “AGAINST” Proposal 6.

Stockholder Proposal

Corporate Tax Savings Allocation Disclosure

WHEREAS: The passage of the Tax Cuts and Jobs Act (TCJA) permanently reduced the corporate tax rate from 35 percent to 21 percent and eliminated provisions requiring companies pay taxes on money earned abroad. With these changes it is estimated that America’s largest corporations by market capitalization will receive a windfall of $150 billion.1 One of the overarching goals of the legislation is to boost economic growth and companies’ long-term investment in the American economy, however without more detailed information it is unclear whether a company’s intended use of the assets aligns with this goal.

To date, Gilead has not provided adequate information indicating how the company plans to use tax savings gained as a result of the TCJA.

We believe investors should have ample information regarding how changes to the tax law will impact a company’s long-term strategy. Larry Fink, CEO of BlackRock recently stated:

“Companies have not been explicit enough about their long-term strategies. In the United States, for example, companies should explain to investors how the significant changes to tax law fit into their long-term strategy. What will you do with increased after-tax cash flow, and how will you use it to create long-term value? This is a particularly critical moment for companies to explain their long-term plans to investors.”

The tax cuts present Gilead with an opportunity to strengthen the bottom line, invest in workers, benefits, jobs, communities, capital investments, R&D, and make acquisitions. Without any specificity or discussion of these investments, investors cannot understand how the tax law will impact a company’s long-term strategy.

Motivated by the tax changes, industry peer Amgen announced plans to open a biologics plant adding 300 new jobs.2 Dozens of companies have also shared how they will spend the tax savings. Boeing will use the funds on workforce development, infrastructure enhancement, and corporate giving.3 Target plans to use 100 percent of its tax savings on workers.

The focus on what companies do with tax benefits is growing during a time when wage growth remains stagnant and income inequality has widened.

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Stockholder Proposals

In a poll, when Americans were asked what percentage of corporate tax savings should be allocated to seven categories, responses indicated that fifty-two percent thought tax savings should go towards worker pay and/or benefits, creating new jobs, and giving back to communities. Passing savings onto shareholders was the lowest priority at just 10 percent.

Earlier this year Illinois Treasurer Frerichs and JUST Capital issued a survey to S&P 100 companies with a series of questions regarding planned allocation of corporate tax savings. Gilead declined to complete the survey.

____________________

[1]	https://illinoistreasurer.gov/TWOCMS/media/doc/Report%20--%20Tax%20Savings%20Plans%20Among%20U.S.%20Companies%20(0ctober%202018).pdf
[2]	https://www.amgen.com/media/news-releases/2018/04/amgen-announces-rhode-island-will-be-location-of-first-us-next-generation-biomanufacturing-plant/
[3]	https://boeing.mediaroom.com/2017-12-20-Boeing-CEO-Muilenburg-Applauds-Tax-Law-Announces-300-Million-in-Employee-Related-and-Charitable-lnvestments-to-Spur-lnnovation-and-Growth

RESOLVED: Shareholders request the board of directors to issue a report describing how the company plans to allocate tax savings as a result of the TCJA. This report should be prepared at reasonable cost, in a reasonable time, and omit proprietary information.

Our Board Recommends a Vote AGAINST this Proposal.

Our Board carefully considered the stockholder proposal and does not believe the production of the type of report described in the proposal would be a productive use of corporate resources or in the best interest of Gilead or its stockholders.

Although we did not complete the questionnaire issued by Illinois Treasurer Frerichs and JUST Capital regarding planned allocation of corporate tax savings (“Questionnaire”), we provided Treasurer Frerichs and JUST Capital information about the impact of the TCJA on Gilead’s business. For example, we noted we expect to further grow our business in the United States which will create significant career opportunities for both existing and new employees and the communities where we do business. Specifically, we plan to continue the expansion of our Foster City, California headquarters, through a combination of new construction and sustainable renovations. In addition, we are seeking additional U.S.-based facilities to house our growing employee base, including new research and manufacturing facilities in California and Maryland to support our cellular therapy operations. We also expect to expand our U.S.-based manufacturing, which will create additional jobs in the United States.

Our Board believes that preparing and issuing a formal report of the type requested in the proposal would require substantial time and expense without significant benefit to our stockholders. We are frequently asked by interest groups to prepare reports and disclose information in various formats and levels of detail related to issues of importance to them. Compiling this information is expensive and time consuming and directs corporate resources away from activities that build stockholder value. Our Board also believes that the preparation of the report would not cause us to modify our corporate tax strategy or the investments we make in our business.

Our Board therefore recommends a vote AGAINST this proposal as it is not in the best interests of Gilead or its stockholders.

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Stock Ownership Information

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock by: (i) each beneficial owner of more than 5% of our common stock known to us, as of December 31, 2018; and (ii) each director and nominee for director, each of the individuals named in the Summary Compensation Table on page 62 and all of our current executive officers and directors as a group, as of February 28, 2019.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares		Percent of Total
Blackrock, Inc.	104,186,077	(2)	8.17%
The Vanguard Group	100,414,250	(3)	7.88%
Capital Research Global Investors	72,548,789	(4)	5.69%
Gregg H. Alton	443,829	(5)	*
Jacqueline K. Barton	22,981	(6)	*
John F. Cogan	175,548	(7)	*
Laura J. Hamill	0		*
Kelly A. Kramer	24,448	(8)	*
Kevin E. Lofton	168,494	(9)	*
Harish Manwani	7,122	(10)	*
John G. McHutchison	290,053	(11)	*
John F. Milligan	3,285,404	(12)	*
Daniel P. O’Day	0		*
Robin L. Washington	413,124	(13)	*
Richard J. Whitley	130,808	(14)	*
Gayle E. Wilson	426,119	(15)	*
Per Wold-Olsen	202,099	(16)	*
All current executive officers and directors as a group (14 persons)	2,571,647	(17)	0.20%
*	Less than 1% of the outstanding shares of our common stock.
(1)	This table is based upon information supplied by our directors and officers and a Schedule 13G/A filed with the SEC by Blackrock, Inc. (“Blackrock”), a Schedule 13G/A filed with the SEC by The Vanguard Group (“Vanguard”) and a Schedule 13G filed with the SEC by Capital Research Global Investors (“Capital Group”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except with respect to the percentages listed for Blackrock, Vanguard and Capital Group, applicable percentages are based on 1,274,942,335 shares of common stock outstanding on February 28, 2019, adjusted as required by the rules promulgated by the SEC.
(2)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 4, 2019 by Blackrock reporting sole voting power over 91,099,117 shares and sole dispositive power over 104,186,077 shares. The address of Blackrock is 40 East 52nd Street, New York, New York 10022.
(3)	Based solely on information set forth in a Schedule 13G/A filed with the SEC on February 11, 2019 by Vanguard reporting sole voting power over 1,576,853 shares, shared voting power over 303,359 shares, sole dispositive power over 98,565,627 shares and shared dispositive power over 1,848,623 shares. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(4)	Based solely on information set forth in a Schedule 13G filed with the SEC on February 14, 2018 by Capital Group reporting sole voting power and sole dispositive power over 72,548,789 shares. The address of Capital Group is 333 South Hope Street, Los Angeles, California 90071.
(5)	Includes 385,783 shares subject to stock options exercisable within 60 days of February 28, 2019.
(6)	Includes 9,241 shares subject to stock options exercisable within 60 days of February 28, 2019.
(7)	Includes 120,688 shares subject to stock options exercisable within 60 days of February 28, 2019.
(8)	Includes 23,109 shares subject to stock options exercisable within 60 days of February 28, 2019.
(9)	Includes 23,542 phantom shares and 114,828 shares subject to stock options exercisable within 60 days of February 28, 2019.
(10)	Includes 7,122 shares subject to stock options exercisable within 60 days of February 28, 2019.

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Stock Ownership Information

(11)	Includes 252,225 shares subject to stock options exercisable within 60 days of February 28, 2019.
(12)	Includes 1,664,600 shares subject to stock options exercisable within 60 days of February 28, 2019.
(13)	Includes 274,181 shares subject to stock options exercisable within 60 days of February 28, 2019.
(14)	Includes 6,705 phantom shares and 98,968 shares subject to stock options exercisable within 60 days of February 28, 2019.
(15)	Includes 101,620 shares subject to stock options exercisable within 60 days of February 28, 2019, and 200,000 shares held in trust.
(16)	Includes 106,528 shares subject to stock options exercisable within 60 days of February 28, 2019.
(17)	Includes 30,247 phantom shares and an aggregate of 1,728,301 shares subject to stock options exercisable by directors and current executive officers within 60 days of February 28, 2019.

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Stock Ownership Information

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to provide to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2018, our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to these executive officers, directors and greater than 10% stockholders.

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Other Information

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through a broker and would prefer to receive a separate Notice, please notify your broker. If you hold your shares directly and would prefer to receive a separate Notice, please submit a written request to Gilead Sciences, Inc., Attention: Investor Relations, 333 Lakeside Drive, Foster City, California 94404 or contact Broadridge Financial Solutions, Inc. at (866) 540-7095. Stockholders who currently receive multiple copies of the Notice at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice to a stockholder at a shared address to which a single copy of the documents was delivered.

By Order of the Board of Directors,

BRETT A. PLETCHER
Corporate Secretary

March 25, 2019

A copy of our Annual Report on Form 10-K for the year ended December 31, 2018 is available without charge upon written request to Investor Relations, Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 or by accessing a copy through Gilead’s website at http://www.gilead.com on the Investors page under “SEC Filings.”

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Questions and Answers

1.	Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record. This approach conserves natural resources and reduces our costs of printing and distributing our proxy materials, while providing stockholders with a convenient way to access our proxy materials. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials, including a proxy card. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

2.	How may I obtain a copy of Gilead’s Annual Report on Form 10-K and other financial information?

A copy of our 2018 Annual Report, which includes our Form 10-K for the year ended December 31, 2018, is available at http://www.gilead.com/proxy or may be requested from our Investor Relations department as described elsewhere in this Proxy Statement. Our 2018 Annual Report is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

3.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on March 15, 2019 are entitled to receive the Notice of Annual Meeting and to vote their shares at the Annual Meeting. As of that date, there were 1,274,896,000 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

4.	What do I need to do to attend the Annual Meeting?

Only holders of our common stock at the close of business on March 15, 2019 and holders of a valid legal proxy for the Annual Meeting are entitled to attend the Annual Meeting. Each individual must present valid government-issued photo identification, such as a driver’s license or passport, for admission. If you are not a stockholder of record but hold shares in the name of a broker, bank or other holder of record, you must provide proof of beneficial ownership as of March 15, 2019, such as a brokerage or bank account statement, a copy of the voting instruction form provided by your broker, bank, trustee or nominee, or other similar evidence of ownership.

5.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

■	to elect nine directors to serve for the next year and until their successors are elected and qualified;
■	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
■	to approve an amendment to Gilead’s Restated Certificate of Incorporation to allow stockholders to act by written consent;
■	to approve, on an advisory basis, the compensation of our Named Executive Officers as presented in this Proxy Statement;
■	to vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director; and
■

to vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board issue a report describing how Gilead plans to allocate tax savings as a result of the Tax Cuts and Jobs Act.

We also will consider any other business that properly comes before the Annual Meeting. See question 11, “Could other matters be decided at the Annual Meeting?” below.

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Questions and Answers

6.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

■	“FOR” each of the named nominees to the Board;
■	“FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
■	“FOR” the approval of an amendment to Gilead’s Restated Certificate of Incorporation to allow stockholders to act by written consent;
■	“FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement;
■	“AGAINST” the stockholder proposal requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director; and
■	“AGAINST” the stockholder proposal requesting that the Board issue a report describing how Gilead plans to allocate tax savings as a result of the Tax Cuts and Jobs Act.

7.	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this Proxy Statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares is represented by votes present at the meeting in person or by proxy. Shares represented by proxies marked “abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Proposal	Vote Required
Proposal 1 – Election of nine directors to serve for the next year and until their successors are elected and qualified.	Majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director).
Proposal 2 – Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 3 – Approval of an amendment to Gilead’s Restated Certificate of Incorporation to allow stockholders to act by written consent.	Majority of the outstanding shares of common stock.
Proposal 4 – Approval, on an advisory basis, of the compensation of our Named Executive Officers as presented in this Proxy Statement.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 5 – Vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.
Proposal 6 – Vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board issue a report describing how Gilead plans to allocate tax savings as a result of the Tax Cuts and Jobs Act.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy.

If your shares are held by a broker and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal 2 is a “routine” matter. As a result, your broker is permitted to exercise discretionary voting authority to vote your shares for this proposal. Your broker may not exercise discretionary voting authority and may not vote your shares with respect to the other proposals unless you provide your broker with voting instructions.

With respect to Proposal 1, abstentions will not have an effect on the outcome of the vote. With respect to Proposals 2, 3, 4, 5 and 6, abstentions will have the same effect as an “against” vote. “Broker non-votes” will have no effect on Proposals 1, 2, 4, 5 and 6. “Broker non-votes” will have the same effect as an “against” vote with respect to Proposal 3.

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Questions and Answers

8.	How do I vote?

You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically using the Internet. If your shares are registered directly in your name with Gilead’s transfer agent, Computershare, you are considered a “stockholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Most beneficial owners whose stock is held in the name of a bank, broker or other nominee receive instructions for how to vote their shares from their banks, brokers or other nominees, rather than our proxy card. You can vote your shares held through a bank, broker or other nominee by following the voting instructions sent to you by that institution.

By mail

To vote your proxy by mail, be sure to complete, sign and date the proxy card (if you request one) or voting instruction card that may be delivered to you and return it in the envelope provided. We will vote your shares as directed. However, if you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by our Board.

By Internet or telephone

Stockholders may vote their shares using the Internet or telephone. The law of the State of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies so long as each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder. The Internet and telephone voting procedures below are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting shares via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Stockholders of record may go to http://www.proxyvote.com to vote their shares. You will be required to provide the control number printed on your Notice. The votes represented by such proxy will be generated on the computer screen and the voter will be prompted to submit or revise them as desired. Stockholders of record using a touch-tone telephone may vote their shares by calling (800) 690-6903 and following the recorded instructions.

A number of brokers and banks are participating in a program that offers the ability to vote shares over the telephone and Internet. Street name holders may vote on the Internet by accessing http://www.proxyvote.com. You will be required to provide the control number printed on your Notice. Street name holders using a touch-tone telephone may vote their shares by calling (800) 454-8683 and following the recorded instructions.

Internet and telephone voting for stockholders of record and street name holders will be available 24 hours a day, and will close at 11:59 p.m., Eastern Daylight Time, on May 7, 2019. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

In person at the Annual Meeting

Stockholders may vote in person at the Annual Meeting. Whether or not a stockholder plans to attend the meeting, the stockholder should vote by mail, Internet or telephone to ensure his or her vote is counted. A stockholder may still attend the meeting and vote in person if he or she has already voted by one of these methods. To vote in person, a stockholder may come to the Annual Meeting and we will provide the stockholder with a ballot when he or she arrives. The ballot submitted at the meeting would supersede any prior vote.

If you are a beneficial owner of shares, you must also obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot to be able to vote at the Annual Meeting.

Your vote is important. You can save us the expense of a second mailing of proxy materials by voting promptly.

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Questions and Answers

9.	What can I do if I change my mind after I vote my shares?

Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it at any time before the shares are voted.

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

■	submitting a written notice to our Corporate Secretary at our principal executive offices, 333 Lakeside Drive, Foster City, California 94404;
■	submitting a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
■	voting by ballot at the Annual Meeting.

If you are a beneficial owner of shares, you may revoke your proxy or submit new voting instructions by contacting your bank, broker or other holder of record.

You may also vote in person at the Annual Meeting as described in the answer to the preceding question. Attendance at the meeting will not, by itself, revoke a proxy. All shares for which proxies have been properly submitted and not revoked will be voted at the Annual Meeting.

10.	What is the deadline for voting my shares by proxy, via the Internet or by telephone?

Votes by proxy must be received before the polls close at the Annual Meeting. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 7, 2019.

11.	Could other matters be decided at the Annual Meeting?

On the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then Daniel P. O’Day and Brett A. Pletcher, the persons named on your proxy card, will have the discretion to vote on those matters for you.

12.	Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify stockholders by name are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Veaco Group, the independent proxy tabulator that we have engaged, will count the votes and act as the inspector of election for the meeting.

13.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

14.	Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies, including preparation, assembly, printing and mailing of the Notice and this Proxy Statement and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their out-of-pocket expenses for forwarding solicitation materials to such beneficial owners. We have hired Innisfree M&A Incorporated to act as our proxy solicitor in conjunction with the Annual Meeting. We will pay Innisfree M&A Incorporated a fee of $15,000, plus reasonable out-of-pocket expenses, for these services. Our solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other employees for such solicitation services performed by them.

2019 Proxy Statement	89

Questions and Answers

15.	When are the stockholder proposals or nominations for Gilead’s 2020 annual meeting of stockholders due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2020 annual meeting of stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 26, 2019. Such proposals also must comply with SEC regulations under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company proxy materials. Proposals should be addressed to:

Corporate Secretary
Gilead Sciences, Inc.
333 Lakeside Drive
Foster City, California 94404

A stockholder (or a group of up to 20 stockholders) who has owned at least three percent of our shares continuously for at least three years and has complied with the other requirements in our bylaws may nominate and include in our proxy materials director nominees constituting up to 20% of our Board or two persons, whichever is greater. Written notice of a proxy access nomination for inclusion in our Proxy Statement for the 2020 annual meeting of stockholders must be received by the Corporate Secretary at the address above:

■	not earlier than the open of business on October 27, 2019; and
■	not later than the close of business on November 26, 2019.

Stockholders wishing to submit proposals that are not to be included in our Proxy Statement pursuant to Rule 14a-8 or to nominate director candidates who are not included in our Proxy Statement pursuant to the “proxy access” provisions in our bylaws must give timely written notice of such proposals or nominations to the Corporate Secretary at the address above in accordance with our bylaws. To be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, written notice must be received by the Corporate Secretary:

■	not earlier than the open of business on January 9, 2020; and
■	not later than the close of business on February 8, 2020.

The chairperson of our annual meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our bylaws and to declare that any such nomination or other business not properly brought before our annual meeting shall not be transacted, and we may exercise discretionary voting authority to vote any shares for which we receive proxies as we determine appropriate.

16.	Where can I get information related to future stockholder meetings of Gilead?

To request a copy of the Proxy Statement, annual report and form of proxy related to all of our future stockholder meetings where you are a stockholder on the relevant record date, you may log on to http://www.proxyvote.com or contact Investor Relations at:

Gilead Sciences, Inc.
Attention: Investor Relations
333 Lakeside Drive
Foster City, California 94404
(650) 574-3000
Email: investor_relations@gilead.com

90

Questions and Answers

17.	I want to attend the Annual Meeting and vote in person. From whom can I obtain directions to the Annual Meeting?

You may contact Investor Relations at (650) 574-3000 or investor_relations@gilead.com to obtain directions to the Annual Meeting.

18.	If I have additional questions, whom can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833

2019 Proxy Statement	91

Appendix A

CERTIFICATE OF AMENDMENT
OF RESTATED CERTIFICATE OF INCORPORATION OF
GILEAD SCIENCES, INC.

Gilead Sciences, Inc. (the “Corporation”), a Delaware corporation, does hereby certify that:

FIRST: Section 2(c) of Article VI of the Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety.

SECOND: Section 2(d) of Article VI of the Restated Certificate of Incorporation of the Corporation is hereby renumbered “Section 2(c)”, but the provisions of such section otherwise remain unchanged and in full force and effect.

THIRD: Article VI of the Restated Certificate of Incorporation of the Corporation is hereby amended to add a new Section 3 to the end of Article VI, reading in its entirety as follows:

SECTION 3. STOCKHOLDER ACTION BY WRITTEN CONSENT.

(a) Action by Written Consent. All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of the Corporation may be effected by the written consent of the holders of stock of the Corporation entitled to vote thereon. The holders of Common Stock may not act by written consent in lieu of a meeting of stockholders except (a) in accordance with this Article VI (including, without limitation, the requirements set forth herein with respect to submitting a request that the Board of Directors fix a record date for determining the stockholders entitled to take such action) or (b) pursuant to resolutions adopted by the Board of Directors authorizing one or more actions to be taken by written consent. Any written consent to take action in lieu of a meeting of stockholders may be revoked by the stockholder who executed such consent prior to the effectiveness of the stockholder action or actions set forth in such written consent by delivery to the Corporation of a revocation of such consent. References in this Article VI and the Bylaws to a written consent shall be deemed to include a telegram, cablegram or other electronic transmission consenting to an action to be taken if such transmission complies with Section 228 of the Delaware General Corporation Law.

(b) Request for Record Date. The record date for determining holders of Common Stock entitled to express consent to corporate action in writing without a meeting shall be fixed by the Board of Directors or otherwise established under this Article VI. Any stockholder seeking to have the holders of Common Stock authorize or take corporate action by written consent without a meeting shall, by written request addressed to the secretary of the Corporation and delivered to the Corporation and signed by holders of record of at least 20% of the outstanding shares of Common Stock, request that a record date be fixed for such purpose. The written request must contain the information set forth or identified in paragraph (c) of this Article VI. Following receipt of the request, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of any information requested by the Corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article VI and, if appropriate, may adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article VI or if no such determination shall have been made by the date required by this Article VI, and in either event no record date has been fixed by the Board of Directors, the record date shall be the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken by written consent is delivered to the Corporation in accordance with paragraph (f) of this Article VI and Section 228 of the DGCL; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. The Board of Directors may fix a record date to determine the stockholders entitled to deliver written requests, whether or not the Corporation has already received one or more written requests pursuant to this Article VI. A request to set a record date for determining the

92

Appendix A

holders of Common Stock entitled to consent to an action may be revoked by the stockholder who submitted such request by delivery of a revocation of such request to the Corporation at any time prior to the time written requests to set a record date from the holders of 20% of the outstanding shares of Common Stock, submitted in accordance with this Article VI, are received by the Corporation.

(c) Notice Requirements. Any request required by paragraph (b) of this Article VI must be delivered by the holders of record of at least 20% of the outstanding shares of Common Stock (with evidence of such ownership attached to the request, including, if the record holders submitting such request are not the beneficial owners of such shares, evidence that the beneficial owners on whose behalf the request is submitted beneficially own at least 20% of the outstanding shares of Common Stock), must be executed by each stockholder of record submitting such request and must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by the Bylaws as though each such stockholder submitting a request was intending to make a nomination or to bring any other matter before a meeting of stockholders and (ii) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the Bylaws of the Corporation). The Corporation may require the stockholder(s) submitting such request to furnish such other information as may be requested by the Corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Article VI, the Bylaws and applicable law. In connection with an action or actions proposed to be taken by written consent in accordance with this Article VI, the stockholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, as of the record date for determining the stockholders entitled to consent to such action or actions as would be required by the Bylaws as of the record date for a meeting of stockholders if such action were a nomination or other matter proposed to be brought before a meeting of stockholders.

(d) Actions Which May Be Taken by Written Consent. The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the record date request does not, or record date requests were solicited in a manner that did not, comply with this Article VI, the Corporation’s Bylaws or applicable law, (ii) such action relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) the record date request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting of stockholders or (y) 30 days after the first anniversary of the immediately preceding annual meeting of stockholders, (iv) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the record date request is delivered, (v) a Similar Item was presented at an annual or special meeting of stockholders held not more than 90 days before the record date request is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a record date request, or (vii) the record date request was made, or record date requests were solicited, in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law.

(e) Manner of Consent Solicitation. Holders of Common Stock may take action by written consent only if (i) consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of stock of the Corporation entitled to vote on the matter pursuant to and in accordance with this Article VI and applicable law and (ii) the solicitation materials delivered by such stockholders include a description of the action or actions proposed to be taken by written consent and, with respect to each person or entity directing such solicitation or on whose behalf such solicitation is made, a description of any material interest of such person or entity in the action or actions proposed to be taken by written consent, as well as any other information required under applicable law.

(f) Delivery of Consents. No consent shall be effective to take the corporate action referred to therein unless, within 60 days of the first date on which a consent is delivered in the manner required by this Article VI, and not later than 120 days after the record date for determining the stockholders entitled to consent to such action, consents

2019 Proxy Statement	93

Appendix A

signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. No consents may be delivered to the Corporation or its registered office in the State of Delaware until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to the Corporation in the manner required by Section 228 of the DGCL. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of consents, the secretary of the Corporation, or such other officer or agent of the Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of the Corporation, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in consents have given consent; provided, however, that if the action to which the consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of the Corporation, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as independent inspectors (“Inspectors”) with respect to such consent and such Inspectors shall discharge the functions of the secretary of the Corporation, or such other officer or agent of the Corporation as the Board of Directors may designate, as the case may be, under this Article VI. If after such investigation the secretary of the Corporation, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the consents, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the consents shall be filed in such records. In conducting the investigation required by this section, the secretary of the Corporation, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g) Effectiveness of Consent. Notwithstanding anything in this Certificate of Incorporation to the contrary, no action may be taken by written consent except in accordance with this Article VI, the Bylaws and applicable law. The Board of Directors shall determine in good faith whether the requirements set forth in this Article VI and the Bylaws have been satisfied. If the Board of Directors shall determine in good faith that any request to fix a record date or any stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article VI, the Bylaws or applicable law, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article VI, the Bylaws or applicable law, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation, such other officer or agent of the Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (f) of this Article VI, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation. The action by written consent will take effect as of the date and time of such certification and will not relate back to the date that the written consents were delivered to the Corporation.

(h) Challenge to Validity of Consent. Nothing contained in this Article VI shall in any way be construed to suggest or imply that the Board of Directors of the Corporation or any stockholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the secretary of the Corporation, such other officer or agent of the Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(i) Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (i) none of the foregoing provisions of this Article VI shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

94

Appendix B

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING MARGIN
(unaudited)
(in millions, except percentages)

Fiscal Year 2018
Total revenue	$22,127
Income from operations	$8,200
GAAP operating margin	37.1%
Up-front collaboration expenses	1.3%
Acquisition-related – amortization of purchased intangibles	5.4%
Acquisition-related – acquired IPR&D	—%
Acquisition-related – IPR&D impairment	3.7%
Acquisition-related – transaction costs	—%
Acquisition-related – other costs	0.2%
Stock-based compensation expenses	3.8%
Other(1)	0.1%
Non-GAAP operating margin	51.6%

Notes:
(1)	Amounts related to restructuring, contingent consideration and/or other individually insignificant amounts

Management believes the non-GAAP information presented above is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under U.S. generally accepted accounting principles. Non-GAAP measures may be defined and calculated differently by other companies in the same industry.

2019 Proxy Statement	95

This Proxy Statement was printed in a facility in the USA that uses exclusively vegetable based inks, 100% renewable wind energy and releases zero VOCs into the environment.

GILEAD SCIENCES, INC.
ATTN: INVESTOR RELATIONS
333 LAKESIDE DRIVE
FOSTER CITY, CA 94404

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E70188-P16868	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GILEAD SCIENCES, INC.

The Board of Directors recommends you vote FOR the following proposals:
1.	To elect nine directors to serve for the next year and until their successors are elected and qualified.
	Nominees:		For	Against	Abstain
	1a.	Jacqueline K. Barton, Ph.D.	☐	☐	☐
	1b.	John F. Cogan, Ph.D.	☐	☐	☐
	1c.	Kelly A. Kramer	☐	☐	☐
	1d.	Kevin E. Lofton	☐	☐	☐
	1e.	Harish Manwani	☐	☐	☐
	1f.	Daniel P. O'Day	☐	☐	☐
	1g.	Richard J. Whitley, M.D.	☐	☐	☐
	1h.	Gayle E. Wilson	☐	☐	☐
	1i.	Per Wold-Olsen	☐	☐	☐

		For	Against	Abstain

2.	To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as the independent registered public accounting firm of Gilead for the fiscal year ending December 31, 2019.
		☐	☐	☐
3.	To approve an amendment to Gilead's Restated Certificate of Incorporation to allow stockholders to act by written consent.	☐	☐	☐
4.	To approve, on an advisory basis, the compensation of our Named Executive Officers as presented in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

5.	To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board adopt a policy that the Chairperson of the Board of Directors be an independent director.	☐	☐	☐
6.	To vote on a stockholder proposal, if properly presented at the meeting, requesting that the Board issue a report describing how Gilead plans to allocate tax savings as a result of the Tax Cuts and Jobs Act.
		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Supplement are available at www.proxyvote.com.

E70189-P16868

GILEAD SCIENCES, INC.
Annual Meeting of Stockholders
May 8, 2019 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel P. O'Day and Brett A. Pletcher, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Gilead Sciences, Inc. Common Stock, which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 8, 2019 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side